As filed with the Securities and Exchange Commission on March 26, 2007



                           Registration No. 333-138632


                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                               Amendment No. 3 to



                                    FORM S-1

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           BIOPHAN TECHNOLOGIES, INC.
             (Exact Name of Registrant as Specified in Its Charter)

             Nevada                        3841                        82-0507874
(State or Other Jurisdiction of   (Primary Standard Industrial      (I.R.S. Employer
 Incorporation or Organization)   Classification Code Number)    Identification Number)


                                 15 Schoen Place
                            Pittsford, New York 14534
                                 (585) 267-4800
               (Address, Including Zip Code, and Telephone Number,
        Including Area Code, of Registrant's Principal Executive Offices)


                                Michael L. Weiner
                             Chief Executive Officer
                           Biophan Technologies, Inc.
                                 15 Schoen Place
                            Pittsford, New York 14534
                                 (585) 267-4800
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

                                    Copy to:

                             William E. Kelly, Esq.
                                Nixon Peabody LLP
                                100 Summer Street
                           Boston, Massachusetts 02110
                                 (617) 345-1000

      Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

      If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

                         CALCULATION OF REGISTRATION FEE


Title of Each Class                     Proposed Maximum     Proposed Maximum
of Securities to be    Amount to be    Offering Price per   Aggregate Offering         Amount of
     Registered       Registered (1)        Share (2)            Price (2)       Registration Fee (3)(4)
-------------------   --------------   ------------------   ------------------   --------------------
Common Stock, par
  value $0.005          24,591,491           $0.57             $14,017,149              $1,500


(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of the Registrant.

(2) Computed in accordance with Rule 457(c) under the Securities Act of 1933 (the "Securities Act"), solely for the purpose of calculating the registration fee, and based on the average of the high and low prices of the Common Stock of the Registrant as reported on November 7, 2006 on the NASDAQ OTC Bulletin Board.

(3) Computed in accordance with Section 6(b) under the Securities Act, solely for the purpose of calculating the registration fee.

(4)   Previously paid.

      The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), shall determine.

================================================================================
The information contained in this prospectus is not complete and may be changed. Neither we nor the selling stockholders may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.
================================================================================

                       PROSPECTUS (Subject to Completion)


                                 March 26, 2007



                                24,591,491 Shares

                           BIOPHAN TECHNOLOGIES, INC.

                                  COMMON STOCK

      This prospectus relates to 24,591,491 shares of our common stock that may be sold from time to time by the selling stockholders named herein.


      This offering is not being underwritten. The selling stockholders may offer the shares through public or private transactions at the market price for our common stock at the time of the sale, a price related to the market price, a negotiated price or such other prices as the selling stockholders determine from time to time. See "Plan of Distribution" beginning on page 50.


      All of the net proceeds from the sale of these shares of common stock will go to the selling stockholders. We will not receive any proceeds from sales of these shares. We will bear the costs relating to the registration of these shares.



      Our common stock is quoted on the OTC Bulletin Board under the symbol "BIPH". On March 22, 2007, the last reported sale price on the OTC Bulletin Board for our common stock was $0.38 per share.



      You should read this prospectus carefully before you invest.


      Investing in our common stock involves substantial risks. See "Risk Factors" beginning on page 4.


      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----


Prospectus Summary ............................................................1

Risk Factors ..................................................................4

Forward-Looking Statements ....................................................8

Use of Proceeds ...............................................................8

Dividend Policy ...............................................................8

Selected Consolidated Financial Data ..........................................9

Management's Discussion and Analysis of Financial Condition and
  Results of Operations ......................................................10

Business .....................................................................17

Management ...................................................................35

Beneficial Ownership of Common Stock by Directors, Officers and
   Principal Stockholders ....................................................49

Certain Relationships and Related Party Transactions .........................51

Tranactions with Selling Stockholders ........................................52

Selling Stockholders .........................................................53

Plan of Distribution .........................................................55

Description of Capital Stock .................................................57

Legal Matters ................................................................58

Experts ......................................................................58

Where You Can Find More Information ..........................................58

Index to Consolidated Financial Statements ..................................F-1


      You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. We and the selling stockholders are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of shares of our common stock.

                               PROSPECTUS SUMMARY

      This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our common stock. You should read this entire prospectus carefully, especially the risks of investing in our common stock discussed under "Risk Factors" beginning on page 4, and the consolidated financial statements and notes to those consolidated financial statements, before making an investment decision.


                           BIOPHAN TECHNOLOGIES, INC.


Our Corporate Information

      We were incorporated in the State of Idaho on August 1, 1968, under the name Idaho Copper and Gold, Inc. On February 9, 1999, we changed our name to Idaho Technical, Inc. On January 24, 2000, we changed our domicile to Nevada by merging into our wholly-owned Nevada subsidiary. We began our current line of business on December 1, 2000. On December 1, 2000, we changed our name to GreatBio Technologies, Inc. and on July 19, 2001, we changed our name to Biophan Technologies, Inc.


      From inception through November 30, 2006, we have incurred cumulative net losses of $44,234,140. Since December 1, 2000, we have relied almost entirely on sales of our securities and loans to fund our operations.

      Our principal executive offices are located at 15 Schoen Place, Pittsford, New York 14534 and our telephone number is (585) 267-4800.

                                  THE OFFERING

Common stock offered by the
selling stockholders                 24,591,491 shares



Common stock to be outstanding
after this offering                  108,023,190*



Use of proceeds                      We will not receive any proceeds from the
                                     sale of shares by the selling stockholders.

Risk factors                         You should read the "Risk Factors" section
                                     of this prospectus for a discussion of
                                     factors that you should consider carefully before deciding to invest in shares of our common stock.

OTC Bulletin Board symbol            "BIPH"



      The number of shares of our common stock to be outstanding following this offering is based on 83,431,699 shares of our common stock outstanding as of March 22, 2007*, and assumes (i) the conversion of an aggregate face amount of $7,250,000 of our outstanding Senior Secured Convertible Notes due October 11, 2009 into an aggregate of 10,820,896 shares of common stock to be sold by selling stockholders in this offering, (ii) the exercise of warrants to purchase an aggregate of 11,686,568 shares of common stock to be sold by selling stockholders in this offering, and (iii) the issuance of an aggregate of 2,084,027 shares of common stock in payment of interest to accrue under the Notes during their term, and to be sold by the selling stockholders in this offering, and excludes (i) the exercise of outstanding options under our incentive stock compensation plans, (ii) the issuance of any shares of our common stock to SBI Brightline XI, LLC pursuant to the Stock Purchase Agreement dated as of May 27, 2005 (as amended), and (iii) the exercise of any other options, warrants or other rights to acquire shares of our common stock by any person or entity (including the selling stockholders).


      * Includes 4,923,080 shares of our common stock held by Myotech, LLC, an entity of which we are a 43.7% beneficial owner. Because we consolidate our financial statements with those of Myotech in accordance with FASB Interpretation No. 46 (Revised December 2003), "Consolidation of Variable Interest Entities" ("FIN 46(R)"), these shares are carried as treasury shares on our Consolidated Balance Sheets and Consolidated Statements of Stockholders' Equity. However, because we do not have direct or indirect control over the voting or disposition of the shares held by Myotech, these shares are treated as issued and outstanding shares throughout this prospectus except (i) in the section entitled "Selected Financial Data" on page 9 and (ii) in the Financial Statements beginning on page F-1.

                       SUMMARY CONSOLIDATED FINANCIAL DATA


      The tables below, which summarize our consolidated statements of operations data for the years ended February 28, 2006, 2005 and February 29, 2004, have been derived from our audited consolidated financial statements and related notes, which are included elsewhere in this prospectus. The consolidated statements of operations data for the nine months ended November 30, 2006 and 2005 and the balance sheet as of November 30, 2006 have been derived from our unaudited condensed consolidated financial statements and related notes, which are included elsewhere in the prospectus. You should read the following information together with the more detailed information contained in "Selected Consolidated Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and the accompanying notes included elsewhere in this prospectus.



                                               For the Year Ended
                                    -----------------------------------------    For the Nine Months Ended
                                           February 28,          February 29,           November 30,
                                    --------------------------   ------------   ---------------------------
                                        2006          2005          2004           2006           2005
                                    ------------   -----------   ------------   ------------   ------------
                                     (Restated)
CONSOLIDATED STATEMENTS
    OF OPERATIONS DATA:
Revenues:
    Development payments            $    225,000   $        --   $    75,000    $         --   $    225,000
    License Fees                         479,166            --            --         500,000        250,000
    Testing services and
      consulting fees                    340,695            --            --         381,115        113,119
                                    ------------   -----------   ------------   ------------   ------------
                                       1,044,861            --        75,000         881,115        588,119
Operating expenses:
    Research and development           6,829,142     2,629,980     1,240,439       6,267,272      5,103,743
    General and administrative         8,451,886     3,337,185     1,911,003       4,923,853      6,567,924
                                    ------------   -----------   ------------   ------------   ------------
                                      15,281,028     5,967,165     3,151,442      11,191,125     11,671,667
                                    ------------   -----------   ------------   ------------   ------------
Operating loss                       (14,236,167)   (5,967,165)   (3,076,442)    (10,310,010)   (11,083,548)
Other income(expense):
    Interest expense                  (1,140,866)           --      (729,527)     (2,573,595)    (1,010,648)
    Interest income                       70,701        11,869         1,815          46,303         60,638
    Additional expense related to
      warrants                                --            --            --      (7,304,105)            --
    Change in fair value of warrant
      liability                               --            --            --       6,722,184             --
    Loss on extinguishment of
      debt - related party                    --            --            --        (670,053)            --
    Other income                         215,789       161,749        85,584         138,200        225,541
                                    ------------   -----------   ------------   ------------   ------------
                                        (854,376)      173,618      (642,128)     (3,641,066)      (724,469)
Loss from continuing operations
  before minority interest in net
  loss of Myotech, LLC               (15,090,543)   (5,793,547)   (3,718,570)    (13,951,076)   (11,808,017)
Minority interest in net loss
  of Myotech, LLC                        606,159            --            --       1,686,594             --
                                    ------------   -----------   ------------   ------------   ------------
Loss from continuing operations      (14,484,384)   (5,793,547)   (3,718,570)    (12,264,482)   (11,808,017)
                                    ------------   -----------   ------------   ------------   ------------
Net loss                            $(14,484,384)  $(5,793,547)  $(3,718,570)   $(12,264,482)  $(11,808,017)
                                    ============   ===========   ===========    ============   ============
Loss per common share - basic
  and diluted                       $      (0.19)  $     (0.08)  $     (0.08)   $      (0.16)  $      (0.16)
                                    ============   ===========   ===========    ============   ============
Weighted average shares
  outstanding                         75,787,052    69,263,893    44,017,010      78,180,322     75,430,870
                                    ============   ===========   ===========    ============   ============


                                                                    November 30,
                                                                        2006
                                                                    ------------
CONSOLIDATED BALANCE SHEET DATA:
  Cash and cash equivalents                                          $ 4,795,122
  Intangible assets, net                                             $24,761,317
  Total assets                                                       $31,787,957
  Total liabilities                                                  $15,818,019
  Minority interest                                                  $13,552,378
  Total stockholders' equity                                         $ 2,417,560

                                  RISK FACTORS

      Investing in our common stock involves a high degree of risk. You should carefully consider the following risk factors, as well as the other information in this prospectus, before deciding whether to invest in our common stock. If any of the following risks actually materializes, our business, financial condition and results of operations would suffer. The trading price of our common stock could decline as a result of any of these risks, and you might lose all or part of your investment in our common stock. You should read the section entitled "Forward-Looking Statements" immediately following these risk factors for a discussion of what types of statements are forward-looking statements, as well as the significance of such statements in the context of this prospectus.

      WE ARE A BUSINESS WITH A LIMITED OPERATING HISTORY AND ARE NOT LIKELY TO SUCCEED UNLESS WE CAN OVERCOME THE MANY OBSTACLES WE FACE.

      We are an early-stage research and development company with limited prior business operations and no material revenues to date. We are presently engaged in the development of certain technologies for use with medical procedures and biomedical devices. Because of our limited operating history, you may not have adequate information on which you can base an evaluation of our business and prospects. To date, our efforts have been devoted primarily to the following:

o     organizational activities;

o     developing a business plan;

o     obtaining funding;

o conducting research and working toward the ultimate successful development of our technologies;

o     aggressively patenting our intellectual property;

o     licensing technology from third parties related to our business; and

o     marketing to major biomedical device manufacturers.

      In order to establish ourselves in the medical device market, we are dependent upon continued funding and the successful development and marketing of our products. You should be aware of the increased risks, uncertainties, difficulties, and expenses we face as a research and development company and that an investment in our common stock may be worthless if our business fails.

      IF WE ARE UNABLE TO GENERATE SUFFICIENT REVENUES IN THE FUTURE, WE MAY NOT BE ABLE TO CONTINUE OUR BUSINESS.

      We are still in our formative and development stage. As an investor, you should be aware of the difficulties, delays, and expenses normally encountered by an enterprise in its development stage, many of which are beyond our control, including unanticipated research and developmental expenses, employment costs, and administrative expenses. We cannot assure our investors that our proposed business plans as described in this prospectus will materialize or prove successful, or that we will ever be able to finalize development of our products or operate profitably. If we cannot operate profitably, you could lose your entire investment. As a result of the start-up nature of our business, initially we expect to sustain substantial operating expenses without generating significant revenues.

      WE HAVE A HISTORY OF LOSSES AND A LARGE ACCUMULATED DEFICIT AND WE EXPECT FUTURE LOSSES THAT MAY CAUSE OUR STOCK PRICE TO DECLINE.


      For the fiscal years ended February 28, 2006 and 2005, and February 29, 2004, we incurred net losses of $14,484,384, $5,793,547, and $3,718,570, respectively. We have incurred cumulative net losses from inception through November 30, 2006 of $44,234,140. We expect to continue to incur losses as we spend additional capital to develop and market our technologies and establish our infrastructure and organization to support anticipated operations. We cannot be certain whether we will ever earn a significant amount of revenues or profit, or, if we do, that we will be able to continue earning such revenues or profit. Also, our current financial condition may limit our ability to develop and ultimately market our technologies. Any of these factors could cause our stock price to decline and result in you losing a portion or all of your investment.


      THE INABILITY TO RETAIN AND ATTRACT KEY PERSONNEL COULD ADVERSELY AFFECT OUR BUSINESS AND PLAN OF OPERATIONS.

      We believe that our future success will depend on the abilities and continued service of certain of our senior management and executive officers, particularly our President and CEO and those persons involved in the research and development of our products. If we are unable to retain the services of these persons, or if we are unable to attract additional qualified employees, researchers, and consultants, we may be unable to successfully finalize and eventually market our medical devices and other products being developed, which will have a material adverse effect on our business.

      OUR RESEARCH AND DEVELOPMENT EFFORTS MAY NOT RESULT IN COMMERCIALLY VIABLE PRODUCTS, WHICH COULD RESULT IN A DECLINE OF OUR STOCK PRICE AND A LOSS OF YOUR INVESTMENT.

      Our technologies are in the development stage. Further research and development efforts will be required to develop these technologies to the point where they can be incorporated into commercially viable or salable products. We have set forth in this prospectus our proposed research and development program as it is currently conceived. We cannot assure you, however, that this program will be accomplished in the order or in the time frame set forth. We reserve the right to modify the research and development program. We may not succeed in developing commercially viable products from our technologies. Also, our research and development efforts are aimed at technology that will enable certain medical procedures and biomedical devices to become safe and compatible with MRI diagnostics. If MRI diagnostics are replaced by the healthcare industry, our technology and products, if any, may become obsolete. If we are not successful in developing commercially viable products or if such products become obsolete, our ability to generate revenues from our technologies will be severely limited. This would result in the loss of all or part of your investment.

      WE MAY NOT BE ABLE TO DEVELOP A MARKET FOR OUR TECHNOLOGY, WHICH WILL LIKELY CAUSE OUR STOCK PRICE TO DECLINE.

      The demand and price for our technology and related products will be based upon the existence of markets for the technology and products and the markets for products of others, which may utilize our technology. The extent to which we may gain a share of our intended markets will depend, in part, upon the cost effectiveness and performance of our technology and products when compared to alternative technologies, which may be conventional or heretofore unknown. If the technology or products of other companies provide more cost-effective alternatives or otherwise outperform our technology or products, the demand for our technology or products may be adversely affected. Our success will be dependent upon market acceptance of our technology and related products. Failure of our technology to achieve and maintain meaningful levels of market acceptance would materially and adversely affect our business, financial condition, results of operations, and market penetration. This would likely cause our stock price to decline.

      IF WE ARE NOT ABLE TO COMPETE EFFECTIVELY IN THE COMPETITIVE MEDICAL DEVICE INDUSTRY, OUR FUTURE GROWTH AND OPERATING RESULTS WILL SUFFER.

      Our future success depends on our ability to compete effectively with manufacturers of medical devices, including major manufacturers of pacemakers and other implantable devices that may have internal development programs. We are an early-stage research and development company engaged exclusively in developing our initial technologies. Products using our technologies have not yet been commercialized and we have generated no material revenue from operations. As a result, we may have difficulty competing with larger, established medical device companies. Most of our potential competitors will be established, well-known companies that have:

o     substantially greater financial, technical and marketing resources;

o     larger customer bases;

o     better name recognition;

o     related product offerings; and

o     larger marketing areas.

      Companies such as Medtronic Incorporated, Guidant Corporation, St. Jude Medical, Boston Scientific Corporation, and Johnson & Johnson are major, international providers of active medical devices currently contraindicated for MRI. Because these companies may possibly develop MRI safe solutions for their own product lines, they may ultimately be in competition with us. These companies represent a wide array of medical devices and products, technologies, and approaches. All of these companies have more resources than we do and, therefore, a greater opportunity to develop comparable products and bring those products to market more efficiently than we can. If we do not compete effectively with current and future competitors, our future growth and operating results will be adversely affected.

      WE MAY NOT BE ABLE TO OBTAIN NECESSARY GOVERNMENT APPROVAL TO MARKET OUR TECHNOLOGY WHICH WILL LIKELY CAUSE OUR STOCK PRICE TO DECLINE AND OUR BUSINESS TO FAIL.

      Our marketing partners must obtain the approval of the U.S. Food and Drug Administration in order to market our MRI safe technology. If these approvals are not obtained, or are significantly delayed, our ability to generate revenues may be adversely affected and our development and marketing efforts inhibited. This would most likely cause our stock price to decline and result in the loss of all or part of your investment.

      WE MAY NOT BE ABLE TO PROTECT OUR PROPRIETARY RIGHTS AND WE MAY INFRINGE THE PROPRIETARY RIGHTS OF OTHERS. OUR INABILITY TO PROTECT OUR RIGHTS COULD IMPAIR OUR BUSINESS AND CAUSE US TO INCUR SUBSTANTIAL EXPENSE TO ENFORCE OUR RIGHTS.

      Proprietary rights are critically important to us. We currently have 57 issued U.S. patents and over 100 U.S. and international patents pending. Although we intend to aggressively pursue additional patent protection for our technologies as we continue to develop them, we cannot assure you that any additional patents will be issued. Although we will seek to defend our patents and to protect our other proprietary rights, our actions may be inadequate to protect our patents and other proprietary rights from infringement by others, or to prevent others from claiming infringement by us of their patents and other proprietary rights.

      Policing unauthorized use of our technology is difficult, and some foreign laws do not provide the same level of protection as U.S. laws. Litigation may be necessary in the future to enforce our intellectual property rights, to protect our trade secrets or patents that we may obtain, or to determine the validity and scope of the proprietary rights of others. Such litigation could result in substantial costs and diversion of resources and have a material adverse effect on our future operating results.

      FUTURE SALES OF OUR COMMON STOCK WOULD HAVE A DILUTIVE EFFECT ON CURRENT STOCKHOLDERS AND COULD ADVERSELY IMPACT THE MARKET PRICE FOR OUR COMMON STOCK.


      Sales of a substantial number of shares of our common stock, or the perception that sales could occur, whether at the then current market price or below the then current market price, could adversely affect prevailing market prices for our common stock. For example, in connection with our issuance of $7,250,000 of senior secured amortizing convertible notes on October 12, 2006, the holders of the notes may elect to convert the notes at any time into shares of our common stock at a price of $0.67 per share (the "Conversion Price"). Payments of interest and principal on the notes may be made, at our option, in cash or shares of our common stock registered for resale under the Securities Act, and if we elect to make payments on the notes in shares, those payments will be based on the lower of (i) the Conversion Price or (ii) 90% of the volume weighted trailing average price per share of our common stock for the 20 trading days ending 23 trading days prior to the date we make a payment. As additional consideration to the purchasers of the notes, we issued five-year warrants to purchase an aggregate of 10,820,896 shares of our common stock. The first five-year warrants allow for the purchase of 5,410,448 shares of our common stock at an exercise price of $0.81 per share, and the second five-year warrants allow for the purchase of 5,410,448 shares of our common stock at an exercise price of $0.89 per share. As further consideration to the purchasers of the notes, we issued one-year warrants to purchase up to 10,820,896 shares of our common stock at a price of $0.67 per share. If the purchasers elect to exercise this one-year warrant, they will also receive additional five-year warrants to purchase our common stock equal to the number of shares purchased under this one-year warrant, with 50% of the additional warrants having an exercise price of 115% of the per share purchase price ($0.77 per share), and the remaining 50% of the additional five-year warrants having an exercise price of 125% of the per share purchase price ($0.84 per share). In addition, if we issue additional shares of our common stock for sale in future financings, our stockholders would experience additional dilution.


      BECAUSE OUR CEO IS AN EQUITY OWNER AND MANAGER OF BIOMED SOLUTIONS, LLC, A SIGNIFICANT CREDITOR OF BIOPHAN, AND BECAUSE SEVERAL OF OUR DIRECTORS AND OFFICERS ARE AFFILIATES OF OTHER ENTITIES WITH WHOM BIOPHAN HAS SIGNIFICANT BUSINESS RELATIONSHIPS, THERE MAY BE CONFLICTS OF INTEREST THAT YOU SHOULD CONSIDER BEFORE INVESTING IN OUR COMMON STOCK.



      Michael L. Weiner, our President, CEO and director, is the Manager and a 24.3% beneficial owner of Biomed Solutions LLC, a company engaged in the business of identifying and acquiring technologies in the biomedical field for exploitation. Mr. Weiner and Ross Kenzie, a former director of Biophan, make up the Biomed Board of Members. Biomed is a beneficial owner of 9.65% of our outstanding common stock and holds on aggregate of $4,430,000 face amount of our convertible promissory notes. Mr. Weiner is also the Manager and 42.3% equity member of Technology Innovations, LLC, which is a 57% equity member of Biomed. Further, Mr. Weiner is on the boards of Nanoset, LLC, an entity owned in part by Biomed and with which we have entered into a technology license agreement, and of Myotech, LLC, an entity in which Biomed is a 13% owner. Mr. Weiner, as well as Steven Katz, a former director of Biophan, and John Lanzafame, our COO, are also on the Board of NaturalNano, Inc., the largest shareholder of which is Technology Innovations, LLC. NaturalNano has entered into a research and development agreement with us for drug eluting technology.

Because of the nature of our business and the business of these other entities, the relationships of Messrs. Weiner and Lanzafame with these other entities may give rise to conflicts of interest with respect to certain matters affecting us. Potential conflicts may not always be resolved in a manner that is favorable to us. We believe it is impossible to predict the precise circumstances under which future potential conflicts may arise and therefore intend to address potential conflicts on a case-by-case basis. Under Nevada law, directors have a fiduciary duty to act in good faith and with a view to the best interests of the corporation.



                           FORWARD-LOOKING STATEMENTS

      This prospectus contains forward-looking statements. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

      In some cases, you can identify forward-looking statements by terms such as "may," "will," "should," "expects," "plans," "anticipates," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these terms or other similar words. These statements are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. We discuss many of the risks in greater detail under the heading "Risk Factors." Also, these forward-looking statements represent our estimates and assumptions only as of the date of this prospectus. Except as required by law, we assume no obligation to update any forward-looking statements after the date of this prospectus.

      This prospectus also contains estimates and other statistical data made by independent parties and by us relating to market size and growth and other industry data. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. We have not independently verified the statistical and other industry data generated by independent parties and contained in this prospectus and, accordingly, we cannot guarantee their accuracy or completeness. In addition, projections, assumptions and estimates of our future performance and the future performance of the industries in which we operate are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operation" and elsewhere in this prospectus. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

                                 USE OF PROCEEDS

      We will not receive any of the proceeds of the sale of shares of common stock by the selling stockholders.

                                 DIVIDEND POLICY

      We have never declared or paid any cash dividends on our capital stock and do not expect to pay any cash dividends for the foreseeable future. We intend to use future earnings, if any, in the operation and expansion of our business. In addition, the terms of our credit facility restrict our ability to pay dividends, and any future indebtedness that we may incur could preclude us from paying dividends.

                            SELECTED FINANCIAL DATA


      The following consolidated statements of operations data for the years ended February 28, 2006 and 2005 and February 29, 2004 and consolidated balance sheet data as of February 28, 2006 and 2005 have been derived from our audited consolidated financial statements and related notes, which are included elsewhere in this prospectus. The consolidated statements of operations data for the years ended February 28, 2003 and 2002 and the balance sheet data as of February 29, 2004 and February 28, 2003 and 2002 have been derived from our audited consolidated financial statements that do not appear in this prospectus. The consolidated statement of operations data for the nine months ended November 30, 2006 and 2005 and the balance sheet as of November 30, 2006 have been derived from our unaudited condensed consolidated financial statements and related notes, which are included elsewhere in the prospectus. In the opinion of management, the unaudited interim condensed consolidated financial statements have been prepared on the same basis as the audited consolidated financial statements and include all adjustments necessary for the fair presentation of our financial position and results of operations for these periods. The consolidated selected financial data set forth below should be read in conjunction with our consolidated financial statements, the related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this prospectus. The historical results are not necessarily indicative of the results to be expected for any future period.



                                                                                                        Nine Months    Nine Months
                              Year ended     Year ended     Year ended     Year ended     Year ended       Ended          Ended
                             February 28,   February 28,   February 29,   February 28,   February 28,   November 30,   November 30,
Operating Data:                  2006           2005           2004           2003           2002           2006           2005
--------------------------   ------------   ------------   ------------   ------------   ------------   ------------   ------------
                              (Restated)
Revenues                     $  1,044,861    $        --    $    75,000    $        --    $        --   $    881,115   $    588,119
Research and development
  expenses                      6,829,142      2,629,980      1,240,439      1,373,124        949,124      6,267,272      5,103,743
General and administrative
  expenses                      8,451,886      3,337,185      1,911,003      1,792,593      2,248,065      4,923,853      6,567,924
Other income (expense)           (854,376)       173,618       (642,128)      (272,535)      (508,728)    (3,641,066)      (724,469)
Loss from continuing
  operations before
  minority interest in
  net loss of Myotech, LLC    (15,090,543)    (5,793,547)    (3,718,570)    (3,438,252)    (3,705,917)   (13,951,076)   (11,808,017)
Minority interest in
  net loss of Myotech, LLC        606,159             --             --             --             --      1,686,594             --
                             ------------    -----------    -----------    -----------    -----------   ------------   ------------
Net loss                     $(14,484,384)   $(5,793,547)   $(3,718,570)   $(3,438,252)   $(3,705,917)  $(12,264,482)  $(11,808,017)
                             ============    ===========    ===========    ===========    ===========   ============   ============
Loss per common share -
  basic and diluted          $      (0.19)   $     (0.08)   $     (0.08)   $     (0.11)   $     (0.14)  $      (0.16)  $      (0.16)
                             ============    ===========    ===========    ===========    ===========   ============   ============
Weighted average shares
  outstanding                  75,787,052     69,263,893     44,017,010     31,731,051     27,000,962     78,180,322     75,430,870
                             ============    ===========    ===========    ===========    ===========   ============   ============



                                February 28,  February 28,   February 29,   February 28,   February 28,   November 30,  November 30,
Balance Sheet Data:                 2006          2005           2004           2003           2002           2006         2005
                                 (Restated)                                                                              (Restated)
---------------------           ------------  ------------   ------------   ------------   ------------   -----------   -----------
Current assets                   $ 1,880,826   $2,007,181     $2,077,307     $ 476,353       $672,823     $ 5,145,949   $ 2,894,931
Intangible assets, net            25,854,850           --             --            --             --      24,761,317    26,219,360
Total assets                      27,968,066    3,181,370      2,231,345       683,056        866,638      31,787,957    29,345,770
Current liabilities                3,231,158    1,462,103        254,058       796,187        645,389       6,924,387     2,944,097
Long-term liabilities                    -0-          -0-            -0-        83,333            -0-       8,893,632          -0-
Minority interest                 15,189,109           --             --            --             --      13,552,378    15,752,248
Stockholders' equity (deficit)     9,547,799    1,719,267      1,977,287      (196,464)       221,249       2,417,560    10,649,425
Working capital (deficiency)      (1,350,332)     545,078      1,823,249      (319,834)        27,434      (1,778,438)      (49,166)

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

      The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and related notes that appear elsewhere in this prospectus. In addition to historical consolidated financial information, the following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this prospectus, particularly in "Risk Factors."

Overview

      We are a technology development company with a strong focus on solving real-world technical challenges facing the medical device industry. We currently have 57 issued U.S. patents and over 100 U.S. and international patents pending. We believe that a strong intellectual property portfolio is vital to our ability to achieve and maintain royalties and product sales to major industrial partners across our product lines.

      When selecting a market opportunity to address, we generate a wide range of potential technical solutions. We strive to assure that each technical solution we pursue is well-protected by intellectual property to ensure that we have the capability to effectively market our technologies. Whenever practical, we attempt to develop and patent multiple solutions for any given technology requirement. This is done both to strengthen our position against competitors, and to be in a position to offer multiple manufacturers alternative solutions, such as for MRI safety of pacemakers, or MRI visibility of vascular stents, as we introduce our technologies to the market. This approach has resulted in the development of a range of core technologies, in various related segments of the medical device market. We are aggressive in development and defense of our intellectual property.

      We also continue development of a new cardiac assist device, the MYO-VAD, through our relationship with Myotech, LLC. The MYO-VAD is a life-saving device that provides benefits and competitive advantages not possible with other cardiac assist devices. In the past, this technology has saved human lives and holds the potential for the treatment of multiple forms of acute and chronic heart failure.

Revenue

      We currently derive revenue from development contract payments and license fees from Boston Scientific Scimed and operating revenues from our European subsidiary, consisting primarily of MRI-related testing and consulting services to medical device manufacturers.

Research and Development Expenses

Research and development expenses consist primarily of:

o salaries and related costs for our research and development employees at our U.S. and European sites;

o funding for various research projects, often employing the use of consulting scientists and engineers;

o     legal fees to file, renew, and defend our patent estate; and

o license fees for access to certain patent technologies developed by others.

General and Administrative Expenses

General and administrative expenses consist primarily of:

o salaries and related costs of executives, administrative and marketing personnel;

o     professional service costs;

o     public / investor relations;

o     travel and related costs; and

o     occupancy and other overhead costs.

Stock-Based Compensation Expenses

      Effective March 1, 2006, the Company adopted SFAS No. 123 (revised), "Share-Based Payment" (SFAS 123(R)) utilizing the modified prospective approach. Prior to the adoption of SFAS 123(R), stock option grants to employees and directors were accounted for in accordance with APB Opinion No. 25, "Accounting for Stock Issued to Employees" (the intrinsic value method) and the disclosure-only provisions of SFAS 123, "Accounting for Stock-Based Compensation." Accordingly, employee compensation expense was recognized only to the extent that the fair value of our common stock on the date of grant exceeded the stock option exercise price.


      Under the modified prospective approach, SFAS 123(R) applies to new grants and to grants that were outstanding on February 28, 2006 that are subsequently modified, repurchased or cancelled. Under the modified prospective approach, compensation cost recognized in the first three quarters of fiscal 2007 includes compensation cost for all share-based payments granted prior to, but not yet vested as of February 28, 2006, based on the grant-date fair value estimated in accordance with the original provisions of SFAS 123, and compensation cost for all share-based payments granted subsequent to February 28, 2006, based on the grant-date fair value estimated in accordance with the provisions of SFAS 123(R). Prior periods were not restated to reflect the impact of adopting the new standard.


Critical Accounting Policies and Estimates

      Our consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these consolidated financial statements requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, costs and expenses, and related disclosures. We evaluate our estimates and assumptions on an ongoing basis. Our actual results may differ from these estimates.

      We believe that of our significant accounting policies, which are described in the notes to our consolidated financial statements, the following accounting policies involve a greater degree of judgment and complexity. Accordingly, we believe that the following accounting policies are the most critical to aid in fully understanding and evaluating our consolidated financial condition and results of operations.

Revenue Recognition

      We earn and recognize revenue under development agreements when the phase of the agreement to which amounts relate is completed and we have no further performance obligation. Completion is determined by the attainment of specified milestones including a written progress report. Advance fees received on such agreements are deferred until recognized.

      We recognize initial license fees over the term of the related agreement. Revenue related to a performance milestone is recognized upon the achievement of the milestone, as defined in the respective agreements.

      We also recognize revenues from testing services and consulting fees as services are performed.

Liquidity and Capital Resources


      Our affiliate Biomed Solutions, LLC, has provided us with a $5 million line of credit. Under the line of credit agreement, advances may be drawn down in such amounts and at such times as we determine upon 15 days prior notice to Biomed, except that we may not draw down more than $1,500,000 in any 30-day period. Amounts borrowed will bear interest at the rate of 8% per annum and are convertible into shares of our common stock at the rate of $1.46 per share. Biomed's obligation to lend to us under the line of credit agreement expires on June 30, 2007, on which date the entire amount borrowed by us (and not converted into shares of our common stock) becomes due and payable. The balance of borrowings on the line was $3,930,000 at November 30, 2006. Biomed is headed by our CEO, Michael Weiner, who is also a substantial beneficial owner of Biomed. The Biomed line of credit is on terms we believe to be competitive with comparable transactions involving unaffiliated parties and was approved unanimously by the disinterested members of our Board of Directors.

      On May 27, 2005, we entered into a Line of Credit Agreement with Biomed, whereby Biomed agreed to provide a line of credit facility of up to $2 million. Borrowings under the line bear interest at 8% per annum, are payable on demand after August 31, 2006 and are convertible, at Biomed's election into the Company's common stock at 90% of the average closing price for the 20 trading days preceding the date of borrowings under the line. In June 2005, we borrowed the entire $2 million under the line in two separate draws of $1 million each, in accordance with the agreement. On August 31, 2005, Biomed elected to convert $1 million of the note plus accrued interest into 480,899 shares of common stock at which time, the remaining discount related to the $1 million portion of the loan was fully expensed. On October 7, 2005, we repaid $500,000 of principal and all accrued interest on the loan. The balance of borrowings on the line was $500,000 at November 30, 2006.

On October 11, 2006, in connection with our Securities Purchase Agreement dated October 11, 2006 with Iroquois Master Fund Ltd and other private investors (the "Purchase Agreement"), we amended our January 24, 2006 Line of Credit Agreement (the "Biomed Line of Credit Agreement") with Biomed and the Convertible Promissory Note in the original principal amount of $5,000,000 issued by us to Biomed on January 24, 2006 pursuant to the Biomed Line of Credit Agreement (the "$5,000,000 Biomed Note"). The amendments reduce the price at which the $5,000,000 Biomed Note is convertible into shares of our common stock from $1.46 per share to a conversion price of $0.67. The amendments also eliminate our obligation to draw down the entire credit facility. In connection with the Purchase Agreement, we also entered into a Subordination and Standstill Agreement (the "Subordination Agreement") with Biomed and the investors who are parties to the Purchase Agreement, pursuant to which Biomed agreed (i) to subordinate its rights to payment under the $5,000,000 Biomed Note and the Convertible Promissory Note in the original principal amount of $2,000,000 issued by us to Biomed on May 27, 2005 to the rights of the investors under the Notes and (ii) to convert the entire outstanding amount of principal and interest due under the $5,000,000 Biomed Note in excess of $700,000 into shares of our common stock upon the effectiveness of an amendment to our Articles of Incorporation to increase the number of our authorized shares which we have agreed, in the Purchase Agreement, to propose to our shareholders.

      As described in greater detail under the heading "Common Stock Subscribed" and "Stockholders' Equity" in the "Notes to Condensed Consolidated Financial Statements", we are a party to a Securities Purchase Agreement dated May 27, 2005 (the "SBI Agreement") with SBI Brightline XI, LLC for a $30 million fixed price financing involving the sale to SBI of up to 10,000,000 shares of our common stock. We elected to sell the first tranche of 1 million shares at $2 per share on May 23, 2006; the funds from the sale of this first tranche have been received. We elected to sell the second tranche of 1 million shares at $2 per share on July 21, 2006. To date $1,175,000 of the funds from the sale of this tranche has been received and 587,500 additional shares have been issued. On October 11, 2006, we elected to exercise all of our remaining put rights, requiring SBI to purchase the remaining tranches at a price of $26,000,000. SBI has failed to meet its obligation to purchase these shares.

      We believe that SBI's failure to purchase all of the shares which we elected to sell to them on July 21, 2006 or any of the shares which we elected to sell to them on October 11, 2006 constitutes a breach of SBI's contractual obligations under the SBI Agreement. Under the SBI Agreement, SBI is irrevocably bound to purchase the shares in the amounts and at the times determined by us. We have been engaged in discussions with SBI in an effort to address SBI's default. In our Purchase Agreement with Iroquois Master Fund Ltd and other investors (described above) we agreed (i) to enforce all of our rights and remedies under the SBI Agreement in connection with the breach by SBI, and (ii) not to agree to any settlement, amendment, waiver or consent under the SBI Agreement without the prior written consent of Iroquois.

      Effective November 30, 2005, we entered into a Securities Purchase Agreement for the acquisition of an initial 35% interest in Myotech, LLC ("Myotech"), a New York limited liability company, whereby we exchanged 4,923,080 shares of our common stock for 3,768,488 Class A (voting) units of Myotech. Based upon the terms of the Securities Purchase Agreement, we were obligated to purchase for cash consideration of $2,225,000 an additional 811,037 Class A units. We may also elect to acquire up to an additional 3,563,097 Class A units for further cash consideration of up to $9,775,000 over a 24-month period, which may result in our owning a majority interest in Myotech. During the three month period ended February 28, 2006, we provided $1,185,000 of additional funding to Myotech in exchange for 431,946 Class A units, which increased our ownership to 38%. During the nine month period ended November 30, 2006, we provided $1,040,000 of additional funding, satisfying the mandatory $2,225,000 cash contribution, and received in exchange 379,091 Class A units of Myotech. We also provided an additional $577,447 to Myotech in the quarter ended November 30, 2006 for 210,747 additional Class A units, which increased our ownership to 41.5%, for a total investment of $12,700,746 at November 30, 2006. Additional investments of $1,228,353 have been made since November 30, 2006 in exchange for 447,749 additional Class A units, which raised our ownership percentage to 43.7% as of February 28, 2007.

      We have determined that Myotech is a Variable Interest Entity within the meaning of FIN 46(R) and that we are the primary beneficiary (as defined in FIN 46(R)). Consequently, the financial statements of Myotech have been consolidated with our consolidated financial statements for all periods ending on or after November 30, 2005, the date of our initial investment in Myotech.

      On October 11, 2006, we entered into a Securities Purchase Agreement (the "Purchase Agreement") with 10 private investors led by Iroquois Master Fund Ltd ("Iroquois"). Pursuant to the Purchase Agreement, on October 12, 2006 we issued $7,250,000 of Senior Secured Convertible Notes (the "Notes") to the investors and received proceeds of $6,219,880 after paying estimated fees and expenses of $1,030,120 related to the transaction. The holders of the Notes may elect to convert the Notes at any time into shares of our common stock based upon a price of $0.67 per share (the "Conversion Price"). Interest on the outstanding principal amount under the Notes is payable quarterly at a rate equal to the six-month London InterBank Overnight Rate plus 500 basis points, with a minimum rate of 10% per annum and a maximum rate of 12% per annum, payable at our option in cash or shares of our common stock registered for resale under the Securities Act of 1933, as amended (the "Securities Act"). If we elect to make an interest payment in common stock, the number of shares issuable by us will be based upon the lower of (i) 90% of the 20-day trailing average volume weighted average price per share as reported on Bloomberg LP (the "VWAPS") or (ii) the Conversion Price. Principal on the Notes amortizes and payments are due in 33 equal monthly installments commencing four months following issuance of the Notes, and may be made at our option in cash or shares of our common stock registered for resale under the Securities Act. If we elect to make a principal payment in common stock, the number of shares issuable by us will be based upon the lower of (i) 87.5% of the 15-day trailing VWAPS prior to the principal payment date or (ii) the Conversion Price. Our obligations under the Notes are secured by a first priority security interest in substantially all of our assets pursuant to a Security Agreement dated as of October 11, 2006 among us, the investors and Iroquois, as agent for the investors (the "Security Agreement").


      As further consideration to the investors, we issued to the investors one-year warrants to purchase an aggregate of 10,820,896 shares of our common stock at a price of $0.67 per share. If the investors elect to exercise these one-year warrants, they will also receive additional five-year warrants to purchase the shares of our common stock equal to the number of shares purchased under the one-year warrants, with 50% of the additional warrants having an exercise price of 115% of the per share purchase price, and the remaining 50% of the additional five-year warrants having an exercise price of 125% of the per share purchase price. We also issued to the investors five-year warrants to purchase an aggregate of 10,820,896 shares of our common stock. The first five-year warrants allow for the purchase of 5,410,448 shares of our common stock at an exercise price of $0.81 per share, and the second five-year warrants allow for the purchase of 5,410,448 shares of our common stock at an exercise price of $0.89 per share. The warrants contain anti-dilution protection that, should we issue equity or equity-linked securities at a price per common share below the exercise price of the five-year warrants, will automatically adjust the exercise price of the warrants to the price at which we issue such equity or equity-linked securities.

      We further agreed to register for resale under the Securities Act the common stock issuable upon the exercise of the warrants and any shares of common stock we may issue to the holders of the Notes in connection with payments of interest and principal, or which we are obligated to issue upon any conversion of the Notes at the option of the holders.


      On February 21, 2007, we entered into a Forbearance Agreement (the "Forbearance Agreement") with the investors pursuant to which the investors agreed that, during the period commencing on February 16, 2007 and ending on the earlier of (i) March 31, 2007 or (ii) the date on which any Termination Event (as defined in the Forbearance Agreement) first occurs (the "Forbearance Period"), they will forbear from exercising any and all of the rights and remedies which they may have against us or any of our assets under the Notes or the Purchase Agreement or at law or in equity as a result of any default under the Notes or as a result of the occurrence of certain events with respect to the Purchase Agreement. In exchange for entering into the Forbearance Agreement, we issued pro rata to the investors three-year warrants for the purchase of an aggregate of 60,000 shares of our common stock at an exercise price of $0.51 per share (the "Fee Warrants").

      Upon the issuance of the Fee Warrants, the exercise prices of the five-year warrants issued to the investors pursuant to the Purchase Agreement (the "Original Warrants") for the purchase of an aggregate of 10,820,896 shares of our common stock were automatically adjusted from $0.81 per share and $0.89 per share, respectively, to $0.51 per share, and the number of shares of our common stock issuable upon exercise of the Original Warrants was automatically adjusted, proportionately, to an aggregate of 18,034,830 shares. In the Forbearance Agreement, the investors waived, with respect to the issuance of the Fee Warrants, application of similar anti-dilution adjustments contained in the Notes and in a third series of warrants for the purchase, on or before October 12, 2007, of an aggregate of 10,820,896 additional shares of our common stock at an exercise price of $0.67 per share (the "One Year Warrants"). C.E. Unterberg Towbin, which holds a warrant for the purchase of 865,672 shares of our common stock at an exercise price of $0.67 per share, issued to it in connection with its services as exclusive placement agent under the Purchase Agreement, separately agreed to waive, with respect to the issuance of the Fee Warrants, application of the anti-dilution provisions set forth in that warrant. Because the anti-dilution adjustment to the Original Warrants will be accounted for as a modification of the Original Warrants, we expect to record an expense in the period ended February 28, 2007. In accordance with the guidance provided by EITF 00-19, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock, we expect to record a liability in the period ended February 28, 2007 relating to the issuance of the Fee Warrants and the increase in the number of shares of our common stock issuble upon exercise of the Original Warrants.




      Based on our current cash, anticipated licensing revenues and anticipated expenditures, we believe that we have adequate working capital resources for the upcoming four to six months of operations.


Accounting Requirements Resulting from the Securities Purchase Agreement dated October 11, 2006


      The accounting treatment for the $7,250,000 in Senior Secured Convertible Notes and related warrants issued pursuant to the Securities Purchase Agreement dated October 11, 2006 among Biophan and the Investors named therein (the "Purchase Agreement") must be in accordance with EITF 00-19, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock and EITF 00-27 Application of Issue No. 98-5 to Certain Convertible Instruments. EITF 00-19 requires freestanding contracts that are settled in a company's own stock to be designated as an equity instrument, an asset or a liability. A contract designated as a liability must be carried at fair value with any changes in fair value recorded in results of operations for the current period. We have determined that the warrants issued pursuant to the Purchase Agreement, due to the registration rights requirements contained therein, as well as other outstanding warrants, due to the insufficiency of the Company's current number of authorized and unissued shares of common stock, should be designated as a liability. Accordingly, using the Black-Scholes method to compute the fair value, we recorded a fair value of warrant liability of $8.6 million. Further, we recognized the allocation of value to the warrants by recording a $7,250,000 discount against the Notes. The discount will be amortized to Interest Expense over the term of the Note, using the effective interest method.

      In addition, on October 11, 2006, in connection with our Securities Purchase Agreement dated October 11, 2006 with Iroquois Master Fund Ltd and other private investors (the "Purchase Agreement"), we amended our January 24, 2006 Line of Credit Agreement (the "Biomed Line of Credit Agreement") with Biomed and the Convertible Promissory Note in the original principal amount of $5,000,000 issued by us to Biomed on January 24, 2006 pursuant to the Biomed Line of Credit Agreement (the "$5,000,000 Biomed Note"). The amendment reduced the price at which the $5,000,000 Biomed Note is convertible into shares of our Common Stock from $1.46 per share to a conversion price of $0.67. In connection with the Purchase Agreement, we also entered into a Subordination and Standstill Agreement (the "Subordination Agreement") with Biomed and the investors who are parties to the Purchase Agreement, pursuant to which Biomed agreed (i) to subordinate its rights to payment under the $5,000,000 Biomed Note and the Convertible Promissory Note in the original principal amount of $2,000,000 issued by us to Biomed on May 27, 2005 to the rights of the investors under the Notes and (ii) to convert the entire outstanding amount of principal and interest due under the $5,000,000 Biomed Note in excess of $700,000 into shares of our common stock upon the effectiveness of an amendment to our Articles of Incorporation to increase the number of our authorized shares which we have agreed, in the Purchase Agreement, to propose to our stockholders. For accounting purposes, these amendments have been treated, in substance, as an extinguishment of the old debt. Accordingly, the remaining unamortized discount on the old debt of $1,098,442 was written off, a loss on extinguishment of $670,053 on the old debt was recognized, and a discount was recorded on the new debt of $175,970 during the quarter ended November 30, 2006.

      The warrants subject to the Subordination Agreement were not reclassified because Biomed agreed not to exercise them until the proposed increase in the number of authorized shares is effective, and Biomed has agreed not to require a cash settlement in the event the number of authorized shares is not increased.



Accounting for Income Taxes


      We are a development stage company with accumulated deficits through November 30, 2006 of $44,234,140. We plan to use our net operating loss carryforwards to offset our future taxable net income until the accumulated net operating losses are exhausted.

Overview of Results of Operations

      The following table sets forth our results of operations for the periods shown:


                                                                     Year Ended
                                                     --------------------------------------------          Nine Months Ended
                                                              February 28,           February 29,             November 30,
                                                     ----------------------------    ------------    ----------------------------
                                                         2006           2005              2004           2006           2005
                                                     ------------    ------------    ------------    ------------    ------------
                                                      (Restated)
Revenues:
  Development payments                               $    225,000    $         --    $     75,000    $         --    $    225,000
  License fees                                            479,166              --              --         500,000         250,000
  Testing services and consulting fees                    340,695              --              --         381,115         113,119
                                                     ------------    ------------    ------------    ------------    ------------
                                                        1,044,861              --          75,000         881,115         588,119
Operating expenses:
  Research and development                              6,829,142       2,629,980       1,240,439       6,267,272       5,103,743
  General and administrative                            8,451,886       3,337,185       1,911,003       4,923,853       6,567,924
                                                     ------------    ------------    ------------    ------------    ------------
                                                       15,281,028       5,967,165       3,151,442      11,191,125      11,671,667
                                                     ------------    ------------    ------------    ------------    ------------
Operating loss                                        (14,236,167)     (5,967,165)     (3,076,442)    (10,310,010)    (11,083,548)

Other income(expense):
  Interest income                                          70,701          11,869           1,815          46,303          60,638
  Interest expense                                     (1,140,866)             --        (729,527)     (2,573,595)     (1,010,648)
  Additional expense related to warrants                       --              --              --      (7,304,105)             --
  Change in fair value of warrant liability                    --              --              --       6,722,184              --
  Loss on extinguishment of debt - related
    party                                                      --              --              --        (670,053)             --
  Other income                                            215,789         161,749          85,584         138,200         225,541
  Other expense                                                --              --              --              --              --
                                                     ------------    ------------    ------------    ------------    ------------
                                                         (854,376)        173,618        (642,128)     (3,641,066)       (724,469)
                                                     ------------    ------------    ------------    ------------    ------------
Loss from continuing operations before minority
  interest in net loss of Myotech, LLC                (15,090,543)     (5,793,547)     (3,718,570)    (13,951,076)    (11,808,017)

Minority interest in net loss of Myotech, LLC             606,159              --              --       1,686,594              --
                                                     ------------    ------------    ------------    ------------    ------------
Loss from continuing operations                       (14,484,384)     (5,793,547)     (3,718,570)    (12,264,482)    (11,808,017)
                                                     ------------    ------------    ------------    ------------    ------------
Net loss                                             $(14,484,384)   $ (5,793,547)   $ (3,718,570)   $(12,264,482)   $(11,808,017)
                                                     ============    ============    ============    ============    ============
Loss per common share - basic and diluted            $      (0.19)   $      (0.08)   $      (0.08)   $      (0.16)   $      (0.16)
                                                     ============    ============    ============    ============    ============
Weighted average shares outstanding                    75,787,052      69,263,893      44,017,010      78,180,322      75,430,870
                                                     ============    ============    ============    ============    ============



Comparison of the Nine Months Ended November 30, 2006 to the Nine Months Ended November 30, 2005.

Revenues: Revenues were $0.881 million for the nine months ended November 30, 2006 as compared to $0.588 million revenues for the nine months ended November 30, 2005 due to development contract payments and license fees from Boston Scientific Scimed, and operating revenues from our European subsidiary, which consisted primarily of MRI-related testing and consulting services to medical device manufacturers.

Operating Expenses

Research and Development. Research and development expenses increased by 23%, to approximately $ 6.267 million for the nine months ended November 30, 2006 from approximately $5.104 million for the nine months ended November 30, 2005. Stock options expense (noncash expense) amounted to $0.472 million in the nine months ended November 30, 2006 and $2.081 million in the nine months ended November 30, 2005 due primarily to the accounting for contingent stock options in the nine months ended November 30, 2005. Without consideration for expenses related to stock options, the expense for the nine months ended November 30, 2006 would have been $5.795 million compared to $3.022 million for the same period in 2005, or a 92% increase of $2.772 million.

Because we consolidated Myotech LLC at November 30, 2005, the nine months ended November 30, 2006 include approximately $1.8 million of operating expenses from Myotech and $1.033 million in noncash intangible assets amortization pertaining to Myotech. With the inclusion of Myotech, and aside from the increase due to amortization expenses, the increase in expenses is primarily attributable to spending on certain research projects of approximately $2.0 million and increased salary-related expenses of approximately $0.375 million, partially offset by reduced license and patent attorney fees of approximately $0.615 million.

General and Administrative. General and administrative expenses decreased by 25% to approximately $4.924 million for the nine months ended November 30, 2006 from approximately $6.568 million for the nine months ended November 30, 2005. Stock options expense (noncash expense) amounted to $0.641 million in the nine months ended November 30, 2006 and $2.563 million in the nine months ended November 30, 2005 due primarily to the accounting for contingent stock options in the nine months ended November 30, 2005. Without consideration of expenses related to stock options, and without the inclusion of Myotech, the expense for the nine months ended November 30, 2006 would have been $4.283 million compared to $4.005 million, or a 7% increase of $0.278 million from the same period in 2005.

Because we consolidated Myotech LLC at November 30, 2005, the nine months ended November 30, 2006 include approximately $0.396 million of operating expenses from Myotech. With the inclusion of Myotech, expenses increased by 7% and the increase in expenses is primarily attributable to spending for salaries and related costs of $0.380 million and increased outside financial compliance, audit, legal and other professional services of $0.350 million, partially offset by reduced spending in most other general and administrative expense categories.


Tabular Disclosure of Contractual Obligations

      The following table sets forth information, as of February 28, 2006, our most recent fiscal year end, with respect to our known contractual obligations reflected on our Balance Sheet as of such date:

                                                                     Payment Due By Period
                                                  --------------------------------------------------------------
                                                                Less Than     1 - 3        3 - 5      More Than
                                                     Total       1 Year       Years        Years       5 Years
                                                  ----------   ----------   ----------   ----------   ----------
   Contractual Obligations:
   Long-Term Debt                                 $2,800,000   $      -0-   $2,800,000   $      -0-   $      -0-

   Capital Lease Obligations                      $      -0-   $      -0-         $-0-   $      -0-   $      -0-

   Operating Lease Obligations                    $      -0-   $      -0-         $-0-   $      -0-   $      -0-

   Purchase Obligations                           $      -0-   $      -0-         $-0-   $      -0-   $      -0-

   Other Long-Term Liabilities Reflected on the   $      -0-   $      -0-         $-0-   $      -0-   $      -0-
   Registrant's Balance Sheet under GAAP *
                                                  ----------   ----------   ----------   ----------   ----------
           Total                                  $2,800,000   $      -0-   $2,800,000   $      -0-   $      -0-
                                                  ==========   ==========   ==========   ==========   ==========

* As of February 28, 2006 we had the following commitments which are not required by GAAP to be reflected on our Balance Sheet:

Lease Obligation


      We are obligated under operating leases for office space expiring January 30, 2008. We may terminate the lease upon ninety days prior written notice to the landlord. Following are the minimum future payments under this lease for the years ending February 28:

                            2007        $161,038
                            2008          98,672
                                        --------
                                        $259,710
                                        ========

      Rent expense, net of subleases, charged to operations under these operating leases aggregated $70,775, $58,546 and $57,899 for the years ended February 28, 2006, 2005 and February 29, 2004, respectively. Rent expense, net of subleases, charged to operations for the period from August 1, 1968 (Date of Inception) to February 28, 2006 was $255,465.


Cooperation Agreement


      Our subsidiary, Biophan Europe, had a cooperation agreement with a German university to test and further develop coronary stents whereby the parties provide personnel and know-how. The agreement terminated May 31, 2006. Biophan Europe was committed to assume costs of the project up to an amount of approximately $133,000.


License Agreements


      We are obligated under seven license or royalty agreements for patents that expire at various dates through 2025. These agreements may be terminated by us with 60 days written notice. Aggregate minimum future payments over the remaining life of the patents under these agreements total $6,352,500. License/royalty expense charged to operations was $594,890, $89,880 and $15,000 for the years ended February 28, 2006, 2005 and February 29, 2004, respectively.


Employment Agreements

      We have employment agreements with our executive officers that renew annually unless terminated by either party. Such agreements, which have been revised from time to time, provide for minimum salary levels, adjusted annually for cost-of-living changes, as well as for incentive bonuses that are payable if specified management goals are attained.

      Also, we have an employment contract with an officer that expires November 9, 2007, and Biophan Europe has an employment agreement with a key employee that expires on February 24, 2009. These agreements provide for base salaries, bonuses based on attaining certain milestones, a restricted stock grant and stock options. The aggregate commitment for future base salaries at February 28, 2006, excluding bonuses and other awards approximates $615,000.

Investment in Myotech, LLC


      Effective November 30, 2005, we entered into a Securities Purchase Agreement for the acquisition of an initial 35% interest in Myotech, LLC ("Myotech"), a New York limited liability company, whereby we exchanged 4,923,080 shares of our common stock for 3,768,488 Class A (voting) units of Myotech.


      Based upon the terms of the Securities Purchase Agreement, we were obligated to purchase for cash consideration of $2,225,000 an additional 811,037 Class A units. We may also elect to acquire up to an additional 3,563,097 Class A units for further cash consideration of up to $9,775,000, over a 24-month period, which may result in our owning a majority interest in Myotech. During the three month period ended February 28, 2006, we provided $1,185,000 of additional funding for 431,946 additional Class A units of Myotech. During the nine month period ended November 30, 2006, we provided $1,040,000 of additional funding satisfying the mandatory $2,225,000 cash contribution, and received in exchange 379,091 additional Class A units of Myotech. In addition, Biophan has also provided an additional investment of $577,447 to Myotech in the quarter ended November 30, 2006 for 210,747 additional Class A units, which increased our ownership to 41.5%, for a total investment of $12,700,746 at November 30, 2006. Additional investments of $1,228,353 have been made since November 30, 2006 for 447,749 additional Class A units, which raised our ownership percentage to 43.7% at February 28, 2007.


      We have determined that Myotech is a Variable Interest Entity within the meaning of FIN 46(R) and that we are the primary beneficiary (as defined in FIN 46(R)). Consequently, the financial statements of Myotech have been consolidated with our consolidated financial statements for all periods ending on or after November 30, 2005, the date of our initial investment in Myotech.

Other Income (Expense)


Interest Expense. We incurred interest expense amounting to approximately $2.574 million for the nine months ended November 30, 2006 compared to $1.011 million of expense for the nine months ended November 30, 2005. The increased expense (noncash) is attributed to the write-off of $1.1 million of the remaining unamortized discount on a note to Biomed Solutions, LLC due to the substantial amendment of the note.

Fair Value of Warrant Liability. In accordance with the guidance provided by EITF 00-19, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock, we have recorded a liability of $8,191,418 for the fair value of the warrants related to the Senior Secured Convertible Notes at November 30, 2006 in accordance with the accounting for the registration rights contained in the Securities Purchase Agreement and because we currently do not have sufficient available authorized shares to effect full conversion of the Notes and exercise of the related warrants and thus we would be required to settle the contract in cash. In addition, since we currently do not have sufficient available authorized shares to execute a potential exercise of other outstanding warrants if requested to do so by the holders, we could be required to settle any exercise requests in cash. Therefore, we reclassified warrants with an approximate value of $756,000 from equity to the warrant liability. The fair value of this amount was $396,378 at November 30, 2006. The Company expects to seek stockholder approval to increase the authorized shares at a Special Meeting to be scheduled within the next three months. The total fair value of warrant liability, originally recorded at $15,309,980 on October 12, 2006, was adjusted by $6,722,184 to $8,587,796 at November 30, 2006. The
fair value of the warrant liability is volatile. For a further explanation on the factors and assumptions included in the Black-Scholes model to derive the fair values, please refer to the notes to the condensed consolidated financial statements under the heading 'Fair Value of Warrant Liability'.

Loss on Extinguishment of Debt. We incurred a loss on the extinguishment of the note (noncash) to Biomed Solutions, LLC due to the substantial amendment to the note to Biomed, amounting to $0.670 million.

Minority Interest in Net Loss of Myotech LLC. The loss of $1.687 million is a pro rata share of the loss incurred by Myotech, LLC attributable to minority interests for the nine months ended November 30, 2006. There was no investment in Myotech LLC or loss on investment in Myotech LLC for the nine months ended November 30, 2005. As further described under the heading "Investment in Myotech LLC" in the "Notes to Condensed Consolidated Financial Statements" the Company holds a 41.5% interest in Myotech LLC, valued on our balance sheet at November 30, 2006 at $12.701 million, which we must consolidate as a variable interest entity since the Company is deemed to be the primary beneficiary in the relationship with Myotech.


Comparison of the Years Ended February 28, 2006 and 2005

Revenues


      Revenues for the year ended February 28, 2006 were $1.045 million compared to no revenues in 2005. Our 2006 revenues pertain to $0.704 million in development payments and license fees from our licensing agreement with Boston Scientific Scimed, Inc. and $0.341 million from our MRI testing services and consulting fees in Biophan Europe.


Operating Expenses


      Research and Development. These expenses primarily consist of the personnel-related, technical consulting, professional fees for patent attorneys, and license fees. For the year ended February 28, 2006, these expenses increased by 160%, or $4.199 million, to $6.829 million compared to $2.630 million for 2005. Because we consolidated Myotech, LLC at November 30, 2005, the fourth quarter included $0.443 million of Myotech operational expenses and $0.344 of Myotech intangible assets amortization. Excluding these expenses, the year-to-year comparison would have reflected an increase of 130%,or $3.411 million The most significant increase was caused by $1.948 million in non-cash contingent stock option expense due to the vesting of contingent options that vested upon the achievement of specified performance-based milestones. With the inclusion of the Myotech expenses, we also increased funding of various research and development projects by $0.846 million; we incurred increased licensing fees by $0.515 million, and increased expenses for additional professional staff and salary increases for current staff of $0.538 million.

General and Administrative. General and administrative expenses include the costs of personnel-related expenses for the administrative, legal, finance, information technology, and communications functions. For the year ended February 28, 2006, these expenses rose by 153%, or $5.115 million to $8.452 million compared to $3.337 million for 2005. Because we consolidated Myotech LLC at November 30, 2005, the fourth quarter included $0.165 million of Myotech operational expenses. The most significant increase in expense was caused by approximately $2.296 million in non-cash contingent stock option expense due to the vesting of contingent options that vested upon the achievement of specified performance-based milestones. With the inclusion of the Myotech expenses, outside services increased by $1.666 million, consisting primarily of additional legal and financial consulting and communications expenses, combined with $0.358 million in added costs for new staff and increased salaries, and $0.518 million for travel and other administrative expenses.

Other Income (Expense)


Interest Expense. We incurred interest expense amounting to approximately $1.141 million primarily related to a $5 million line of credit from Biomed Solutions, LLC ("Biomed"), which included a beneficial conversion feature of approximately $1.0 million. The discount is being amortized over the term of the line of credit. The Company incurred no interest expense in 2005

Minority Interest. This amount is the pro rata share of the loss incurred by Myotech LLC for the 4th quarter of fiscal 2006 at which time Myotech is consolidated with the Company. For further information regarding the basis of consolidation of Myotech, please refer to Footnote 7 in the Notes to the Consolidated Financial Statements.

Comparison of the Years Ended February 28, 2005 and February 29, 2004

Revenues

      The Company recorded no revenues for the year ended February 28, 2005, and $75,000 in revenues from a single development payment in the year ended February 29, 2004.

Operating Expenses

      Research and Development. Research and development expenses primarily consist of the personnel-related, technical consulting, professional fees for patent attorneys, and license fees. For the year ended February 28, 2005, these expenses increased by $1.39 million or from $1.240 million to $2.630 million. The increased expenses were due primarily to approximately $0.4 million in increased outside patent attorney services, $0.5 million in increased stent project funding with Alfred University, and $0.2 million in increased technical consulting expenses.

      General and Administrative. General and administrative expenses include the costs of personnel and related expenses for the administrative, legal, finance, information technology and communications functions. For the year ended February 28, 2005, these expenses rose by approximately $1.4 million to $3.337 million compared to $1.911 million for 2004. This increase was due primarily to $1.0 million in communications expenses and an increase of $0.3 million in legal and financial consulting fees.

Other Income (Expense)

      Interest Expense. We incurred no interest expense in 2005 and $0.730 million in 2004. We recorded a discount on a note from Biomed due to a beneficial conversion feature on the note. The discount was amortized over the term of the note.


                                    BUSINESS

OVERVIEW

      Biophan Technologies, Inc. is a technology development company with a strong market focus. We were co-founded by current CEO Michael Weiner and Wilson Greatbatch, inventor of the first successfully implanted cardiac pacemaker, which he licensed to Medtronic. We went public in December 2000. We have assembled a veteran management team, with extensive experience in technology development, product development, intellectual property management and business-to-business technology licensing. We were formed to enable all medical devices to be capable of safely and successfully working with Magnetic Resonance Imaging (MRI).

MRI Related Technologies

      Our technologies for MRI safety and image compatibility apply to a broad segment of the medical device marketplace. The limitations of existing devices are becoming increasingly significant as MRI continues to grow as a premier imaging modality due to its exceptional soft tissue contrast, ability to provide functional data and its lack of ionizing radiation, which separates MRI from fluoroscopy and CT imaging.

      The limitations of existing medical devices with MRI are two-fold. Some devices have safety limitations - patients with these types of implants would be in danger if they were placed in an MRI machine. These devices are currently contraindicated for use with MRI, preventing patients with these implants from having potentially life saving diagnostic MRI procedures performed. Devices that are currently contraindicated for use with MRI include pacemakers, implantable cardioverter defibrillators (ICDs) and neurostimulators.

      Other types of medical devices are safe for use with MRI, but interfere with the MRI image, creating an image artifact (distortion) when viewed under MRI. This limited MRI image compatibility prevents imaging either within the implant or in the area immediately around the implant. Devices that have limited MRI image compatibility include stents, heart valves, vena cava filters, occluders and certain types of catheters and guidewires.

      Biophan has solutions to the problems of MRI safety and image compatibility that enable:

            Removal of the MRI contraindications from an important category of implants, including pacemakers, ICDs and neurostimulators, allowing millions of patients with these implants to receive potentially life saving diagnostic MRI procedures;

            MRI image compatible stents which allow for the detection of in-stent restenosis and thrombus detection with a non-invasive MRI procedure rather than a much more invasive angiogram or intravenous ultrasound procedure;

            MRI image compatible vena cava filters, which allow for visualization within the filter for the detection of thrombi caught in the filter, enabling the physician to determine when it is safe to remove the device;

            MRI image compatible stent-based heart valves, which can be placed under MRI guidance and enable non-invasive follow up and evaluation of the function of the valve; and

            Catheters and guidewires designed to operate in an MRI environment safely and effectively, enabling much broader adoption of MRI guided interventional procedures which benefit from improved soft tissue contrast and reduce the exposure of both the patient and physician to the radiation associated with fluoroscopy and CT imaging.

      We believe that Biophan's suite of technology solutions solves all of the MRI limitations associated with these products, enabling the development of products with significant competitive advantages. The market for devices that currently have either safety or image compatibility limitations with MRI is currently in excess of $15.8 billion, with strong historic growth rates.

      Biophan has aggressively protected its technologies with broad patent protection. We control, directly or through exclusive licenses, 57 issued U.S. patents, and over 100 pending applications at various stages of examination at the U.S. Patent and Trademark Office.

      Biophan is well positioned to take advantage of this market opportunity, with proven technologies and broad intellectual property protection. We employ internal research facilities, combined with outsourcing to contract laboratories and universities with appropriate expertise, leveraging our core competencies with a network of strategic partnerships. This approach eliminates the need to build unnecessary infrastructure.

      Biophan's marketing efforts are focused on business-to-business sales of our technology. Since we are focused on working with the leaders in each market segment, the number of prospective partners is approximately 25 medical device companies. Biophan's marketing and sales efforts rely on a select group of experienced business development and technology licensing executives.

      Biophan entered into its first significant license agreement with Boston Scientific Scimed Corporation in 2005 covering a range of products in exclusive and non-exclusive product segments.

MYOTECH MYO-VAD


      Biophan has also taken a minority equity position in Myotech, LLC, with an option to take a majority position, to help Myotech develop and market a novel cardiac support system. The Company has determined that Myotech is a variable interest entity in accordance with FIN 46(R). The Company has further concluded that it is the primary beneficiary as defined by FIN 46(R) and, as a result, the Company is required to consolidate Myotech as of the date of acquisition of November 30, 2005. Therefore, the consolidated financial statements of the Company include the accounts of Myotech, LLC.

      Myotech was formed in July 2003 to commercialize a new mechanical cardiac support system called the MYO-VAD(TM) which is based upon a family of technologies known as Direct Mechanical Ventricular Actuation (DMVA). The MYO-VAD is aimed at one of the largest and fastest growing medical market segments, the treatment of heart failure. ABN-AMRO Morgan Stanley has forecast worldwide sales of ventricular assist devices (VAD) to grow from its 2003 level of $400 million to $7.1 billion by 2009, reflecting an anticipated compounded annual growth rate of 61%.


      Existing cardiac assist devices, such as VADs, have serious limitations that include clotting and stroke, infection, bleeding, repeat major surgery, and high mortality rates. The devices are available only at a limited number of transplant and specialized cardiac centers and are very expensive to use, costing in excess of $200,000 per procedure.

      The MYO-VAD is a comprehensive cardiac support system that has features designed to provide safer and more effective support to a wide array of acute and chronic heart failure conditions. As shown in trials of early prototypes at Duke University in the 1990s, such a device can be installed quickly to stabilize and provide short term support to patients suffering from acute heart failure (in order to minimize ischemic damage) as well as remain in the body for extended periods to provide longer-term support for chronic heart failure patients to help the heart to recover and ultimately allow the device to be removed. The MYO-VAD offers the following additional competitive advantages:

           No contact with circulating blood which reduces the problems of clotting and stroke, bleeding, repeat surgery, and infection - problems that plague existing VADs;

           Technically simple, rapid installation (approximately three minutes) that does not require highly specialized cardiothoracic surgeons; and

           The ability to completely restore blood flow from the diseased or failed heart. The MYO-VAD provides systolic (emptying) and diastolic (filling) support to both ventricles. Current VADs typically provide only systolic support to one ventricle.

      Future versions are expected to include designs with therapeutic capabilities, such as drug delivery designed to enable the MYO-VAD to treat a wide variety of acute and chronic heart failure conditions. We also plan to make the MYO-VAD available in multiple sizes to treat more heart failure patients, including women.

      Healthcare leaders in the U.S. government and private sector also recognize this and have allocated $1 million dollars in 2007 to accelerate the availability of the MYO-VAD in forward combat treatment stations as well as suburban and rural hospitals.

      The short term goal is to develop and introduce a first generation (Gen-1) product. We will initially focus on the commercialization of the Gen-1 MYO-VAD product, which is designed to address the Bridge-to-Bridge / Bridge-to-Recovery, Acute Resuscitation and Bridge-to-Transplant market segments. Additional R&D will be conducted in parallel to develop the technological capabilities required for the Company to expand the use of the Gen-1 product.

      It is anticipated that the Gen-1 MYO-VAD will enter into clinical studies in fiscal year 2008. The clinical study is planned to include fifty to sixty patients at 6 to 10 centers. It is anticipated that it will take approximately six months to complete the clinical study. The MYO-VAD is targeted to be marketed and distributed by entering into a strategic relationship with a major medical device company.

MARKET OPPORTUNITY

MRI Related Technologies

      Some medical devices have limitations related to MRI safety, and may be contraindicated for use with MRI (such as pacemakers and neurostimulators). Patients with these types of implants cannot have MRI exams performed even if the exams are needed for life threatening conditions, such as cancer detection or diagnosis of aneurysms.

      Biophan has developed a "toolbox" of solutions to enable implants such as pacemakers, ICDs and neurostimulators to be manufactured to be MRI safe. Biophan has also in-licensed some complementary technologies to provide a full range of technology solutions. Devices made incorporating Biophan's patented technologies have the capability to have their contraindication removed, allowing patients to be free to have critical MRI examinations performed. We believe that this capability can provide a competitive advantage in the marketplace.

      Many devices are already safe for use with MRI, but have limited MRI image compatibility. This includes devices such as stents, vena cava filters, and some types of catheters and guidewires. Some of these devices are simply not well imaged under MRI, while other devices have properties that interfere with the MRI image by causing an image artifact (distortion) in the area in and around the device, limiting the effectiveness of MRI for placement or diagnostic follow-up on these implants.

      Biophan has solutions to these problems as well. Biophan's internally developed technology and patents, in combination with exclusive in-licensed technologies provide comprehensive intellectual property coverage for Biophan's MRI image compatibility solutions. Our solutions include an MRI-safe motor that can be used in implantable devices such as drug pumps.

      The total market for all cardiac rhythm management products, including pacemakers, implantable cardioverter defibrillators and cardiac resynchronization therapy is estimated by Paumanok Publications, Inc. in its 2005 Implantable Defibrillator Markets Report to exceed $10 billion in 2006. This represents the largest single segment of the potential market for MRI-safe implants.


      Management believes that the most significant product opportunity in MRI image compatibility is the coronary stent market, which is dominated by drug eluting stents. This market was estimated by Lehman Brothers Equity Research in its 2006 Medical Device Outlook to exceed $5.5 billion in 2006.

STRATEGY

MRI Related Technologies


      Management believes that the target market for Biophan's MRI related technologies, represented by the number of medical devices and implants that have limitations related to MRI safety or image compatibility, is in excess of $15.8 billion.


      The FDA's position on MRI-safe devices has become increasingly clear, as the FDA has presented data recently (including at the Society for Medical Innovations and Technology, May 2006) which has validated the MRI safety problems, and the difficulties of testing, associated with implants such as pacemakers, implantable cardioverter defibrillators, and cardiac resynchronization therapy devices provides for technology to improve the MRI safety and image compatibility of medical devices. Our primary competition comes from in-house research and development efforts by the major medical device manufacturers.

      Management is not aware of any other integrated solutions.

      Based upon the above, and management's knowledge of this market, Biophan has developed the following strategy and operating philosophy:

      o Position Biophan as the leading innovator in applying technologies for MRI safety and image compatibility to medical implants and interventional devices;

                  Continue to focus on developing and marketing solutions to enable MRI safe and image compatible products and implants; and

                  Seek new and novel market applications for the Company's primary technologies;

      o Utilize an experienced business-to-business sales and technology licensing team to market the Company's technologies;

      o Protect current and future technology developments by establishing and maintaining a strong patent position; and

      o Continue to call on development and marketing partners to bring these technologies to the market in a broad range of products, focusing on the leading 20 to 25 medical device manufacturers, with specific targeting of the top three in each major product category.

      MYOTECH MYO-VAD(TM)

      With regard to the MYO-VAD(TM) technology, we recognize the following:

            Mechanical cardiac assist devices provide many benefits for heart failure patients relative to existing treatment procedures;

            The potential of the VAD market alone is estimated to be approximately $7 to $8 billion and growing at a rate of 50-60% annually;

            Conventional VADs have distinct disadvantages including invasiveness to the patient, clotting and stroke, bleeding, repeat surgery, and infection;

            There are currently no other equally capable solutions on the market and none are anticipated. This position is based upon the following:

                        Searches of the medical market;

                        Review of U.S. and foreign patents and patent activity;

                        Review of the literature and activity within the scientific community;

                        Our Scientific Advisory Board's knowledge of relevant industry activities; and

                        Participation in relevant tradeshows;

            We possess a substantial intellectual property portfolio which protects current and future developments of its technology in the U.S. and other major international markets; and

            The expertise, depth, and experience of its management team.

      Based on the above and management's knowledge of its markets, Biophan, along with MYOTECH, has developed the following strategy and operating philosophy:

      o Initially focus on the development and approval of a Gen-1 product for the Bridge-to-Bridge, Bridge-to-Recovery, and Acute Resuscitation market segments;

      o On an intermediate basis, focus on next-generation products for the Therapeutic Recovery and Destination Therapy market segments;

      o     Enhance awareness of the MYO-VAD by:

                        Utilizing the Scientific Advisory Board;

                        Engaging industry thought leaders;

                        Publication of the results of pre-clinical and clinical activities; and

                        Participation at major medical and scientific forums;

      o Interface with the FDA on a pre-approval basis to help ensure rapid approval of MYO-VAD Gen-1 product;

      o Market and distribute the MYO-VAD by entering into a strategic relationship with a leading medical device company with an appropriate sales and marketing infrastructure;

      o Utilize well-recognized manufacturing companies currently producing products for the major medical device companies, to minimize entry costs and shorten time to market. Utilize this manufacturing capacity until such time as product manufacturing is brought in house or taken over by the strategic partner;

      o Protect current and future technology developments by establishing a strong trademark and patent position;

      o Recruit additional, expert-level subject matter expertise where it compliments core team capabilities; and

      o Rapidly develop and introduce a first generation product to establish an early revenue stream, while conducting parallel R&D to demonstrate the ability of the technologies to meet the needs of additional market segments.

TECHNOLOGY

Technologies for MRI Safety

      Biophan has created a portfolio of technologies for MRI safety, to enable broad patent coverage and different solutions customized to work with different types of products. Below is a description of four of the key technologies that Biophan has which enable devices such as pacemakers, ICDs and neurostimulators to be made safe for use in an MRI environment.

      1. Discrete Resonant Circuit - Resonant circuit that blocks RF induced currents to minimize heating. The Company has demonstrated the effectiveness of this solution in laboratory tests.

      2. Lead Wire Winding - Tuning the lead by modifying the windings to reduce energy transfer, thereby minimizing induced heating. We have demonstrated the effectiveness of this solution in laboratory tests.

      3. Low Pass Filter - Inductor-capacitor circuit to form a low pass filter to minimize heating.

      4. Wire Looping - Opposing loops minimize induced voltages.

Technologies for MRI Image Compatibility

      Biophan has developed and in licensed a number of technologies for improving MRI image compatibility of interventional devices and implants. These technologies fall into two main categories:

      o     Resonator Technology

                  o Incorporating a resonant circuit, tuned to the resonant frequency of the MRI machine, to enhance the MRI signal and overcome the image artifact (distortion).

      o     Novel Device Designs

                  o Our other approach to overcoming the limitations with MRI is a combination of novel designs and materials which effectively cancel out the artifacts that interfere with the image. There are two types of artifacts:

                              o The Faraday Cage effect is formed from the distribution of electromagnetic signals on a conducting form such as a stent or vena cava filter. This artifact source can be overcome by modifying the geometry of the device.

                              o The second source of image artifact is a magnetic susceptibility artifact, resulting from the materials of construction of the device and their magnetic properties. Modifying the material that the device is made from will overcome this artifact source.

                  o Biophan has licensed a patent covering the combination of anti-Faraday Cage geometries combined with materials designed to reduce the magnetic susceptibility artifact.

Products That Can Benefit From Improved MRI Safety

      Patients with implanted devices such as pacemakers, defibrillators, and neurostimulators are currently denied the benefits of MRI due to the risks posed by their implants. Implanted leads (wire-like devices) and other metallic devices, acting as antennas, adsorb radio-frequency energy from an MRI machine.

      The effect can cause the leads to heat up and generate induced voltages, contributing to the current contraindication of devices for use with MRI - patients with these implants are not permitted to have MRI procedures performed. These contraindications apply to any device with a long, conductive lead or wire. This includes the following:

o     Pacemakers

o     Implantable cardioverter defibrillators (ICDs)

o     Cardiac resynchronization therapy (CRT) devices

o     Neurostimulators, including deep brain stimulators

Product Opportunities for Improved MRI Imaging

These product opportunities include the following:

o     MRI visible stents

o     MRI visible vena cava filters

o     MRI visible stent based heart valve

o     Guidewires

o     Catheters

                               MRI Visible Stents

      A stent is a device that is implanted to hold open an artery that has become too narrow due to atherosclerosis. When imaged under MRI, stents act as a Faraday cage, and create a large image artifact which prevents viewing of blockages or clotting within the stent. Biophan has developed a solution to this problem.

      The image artifact (a large dark area on the MRI image in the area where the stent is located) prevents the physician from seeing the critical area in and around the stent. This is caused by the fact that a metallic stent behaves as a Faraday Cage due to its geometry and material, and the stent additionally creates a magnetic susceptibility artifact due to the material of manufacture of the stent.

      To overcome this limitation, Biophan has developed a resonator technology, which uses tuned circuits to increase the RF signal, making it possible to image within and around a stent.

      Biophan's technology allows imaging of a blood clot or restenosis within a stent. Currently, measuring restenosis within a stent requires either angiography or intravenous ultrasound, both of which involve complex and invasive catheterization procedures and have a higher chance of complications to the patient than a simple, non-invasive MRI scan.

                          MRI Visible Vena Cava Filters

      A vena cava filter is a device inserted into a major vein to prevent a thrombus (blood clot) from entering the lungs, which could cause a pulmonary embolism. This device will trap the blood clot in a "cage" before it reaches the lungs.

      Similar to the problems associated with imaging a stent, vena cava filters create an image artifact when imaged by MRI. Biophan's resonator technology allows for overcoming this interference. This technology has significant implications for the future of medical imaging. The ability to effectively visualize would allow a physician to determine the degree of clotting within the filter and to know when it is safe to remove the device, or if it is necessary to take other actions.

                       MRI Visible Stent-Based Heart Valve

      A stent based heart valve enables replacement of the aortic valve without the requirement of an open-heart surgery. In cases of calcification of the aortic valve, the function of the valve is no longer efficient. The standard clinical procedure would be to replace the valve in an open-heart surgery. This is a complicated, risky and expensive procedure.

      Our technology allows the procedure to be performed via percutaneous access through a peripheral vessel, with the procedure performed over a guide wire for placement. The procedure may be performed under fluoroscopy using contrast media injections, or under MRI guidance. For this procedure, there is no need to stop the heart, and no need to put the patient on a heart-lung bypass machine during the operation.

      With an MRI visible stent-based heart valve, the physician can utilize MRI imaging, with its 3D-orientation and excellent image quality. It is possible to perform the planning and the implementation of the interventions without the side effects of exposure to x-rays, including harmful radiation exposure for both the patients and the physician, and the need for nephrotoxic contrast media. In addition, the ability to accurately visualize the function of the valve under MRI with Biophan's resonator technology can allow less invasive follow up to assess valve function on a regular basis.

                            Guidewires and Catheters

      Viewing interventional devices, such as catheters and guidewires, under MRI is a challenge if the objects are smaller or thinner than the resolution of the MRI system or if the objects are made of materials that are less well contrasted under MRI. Biophan's patented technologies overcome this, enabling surgical procedures under MRI that would have been difficult or impossible previously.

SALES AND MARKETING

MRI Related Technologies

These technologies are applicable to a broad array of products, including:

      For MRI safety - pacemakers, implantable cardioverter defibrillators, cardiac resynchronization therapy, neurostimulators, and guidewires; and

      For MRI image compatibility - stents, vena cava filters, heart valves, occluders, and catheters.

      Biophan's technology supplies an important feature for these devices, but the devices and systems are complex and have a significant hurdles in terms of design, development, manufacturing and regulatory approval. As a result, Biophan plans to license these technologies to leading medical device manufacturers who have the experience, capabilities and sales force to market products with these features and benefits.

      Biophan's marketing efforts are focused on business-to-business sales of our technology. Since we are focused on working with the leaders in each market segment (which we define as the top three in terms of market share for each target product), the number of prospective partners is approximately 25 medical device companies.

RESEARCH AND DEVELOPMENT

      Biophan's technology development plan is based upon identifying specific market opportunities and pursuing multiple approaches to provide different technology solutions for these specific problems. As an example, in the area of MRI safety Biophan has four basic core technologies and a number of additional technology options. In the area of MRI image compatibility of stents, Biophan has two basic technologies platforms, as described in detail above.

      This multi-prong approach to technology development has numerous advantages compared with the typical approach of technology development companies that focus on one basic technology platform. Biophan's approach allows comparison of multiple approaches to determine the optimal solution for any given combination of a desired feature with a specific product. In addition, for a given feature (such as MRI safety), different products may have different requirements, so one technology approach may work better for one product, while a different approach may work better for another.

      As an example, pacemakers and ICDs are similar products in physical design, but ICDs operate at a much higher voltage than pacemakers. As a result, some of the discrete circuit components that will work well for pacemakers may be sized incorrectly for ICDs. A non-discrete circuit approach, such as the Company's lead wire winding approach (described above) could provide a more robust solution for ICDs.

      Also, since we patent multiple solutions, our patent portfolio is much stronger than if we focused exclusively on a single technology platform.

COMPETITION

MRI Related Technologies

      Our management believes that Biophan has no direct competition for our MRI related technologies. Our competition comes from the in-house research and development efforts of the major medical device manufacturers.

MYOTECH MYO-VAD(TM)

      Although advancements in pacemakers and defibrillators have been substantial, and while the development and increasing use of extremely successful drugs such as ACE inhibitors and statins have proven to be very beneficial to patients suffering from various forms of heart disease, the number of deaths remains at a high level.

      Analysis of the major players in the cardiac devices market in the U.S. indicates that the largest device companies (e.g. Johnson & Johnson, Medtronic or Boston Scientific) have yet to position themselves in this segment of the market.

      Management believes that the MYO-VAD cardiac support system currently has no direct competition.

VAD Competitors

      When considering the MYO-VAD solely as an alternative VAD for the Bridge-to-Bridge, Bridge-to-Recovery, Bridge-to-Transplant and Destination Therapy markets, the MYO-VAD(TM) would compete with three companies; Thoratec, Abiomed, and World Heart.

Acute Resuscitation Competitors

      When considering the MYO-VAD solely as an Acute Resuscitation device, the MYO-VAD(TM) would compete with three technologies:

      o     Cardio Pulmonary Resuscitation (CPR)

      o     Intra-Aortic Balloon Pump (IABP)

      o     Percutaneous Ventricular Assist (PVA)

      The current standard of care for acutely decompensating patients (e.g. sudden cardiac arrest patients) is CPR, which was standardized in 1960. CPR, even when optimally performed and augmented by mechanical devices, produces at most about 25% of normal cardiac output. This is inadequate to sustain life, although the output can be adequate to maintain the viability of the brain for occasionally up to an hour. Studies published by the National Registry of Cardiopulmonary Resuscitation have shown that only about 15% to 20% of sudden cardiac arrest (SCA) patients are successfully resuscitated and later discharged from the hospital. Part of the reason for the large number of deaths from SCA is that the current standard of care has not appreciably improved in the last 25 years. Due to the dismal survival rate of cardiac arrest patients, new variations of CPR have been developed in an attempt to improve those survival rates however none have proven widely beneficial.


      IABPs are essentially balloons on the tip of a catheter which is placed within the patient's aorta via puncture of a large vessel. The balloon inflates and deflates with each cardiac cycle. Inflation occurs after the heartbeat, forcing blood into the circulation; deflation during the next beat decreases the force that the heart must generate to eject blood from the ventricle into the aorta. This provides a small, e.g., 15%, boost to the output of the failing but still beating heart. This device is used worldwide, but has no clinical utility when the heart is not beating.

      PVA devices include Tandem Heart (Cardiac Assist, Inc.) and ABIOMED's Impella. These devices utilize several percutaneous, transluminal access methods to off-load the left ventricle of a weakened, but still functioning heart. Blood is removed from either the left atrium (Tandem Heart) or left ventricle (Impella) and introduced into the descending aorta, using either an external pump (Tandem heart) or internal pumps located in the catheter (Impella). Like IABPs, these devices provide a small boost to the output of a failing but still beating heart. These devices suffer the same complications of other blood-contacting pumps as well as significant hemolysis, low flow rates, and long installation times due to precise device positioning requirements which require fluoroscopic guidance.

Therapeutic Recovery Competitors

      At this time there are no products on the market that provide effective Therapeutic Recovery capability.

Product Performance Comparison

      Competing devices share a common set of complications: bleeding, clotting, infection, and multi-organ failure, the latter arising from a low level consumptive coagulopathy caused by the devices. This is based on a common cause: these devices all require that blood flows through some type of mechanical pump that produces sheer stresses in the blood and that has mechanical surface interface with the blood. No competing technology known to Biophan, either in the device or the anticoagulation fields, circumvents these fundamental problems.

INTELLECTUAL PROPERTY

MRI Related Technologies

      Biophan controls, directly or through exclusive licenses, 57 issued U.S. patents, and over 100 pending applications at various stages of examination. Presented below are summaries of some of the key technology areas and a brief summary of the technology covered.

Photonics

      These patents cover components, subsystems, and systems for implanted devices that use optical fiber technology to eliminate the need for electrically conductive leads that are the cause of thermal damage and other risks to implant patients being imaged under MRI.

Discrete Components and Circuits

      These patents cover the use of miniature electronic circuits, or individual electronic components similar to those in cell phones or computers, to create internal resonance that can block induced energy, or actively compensate for it, eliminating risk to an implant patient being imaged under MRI.

Anti-Antenna Geometries

      Leads and electrodes can be configured in a way that make them very poor antennae; these patents and a number of others currently being examined by the United States Patent and Trademark Office cover this technology.

Other Shield Materials, Structures, and Methods

      Shields that are effective in eliminating unwanted induced currents can be created from non-nanomagnetic materials, and can be improved with larger-scale structure.

Resonant Circuit Structures

      Secondary resonant circuit structures can be used to overcome the shielding or "Faraday Cage" effect created by implants such as stent, and that prevents effective MRI imaging of the volume inside the stent.

Nanomagnetic Thin-Film Coatings

      Nanomagnetic coatings applied to stents and other implants in the form of thin film circuits, creating a resonant circuit to block MRI imaging of their interference.

Biothermal Power Source

      The small temperature gradients in the body may be used to create electrical power. The intent of the technology in these patents is to eliminate the need to remove pacemakers or other implants simply to replace their aging batteries. We are working with NASA's Ames Center for Nanotechnology on new coatings to improve the efficiency of thermoelectric devices.

Pulse-width Cardiac Pacing

      Pulse-width modulation techniques used in many types of electrical control systems. Our patent teaches the stimulation of nerve tissue with less electrical power than is currently used in implantable devices.

Lead and Electrode Components

      These patents cover details of materials and construction for cardiac pacing leads and specifically the end electrodes that directly contact the heart.

Trademarks

      The name "Biophan" is a registered trademark of the Company. We have filed for registration of the following trademarks: Nanolution, Nanolute and Nanoview.


      Myotech's intangible assets currently consist primarily of trademarks and patent applications.


      Myotech has filed for registration of the following trademarks: Myotech, MYO-VAD, Your Heart Your Life, and We take therapy to heart.

      Myotech's first patent application "Sensor-Equipped and Algorithm-Controlled Direct Mechanical Ventricular Assist Device" has published worldwide; national filing has begun in Europe, Canada, Japan, China, and India. The second patent application "Therapeutic Agent Delivery Apparatus with Direct Mechanical Ventricular Assist Capability" has published in the US, and has been filed worldwide as a PCT. These applications are being followed by five divisionals and CIP applications. A provisional application "Method and Apparatus for Minimally Invasive Direct Mechanical Ventricular Actuation" has been filed. Utility and foreign applications will follow. Work has begun on a comprehensive application focused on the biochemical and physiological aspects of the treatment of acute and chronic heart.

Employees


      As of February 23, 2007, we had 28 full-time employees, 23 of whom are in the US and five of whom are in Europe. We do not anticipate a significant change in the number of our employees for the remainder of the current fiscal year or for the first six months of the fiscal year beginning March 1, 2007. We believe that we have a good relationship with our employees.



Facilities


      Our headquarters are located at 15 Schoen Place, Pittsford, New York 14534 with approximately 4,470 square feet of office space and approximately 1,000 square feet of laboratory space. Our lease for this facility extends to April 30, 2022, subject to our right to terminate at any time after January 31, 2009 upon 90 days' notice. For the lease years commencing May 1, 2007 and 2008, we will pay an annual base rent of $89,558. For each year commencing on May 1, 2009 and continuing through April 30, 2011, the base rent will increase by 5% over the previous year's rent. For each year commencing on May 1, 2011 and continuing through April 30, 2017, the base rent will increase by 3% over the previous year's rent. The landlord will be responsible for all real property taxes for the first 38 months of the lease term; thereafter, the landlord will absorb the first 3% of any increase in the real property taxes on the premises in which our facility is located and two-thirds of the remaining 97% of any such increase, while we will reimburse the landlord for our proportionate share (48%) of the remaining one-third of such 97%. We will bear our own gas, electric, water and other utility charges and our proportionate share of utility charges for the premises' interior common areas.


      We belive that this facility will be adequate for our current and anticipated future needs through the lease expiration date.

Legal Proceedings

      Except as noted below, we are not a party to any material legal proceedings and there are no material legal proceedings pending with respect to our property, except as noted below. We are not aware of any legal proceedings contemplated by any governmental authorities involving either us or our property. None of our directors, officers or affiliates is an adverse party in any legal proceedings involving us or our subsidiaries, or has an interest in any proceeding which is adverse to us or our subsidiaries.

      We are pursuing legal claims against one of our former law firms and certain of its attorneys. Review of the firm's work product and bills recently revealed questions about the firm's billing practices and other activities. The amount of potential damages has not yet been quantified. Also, the law firm has asserted claims seeking payment of additional legal fees, which claims Biophan has denied. The litigation is in an early stage. While, as with any legal proceedings, no assurance can be given as to ultimate outcome, management believes that the outcome of the litigation will not have a material adverse effect upon our financial condition.

                                   MANAGEMENT

Executive Officers and Directors

      The following table sets forth information regarding our executive officers and directors. Each of our executive officers has been elected by our board of directors and serves until his or her successor is duly elected and qualified.



         Name           Age   Position
---------------------   ---   ------------------------------------------------
Guenter H. Jaensch       68   Director and Chairman of the Board
Michael L. Weiner        59   Director, Chief Executive Officer, and President
Theodore A. Greenberg    47   Director
Bonita L. Labosky        64   Director
Stan Yakatan             63   Director
John F. Lanzafame        39   Chief Operating Officer and Vice-President -
                              Business Development
Darryl L. Canfield       60   Vice-President, Treasurer, Secretary and Chief
                              Financial Officer
Stuart G. MacDonald      57   Vice-President -- Research and Development
Jeffery L. Helfer        54   Vice-President -- Engineering



      The principal occupations and business experience for at least the past five years of each director and executive officer is as follows.

      Guenter H. Jaensch, Ph.D. is the former Chairman and CEO of Siemens Pacesetter, Inc., a manufacturer of cardiac pacemakers. During his more than twenty-five years at Siemens, Dr. Jaensch held various senior executive positions prior to running Siemens Pacesetter, including President of Siemens Communications Systems, Inc. from August 1983 to March 1985, Chairman and President of Siemens Corporate Research and Support, Inc., from April 1982 to September 1991 and Chairman and CEO of Siemens Pacesetter, Inc. and Head of the Cardiac Systems Division of Siemens AG Medical Engineering Group from October 1991 to September 1994. In 1994, upon the acquisition of Pacesetter by St. Jude Medical, Inc., he joined St. Jude Medical as Chairman and CEO of Pacesetter, Inc. and retired in 1995 to manage his personal investments. Since December 1997 he has been a director of MRV Communications, a publicly traded company in the fiber optic technology business. Dr. Jaensch has been a director of Biophan since March 2002.


      Michael L. Weiner is President, Chief Executive Officer and co-founder of Biophan, and has served as the Company's CEO since its inception in 2000. From 1975 to 1985 Mr. Weiner worked at Xerox Corporation in sales and marketing positions. In 1985 he left Xerox to head Microlytics, a Xerox PARC spin-off company, which subsequently merged with another company. In 1992 Mr. Weiner co-founded TextWise, a company developing natural language technologies, which was acquired by Manning and Napier Information Services (MNIS), a company offering patent analytics and natural language search and translation technologies, where Mr. Weiner served as CEO through 1999. In 1999 Mr. Weiner co-founded Technology Innovations, LLC, and serves on the board and as managing member, and its affiliate, Biomed Solutions, LLC, which together hold equity interests in several companies, including Biophan. Mr. Weiner serves on the boards of NaturalNano, Inc. and several privately-held technology companies.

      Theodore A. Greenberg is Chief Investment Officer, Chief Financial Officer, Secretary, and is a member of the Board of Directors of Infinity Capital Group, Inc., a business development company which he joined in 2005. Since 2004 he has been, and continues to be, a project consultant and advisor and has provided services to various companies. In 1999, Mr. Greenberg co-founded Park Avenue Equity Partners, LP, a $100 million middle market private equity fund and he was a general partner until 2003. From 1998 to 1999, Mr. Greenberg was the Chief Financial Officer of Development Capital, LLC. Mr. Greenberg has been a director of Biophan since April 2006.



      Bonita L. Labosky has, since December 2006, been President and CEO of Cardiac Concepts, Inc., a Minneapolis-based company developing new medical device technologies. From 2000 until December 2006, she was Group Vice President and member of the Executive Committee of Welch Allyn, Inc., a provider of innovative medical diagnostic devices, patient monitoring systems, and external defibrillators. During her tenure at Welch Allyn, Inc., Ms. Labosky also served as a member of the firm's Executive Committee. From 1993 until 2000, she was a Vice President of Medtronic, Inc., serving as General Manager for Heart Failure Management from 1997 through 2000, General Manager for Micro Interventional Systems from 1996 through 1997, and General Manager of the Promeon Division from 1993 through 1997. From 1989 through 1993, she was a research and development director at Medtronic and from 1978 through 1988 she held various management positions (including Vice President and General Manager) with SPSS, Inc. Ms. Labosky joined our Board of Directors in March 2007.



      Stan Yakatan is Chairman and Chief Executive Officer of Katan Associates, a private company which he founded in May 1989 that provides advisory services and strategic planning for companies in the life sciences industry. From June 2003 to August 2005, Mr. Yakatan was Chairman and Chief Executive Officer of Grant Life Sciences, a publicly-traded company engaged in the research, development, marketing, and sale of diagnostic kits for the screening, monitoring, and diagnosis of diseases with emphasis on women's health, infectious diseases, and cancers. Mr. Yakatan continues to serve as a Director of Grant Life Sciences. He is also a Director of Response Biomedical Corp. and LifePoint, Inc. and of several privately-held companies in the life sciences industry. From 1968 until he founded Katan Associates in 1989, Mr. Yakatan held various senior executive positions with New England Nuclear Corporation (a division of E.I. DuPont), ICN Pharmaceuticals, Inc., New Brunswick Scientific Co., Inc. and Biosearch. Mr. Yakatan is the Chairman of Biocomm Inc., a venture capital firm, and has founded and served as Chief Executive Officer of numerous entrepreneurial ventures in the biomedical and healthcare sectors. He has served as a strategic advisor to government agencies in Canada and Australia.


      John F. Lanzafame joined Biophan in 2004 and has served as Vice President
- Business Development and President of Nanolution, LLC, the drug delivery division of Biophan. In 2006, Mr. Lanzafame was promoted to Chief Operating Officer of Biophan and currently leads operations and business development for the Company. From 1989 to 2004, Mr. Lanzafame was employed by STS Biopolymers, Inc., a privately held medical device company that marketed high performance polymer-based coatings for the medical device industry, including drug eluting surfaces for devices such as coronary stents and indwelling catheters, serving in a variety of positions from 1989 to 2003 and as President beginning in 2003. Mr. Lanzafame left STS Biopolymers in 2004, following sale of the company to Angiotech Pharmaceuticals. Mr. Lanzafame is a member of the Board of Directors of NaturalNano, Inc.

      Darryl L. Canfield has been Chief Financial Officer, Vice President, Treasurer, and Secretary of Biophan since January 2006. For five years prior to joining Biophan in November 2005, Mr. Canfield was Vice President, Corporate Controller, and Chief Accounting Officer at Genencor International, Inc., a company engaged in the development and manufacturing of innovative diversified products for the biotechnology industry. From 1988 to 1994 Mr. Canfield held senior financial positions in several food and beverage companies, serving from 1994 to 2000 as CFO of SALOV North America Corp., from 1989 to 1994 as Vice President and Corporate Controller for Curtice Burns Foods, and from 1988 to 1989 as CFO of Genesee Corporation. From 1986 to 1988, he was CFO of The Systems Company, a captive high technology division of Fidelity Investments. From 1977 to 1987, he held several financial positions for Sybron Corp, including Group Controller for the Laboratory Group, and Vice President, Finance, of Brinkmann Instruments. From 1972 to 1977, he worked as an auditor for Price Waterhouse.

      Stuart G. MacDonald has been Biophan's Vice-President-Research and Development since January 2001. From January 1995 through December 2000, Mr. MacDonald was employed at Ortho-Clinical Diagnostics, a Johnson & Johnson company, holding the position of Director-Engineering from 1996 to mid-1997 and Vice-President, Clinical Lab Instrumentation R&D from mid-1997 through December 2000. He worked at Eastman Kodak Company from 1971 to 1994, rising to the position of Assistant Director, Clinical Diagnostic Research Labs. A portion of Mr. MacDonald's time is spent assisting with the research programs of Biomed Solutions, LLC and Myotech, LLC, related companies, for which Biophan is reimbursed.

      Jeffrey L. Helfer has been Biophan's Vice-President-Engineering since October 2001. Prior thereto, he served in a number of positions at Eastman Kodak Company for 19 years until November 1994. From December 1994 to September 2001 Mr. Helfer held various positions at Ortho-Clinical Diagnostics, a Johnson & Johnson company, including as Program Director within OCD's Product Development and Program Management Center of Excellence from June 1999 to September 2001, Program Director and Director of Regulatory Affairs from April 2000 to September 2001, Director of Engineering from January 1997 to March 2000, and Director of New Business Development from February 1995 to December 1996. A portion of Mr. Helfer's time is spent assisting with the research programs of Biomed Solutions, LLC, and Myotech, LLC, related companies, for which Biophan is reimbursed.

      There are no family relationships among any of our directors or executive officers.

Corporate Governance Guidelines

      Our Board has long believed that good corporate governance is important to ensure that we are managed for the long-term benefit of our stockholders. Our common stock is currently quoted on the OTC Bulletin Board. The OTC Bulletin Board currently does not have any corporate governance rules similar to the NASDAQ Stock Market, Inc., the American Stock Exchange, Inc. or any other national securities exchange or national securities association. However, our Board believes that the corporate governance rules of NASDAQ and AMEX represent good governance standards and, accordingly, during the past year, our Board has continued to review our governance practices in light of the Sarbanes-Oxley Act of 2002, the new rules and regulations of the Securities and Exchange Commission and the new listing standards of NASDAQ and AMEX, and it has implemented certain of the foregoing rules and listing standards during this past fiscal year. Biophan has also adopted a Code of Ethics for Senior Financial Officers that is applicable to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Our Board is also considering adopting during this current fiscal year additional corporate governance guidelines to assist it in the exercise of its duties and responsibilities and to serve the best interests of Biophan and its stockholders.

Board Determination of Independence


      Under NASDAQ and AMEX rules, generally speaking, a director will only qualify as an "independent director" if, in the opinion of our Board, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our Board has determined that each of Dr. Jaensch, Mr. Greenberg and Mr. Yakatan does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that, consequently, each of these directors is an "independent director" as defined under Rule 4200(a)(15) of the NASDAQ Marketplace Rules and similar AMEX rules.

The Board and Committees of the Board

      The Board held six meetings during our fiscal year ended February 28, 2006. The standing committees of the Board are the Audit Committee and the Compensation Committee. The Board does not currently have a nominating committee and has not established any specific procedure for selecting candidates for director. However, directors are currently nominated by a majority vote of the Board. There is also no established procedure for stockholder communications with members of the Board or the Board as a whole. However, stockholders may communicate with our investor relations department, and such communications are either responded to immediately or are referred to the chief executive officer or chief financial officer of Biophan for a response. The Board intends to form a nominating and corporate governance committee during this current fiscal year. During fiscal 2006, each of the incumbent directors, during his period of service, attended at least 75% of the total number of meetings held by the Board and each committee of the Board on which he served.



      Audit Committee. The Audit Committee is composed of Dr. Jaensch, Mr. Greenberg, and Mr. Yakatan. The responsibilities of the Audit Committee as more fully set forth in the Audit Committee Charter adopted in July 2003 and as previously provided and posted on our website at www.biophan.com, include appointing, retaining, replacing, compensating and overseeing the work of the independent accountants, who report to, and are directly accountable to, the Committee. The Audit Committee reviews with the independent accountants the results of the audit engagement, approves professional services provided by the accountants including the scope of non-audit services, if any, and reviews the adequacy of our internal accounting controls. The Audit Committee met formally four times during our fiscal year ended February 28, 2006, but also met informally on several other occasions. During that fiscal year, the Audit Committee was composed of Dr. Jaensch, Mr. Bramson and Mr. Katz. On the occasion of two of the four meetings, Mr. Bramson was absent. Otherwise, each member of the Audit Committee attended all of the meetings. The Board has determined that each of Dr. Jaensch, Mr. Greenberg and Mr. Yakatan meets the qualifications as an "audit committee financial expert". Each member of the Audit Committee is "independent" as such term is used in Section 10A(m)(3) of the Securities and Exchange Act of 1934, as amended.


      Compensation Committee. The Compensation Committee is composed of Dr. Jaensch, Ms. Lebosky and Mr. Yakatan. The responsibilities of the Compensation Committee as more fully set forth in the Compensation Committee Charter adopted in June 2005 and as previously provided and posted on our website at www.biophan.com, include reviewing our compensation policies, establishing executive officer compensation, and administering our stock option plans. The Compensation Committee met three times during our fiscal year ended February 28, 2006. During that fiscal year, the Compensation Committee was composed of Dr. Jaensch, Mr. Kenzie and Mr. Katz. Each member of the Compensation Committee attended all of the meetings. All of the members of the Committee are deemed to be non-employee directors for purposes of Section 162(m) and Rule 16b-3 of the Exchange Act. None of our executive officers serves as a member of the Board or Compensation Committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of our Board or Compensation Committee. None of the members of our Compensation Committee has ever been our employee.

Director Compensation

      Directors who are also our employees do not receive additional compensation for serving on the Board or its committees. Non-employee directors, for their services as directors, receive an annual cash fee of $8,000. Dr. Jaensch receives an additional $30,000 for serving as Chairman of the Board. In addition, non-employee directors receive options under our 2006 Incentive Stock Plan. All directors receive reimbursement for their reasonable expenses incurred in attending Board meetings. An additional $3,000 per year is paid to the Chairman of the Audit Committee. Otherwise, no additional compensation is paid to any director for serving as a member of any committee of the Board. We maintain directors and officers liability insurance.

The following table shows compensation to directors for the fiscal year ended February 28, 2007:

                            DIRECTOR COMPENSATION (1)

-------------------------------------------------------------------------------------------------------------
                               Fees Earned or     Option Awards ($)        All Other
           Name               Paid in Cash ($)           (2)           Compensation ($)        Total ($)
---------------------------- ------------------- -------------------- -------------------- ------------------
Guenter H. Jaensch               $38,000  (3)           $24,834  (8)  $           0                  $62,834
---------------------------- ------------ ------ --------------- ---- -------------- ----- ------------------
Steven Katz                        8,000                 24,834  (9)        183,500   (15)           216,334
---------------------------- ------------ ------ --------------- ---- -------------- ----- ------------------
Theodore A. Greenberg              6,000  (4)            24,834  (10)             0                   30,834
---------------------------- ------------ ------ --------------- ---- -------------- ----- ------------------
Stan Yakatan                       2,000  (5)             5,165  (11)             0                    7,165
---------------------------- ------------ ------ --------------- ---- -------------- ----- ------------------
Michael Friebe                         0  (6)                 0  (12)        27,984   (16)            27,984
---------------------------- ------------ ------ --------------- ---- -------------- ----- ------------------
Robert S. Bramson                  2,000  (6)                 0  (13)        34,607   (17)            36,607
---------------------------- ------------ ------ --------------- ---- -------------- ----- ------------------
Ross B. Kenzie                     6,000  (7)            24,834  (14)             0                   30,834
---------------------------- ------------ ------ --------------- ---- -------------- ----- ------------------


(1) Certain columnar information required by Item 402(k)(2) of Regulation S-K has been omitted for categories where there was no compensation awarded to, or paid to, the named directors during the fiscal year ended February 28, 2007.

(2) The reported amounts reflect the dollar amounts recognized for financial statement reporting purposes for the fiscal year ended February 28, 2007, in accordance with FAS 123R, of awards pursuant to our Stock Incentive Plan and may include amounts from awards granted both in and prior to the fiscal year ended February 28, 2007. As required, the amounts shown exclude the impact of any forfeitures related to service-based vesting conditions. The actual amount realized by the director will likely vary based on a number of factors, including the Company's performance, stock price fluctuations and applicable vesting.

(3) Includes a $30,000 fee for service as Chairman of the Board and an $8,000 fee for service on the Board.

(4)   Elected to the Board in April 2006.

(5)   Elected to the Board in December 2006.

(6)   Term expired in July 2006.

(7)   Resigned in October 2006

(8) An option for the purchase of 40,000 shares of common stock at an exercise price of $1.06 per share was granted to Dr. Jaensch on July 18, 2006. This option becomes fully vested and exercisable on the earlier of (i) completion of one year of service as a director measured from the date of grant or (ii) continuation of such service through the day immediately preceding the first annual shareholders meeting following the date of grant. This option has a termination date of July 18, 2016. At February 28, 2007, Dr. Jaensch held options for the purchase of an aggregate of 715,000 shares of common stock, of which options for the purchase of 627,500 shares were exercisable.

(9) An option for the purchase of 40,000 shares of common stock at an exercise price of $1.06 per share was granted to Mr. Katz on July 18, 2006. This option becomes fully vested and exercisable on the earlier of (i) completion of one year of service as a director measured from the date of grant or (ii) continuation of such service through the day immediately preceding the first annual shareholders meeting following the date of grant. This option has a termination date of July 18, 2016. At February 28, 2007, Mr. Katz held options for the purchase of an aggregate of 420,000 shares of common stock, of which options for the purchase of 332,500 shares were exercisable.

(10) An option for the purchase of 40,000 shares of common stock at an exercise price of $1.06 per share was granted to Mr. Greenberg on July 18, 2006. This option becomes fully vested and exercisable on the earlier of (i) completion of one year of service as a director measured from the date of grant or (ii) continuation of such service through the day immediately preceding the first annual shareholders meeting following the date of grant. This option has a termination date of July 18, 2016. At February 28, 2007, Mr. Greenberg held options for the purchase of an aggregate of 40,000 shares of common stock, none of which were exercisable.

(11) An option for the purchase of 40,000 shares of common stock at an exercise price of $0.45 per share was granted to Mr. Yakatan on December 1, 2006. This option becomes fully vested and exercisable on the earlier of (i) completion of one year of service as a director measured from the date of grant or (ii) continuation of such service through the day immediately preceding the first annual shareholders meeting following the date of grant. This option has a termination date of July 18, 2016. At February 28, 2007, Mr. Yakatan held options for the purchase of an aggregate of 40,000 shares of common stock, none of which were exercisable.

(12)  Dr. Friebe held no options at February 28, 2007.

(13) At February 28, 2007, Mr. Bramson held options for the purchase of an aggregate of 365,000 shares, of which options for the purchase of 277,500 shares were exercisable.

(14) An option for the purchase of 40,000 shares of common stock at an exercise price of $1.06 per share was granted to Mr. Kenzie on July 18, 2006. This option required (i) completion of one year of service as a director measured from the date of grant or (ii) continuation of such service through the day immediately preceding the first annual shareholders meeting following the date of grant. Because Mr. Kenzie resigned on October 31, 2006 before satisfaction of the vesting requirements, this option terminated without becoming exercisable. At February 28, 2007, Mr. Kenzie held options for the purchase of an aggregate of 245,000 shares of common stock, of which options for the purchase of 197,500 shares were exercisable.

(15) Other compensation consists of fees for consulting services performed by Mr. Katz.

(16) Other compensation consists of salary as an employee of our subsidiary, Biophan Europe GmbH, through May 2006 and fees for consulting services through September 2006.

(17) Other compensation consists of fees for legal services provided by Bramson & Pressman, of which Mr. Bramson is a partner.

Compensation Discussion and Analysis

      General Compensation Philosophy

      The objectives of the Company's executive compensation policies are (i) to be competitive with pay practices of other companies of comparable size and status, including those in the biotechnology industry and (ii) to attract, motivate and retain key executives who are vital to the long-term success of the Company. The Company's executive compensation currently consists of both fixed annual salary and stock based compensation which align the interests of the Company's executives with the interests of its stockholders.


      Executive Compensation Guiding Principles

      Our general compensation philosophy is further guided by the following principles specific to our executives:

      o     A strong link between pay and Company performance

      o Executives aligned with stockholders and managing from the perspective of owners with a meaningful equity stake in Biophan in the form of grants of stock options and restricted stock.

      o A competitive compensation package that will enable the Company to attract and motivate high-performing talent and that is strongly competitive with other biotechnology companies in our industry.

      o     A simple and cost-efficient program design


      The Compensation Committee of our Board of Directors determines the base salary (and any bonus and equity-based compensation) for each executive officer annually. Michael Weiner, our Chief Executive Officer, confers with members of the Compensation Committee, and makes recommendations, regarding the compensation of all executive officers other than himself. He does not participate in the Compensation Committee's deliberations regarding his own compensation. In determining the compensation of our executive officers, the Compensation Committee consults the annual Bioworld Executive Compensation Report, but does not engage in any benchmarking of total compensation or any material element of compensation.

      The Compensation Committee believes that it is important that the interests of our executive officers be aligned as closely as possible with those of our shareholders, and in that regard reviews on an annual basis the number of stock options and other equity interests held by each of our executive officers.


      Components of Biophan's Compensation Program

      The compensation program for our Named Executive Officers consists of:

(1)   Base salary;
(2)   Long-term incentive compensation, including:
      (i)   Stock Options, Restricted Stock, and Restricted Stock Units,
      (ii)  Stock Appreciation Rights, and Other Stock-Based Awards,
      (iii) Broad-based Employee Benefits

(1)   Base Salary

      With respect to annual compensation, the fundamental objective in setting base salary levels for the Company's senior management is to pay competitive rates to attract and retain high quality, competent executives. Competitive pay levels are determined based upon proxy disclosures, individual leadership, level of responsibility, management skills and industry activities. The Company does not currently have a bonus program for its executives.

(2)   Long Term Incentive Compensation

      (i) Stock Options, Restricted Stock, and Restricted Stock Units.

      The Company has two equity-based compensation plans, entitled Biophan Technologies, Inc. 2001 Stock Option Plan and Biophan Technologies, Inc. 2006 Incentive Stock Plan (the "Plans"), which are stockholder approved. The Plans provide for the grant of incentive and non-qualified stock options to employees, and the grant of non-qualified options to consultants and to directors and advisory board members. In addition, various other types of stock-based awards, such a stock appreciation rights, may be granted under the Plans. The Plans are administered by the Compensation Committee of our Board of Directors, which determines the individuals eligible to receive options or other awards under the Plans, the terms and conditions of those awards, the applicable vesting schedule, the option price and term for any granted options, and all other terms and conditions governing the option grants and other awards made under the Plans. Under the 2006 Plan, non-employee directors receive automatic grants of options for the purchase of 40,000 shares of common stock (i) upon the initial election to the Board of Directors and (ii) at each successive Annual Meeting at which they are re-elected to the Board. Under the 2001 Plan, 13,000,000 shares of our common stock were reserved for issuance pursuant to options or restricted stock awards; at February 28, 2007, 455,482 shares were available for future option grants and awards. Under the 2006 Plan, 7,500,000 shares of our common stock were reserved for issuance pursuant to options or restricted stock awards; at February 28, 2007, 7,225,003 shares were available for future option grants and awards.

      To date, awards have been solely in the form of non-qualified stock options granted under the Plans. The Compensation Committee grant these stock-based incentive awards from time to time for the purpose of attracting and retaining key executives, motivating them to attain the Company's long-range financial objectives, and closely aligning their financial interests with long-term stockholder interests and share value.

      Restricted stock awards entitle recipients to acquire shares of common stock, subject to our right to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable award are not satisfied prior to the end of the applicable restriction period established for such award. Restricted stock unit awards entitle the recipient to receive shares of common stock to be delivered in the future subject to such terms and conditions on the delivery of the shares as the Board of Directors may determine.

      Restricted stock and restricted stock unit awards granted under the 2006 Plan may vest (a) solely on the basis of passage of time, (b) solely based on achievement of specified performance criteria or (c) upon the passage of time, subject to accelerated vesting if specified performance criteria are met. The Board of Directors may determine, at the time of grant, that restricted stock or restricted stock unit award being made to an officer will vest solely upon achievement of specified performance criteria designed to qualify for deduction under Section 162(m) of the Code. The performance criteria for each restricted stock or restricted stock unit award intended to so qualify for purposes of Section 162(m) of the Code will be based on one or more of the following measures: sales, earnings per share, return on net assets, return on equity, and customer service levels.

      Except as noted below, (a) restricted stock and restricted stock units that vest solely on the basis of passage of time may vest no faster than ratably over three years; and (b) restricted stock and restricted stock units that vest based on achievement of specified performance criteria, or provide for accelerated vesting based upon achievement of specified performance criteria, may not vest earlier than the first anniversary of the date of grant. These vesting restrictions do not apply to restricted stock and restricted stock unit awards collectively with respect to up to 5% of the total number of shares of common stock covered by the 2006 Plan. In addition, the Board of Directors may make exceptions to the vesting limitations described above in the event of the recipient's death, a change in control or other extraordinary circumstances specified in the 2006 Plan.

(ii)  Stock Appreciation Rights and Other Stock-Based Awards

      A stock appreciation right, or SAR, is an award entitling the holder on exercise to receive, at the election of the Board of Directors, an amount in cash or common stock or a combination thereof determined in whole or in part by reference to appreciation, from and after the date of grant, in the fair market value of a share of common stock. SARs may be based solely on appreciation in the fair market value of common stock or on a comparison of such appreciation with some other measure of market growth such as (but not limited to) appreciation in a recognized market index. Under the 2006 Plan, the Board of Directors has the right to grant other awards of common stock or awards otherwise based upon common stock or other property, including without limitation rights to purchase shares of common stock, having such terms and conditions as the board may determine.

      The Company believes that, through the use of stock options, restricted stock, restricted stock units, stock appreciation rights, and other stock-based awards, executives' interests are directly tied to enhanced stockholder value. The Compensation Committee has the flexibility of awarding any of these incentives to executives. This flexibility enables the Company to fine-tune its grants in order to maximize the alignment of the interests of the stockholders and management.

(iii) Broad-based Employee Benefits

      As employees, our Named Executive Officers have the opportunity to participate in a number of benefits programs that are generally available to all eligible employees. These benefits include:

      o Healthcare Plans-- includes medical benefits, dental benefits, behavioral health program, vision and hearing care program, and wellness programs.

      o Disability Plans-- includes short-term and long-term disability income plans.

      o     Investing Plans-- includes a 401(k) plan.

Qualified Retirement Plan

      We maintain a tax-qualified retirement plan that provides all eligible employees with an opportunity to save for retirement on a tax-advantaged basis. Under the 401(k) Plan, participants may elect to defer a portion of their compensation on a pre-tax basis and have it contributed to the Plan subject to applicable annual Internal Revenue Code limits. Pre-tax contributions are allocated to each participant's individual account and are then invested in selected investment alternatives according to the participants' directions. Employee elective deferrals are 100% vested at all times. The 401(k) Plan allows for matching contributions to be made by us. As a tax-qualified retirement plan, contributions to the 401(k) Plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) Plan and all contributions are deductible by us when made.


      For eligible employees, our Investing Plans likewise use base and lump-sum merit pay as components of "eligible compensation" under the applicable plans (incentive plan awards are not part of "eligible compensation"). In addition, our "qualified" plans are subject to applicale IRS limits.

                           SUMMARY COMPENSATION TABLE (1)

      The table set forth below summarizes the compensation paid to our named executive officers during the year ended February 28, 2007.


        Name and                                                                           All
       Principal                                                    Stock      Option     Other
        Position            Year        Salary      Bonus(2)      Awards(3)   Awards(4) Compensation   Total
---------------------------------------------------------------------------------------------------------------
Michael L. Weiner
President and CEO            2007      $260,000          0            0           0      $11,758      $211,758

Darryl L. Canfield
CFO                          2007      $180,000          0            0           0         0         $180,000

John F. Lanzafame                                                                           0         $188,077
Vice-President and COO                                   0            0           0
                             2007      $188,077
Stuart G. MacDonald
Vice-President  -            2007      $175,000          0            0           0
Research                                                                                    0         $175,000

Jeffrey L. Helfer
Vice-President
-Engineering                 2007      $180,000          0            0           0         0         $180,000
---------------------------------------------------------------------------------------------------------------

----------
(1) Certain columnar information required by Item 402(c)(2) of Regulation S-K has been omitted for categories where there has been no compensation awarded to, or paid to, the named executive officers required to be reported in the table during fiscal year ended February 28, 2007.
(2) No bonus was paid to any named executive officer. The Company does not have a formal bonus plan, but the Compensation Committee has, from time to time on the recommendation of management, awarded cash bonuses to employees in recognition of exceptional service.
(3) The Company did not issue any stock awards to named executive officers in the fiscal year ended February 28, 2007.
(4) The Company did not issue any options awards to named executive officers in the fiscal year ended February 28, 2007.
(5) Unless otherwise indicated, the aggregate amount of perquisites and other personal benefits given to each of the named executive officers valued at the actual cost to the Company was less than $10,000. These amounts consist of contributions made by the Company to the 401(k) Plan and premiums for long-term disability for each of the officers.

Grants of Plan Based Awards

      The Company did not grant stock options or stock awards to the named executive officers during the fiscal year ended February 28, 2007.

Outstanding Equity Awards at Fiscal Year End

      The following table presents the number and values of exercisable and unexercisable options at February 28, 2007:

--------------------------------------------------------------------------------------------------------------
                                               Option Awards (1)
--------------------------------------------------------------------------------------------------------------

                                   Number of       Number of
                                  Securities      Securities
                                  underlying      underlying
                                 Unexercised     Unexercised
                                   Options     Unearned Options      Option
                                     (#)              (#)           Exercise        Option
                                 Exercisable    Unexercisable         Price       Expiration
           Name                   (Vested)        (Unvested)           ($)           Date
----------------------------     -----------   ---------------     -----------   -------------
Michael L. Weiner                    250,000  (2)           0         $ 0.50      01/01/2011
                                     250,000  (3)           0           0.43      07/16/2012
                                     300,000  (4)           0           0.18      10/31/2013
                                     800,000          200,000 (5)       0.97      05/10/2014

Darryl L. Canfield                   300,000          300,000 (6)       1.87      11/09/2015

John F. Lanzafame                     75,000           25,000 (7)       0.67      07/19/2014
                                     112,500           37,500 (8)       0.74      09/03/2014
                                     240,000           60,000 (9)       1.80       3/15/2015
                                      91,667          183,333 (10)      1.56      01/06/2011

Stuart G. MacDonald                  100,000  (11)          0           0.50      01/01/2011
                                     100,000  (12)          0           0.43      07/16/2012
                                     200,000  (4)           0           0.18      10/31/2013
                                     340,000           85,000 (13)      0.97      05/10/2014
                                      25,000  (14)          0           2.60      05/27/2015

Jeffrey L. Helfer                    100,000  (15)          0           0.50      10/15/2011
                                     100,000  (3)           0           0.43      07/16/2012
                                     200,000  (4)           0           0.18      10/31/2013
                                     340,000           85,000 (13)      0.97      05/10/2014
                                      25,000  (14)          0           2.60      05/27/2015

----------
(1) Certain columnar information required by Item 402(f) (2) of Regulation S-K has been omitted for categories where there has been no compensation awarded to, or paid to, the named executive officers required to be reported in the table during fiscal year ended February 28, 2007.

(2) These stock options were granted on January 1, 2001, with 100,000 vesting and becoming exercisable immediately. The remaining options vested and became exercisable in three equal annual installments with the first installment vesting on January 1, 2002.

(3) These stock options were granted on July 16, 2002. This option vested and became exercisable in three equal annual installments with the first installment vesting on December 31, 2002.

(4) These stock options were granted on October 31, 2003. This option vested and became exercisable in four equal annual installments with the first installment vesting on October 31, 2003.

(5) These stock options were granted on May 10, 2004. This option becomes vested and exercisable after the following contingencies are met.
      a.    400,000 options upon completion of a financing deal,
      b. 400,000 options upon completion of a substantial licensing and/or strategic transaction, and

      c.    200,000 options upon completion of a listing on a major exchange.

(6) These stock options were granted on November 9, 2005. This option becomes vested and exercisable in six equal annual installments with the first installment vesting on November 9, 2005.

(7) These stock options were granted on July 19, 2004. This option becomes vested and exercisable in four equal annual installments with the first installment vesting July 19, 2004.

(8) These stock options were granted September 3, 2004. This option becomes vested and exercisable in four equal annual installments with the first installment vesting September 3, 2004.

(9) These stock options were granted on March 10, 2005. This option becomes vested and exercisable after the following contingencies are met.

      a. 90,000 options upon completion of a financing deal vest and become exercisable in three equal semi-annual installments with the first installment vesting March 15, 2005,
      b. 150,000 options upon completion of a substantial licensing and/or strategic transaction vest and become exercisable in three equal semi-annual installments with the first installment vesting March 15, 2005, and
      c. 60,000 options upon completion of a listing on a major exchange vest and become exercisable in three equal semi-annual installments with the first installment vesting on the date of completion.

(10) These stock options were granted on January 6, 2006. This option becomes vested and exercisable in three equal annual installments with the first installment vesting on January 6, 2007.

(11) These stock options were granted January 1, 2001. This option vested and became exercisable in five equal annual installments with the first installment vesting January 1, 2002.

(12) These stock options were granted July 16, 2002. This option vested and became exercisable on December 31, 2002.

(13) These stock options were granted on May 10, 2004. This option becomes vested and exercisable after the following contingencies are met.

      a.    127,500 options upon completion of a financing deal,
      b. 212,500 options upon completion of a substantial licensing and/or strategic transaction, and
      c.    85,000 options upon completion of a listing on a major exchange.

(14) These stock options were granted May 27, 2005. This option vested and became exercisable on May 27, 2005.

(15) These stock options were granted October 15, 2001. This option vested and became exercisable in five equal annual installments with the first installment vesting October 15, 2002.

Options Exercised and Stock Vested

      No named executive officer exercised options or realized any vesting on any stock awards in the fiscal year ended February 28, 2007.

Employment Agreements

      Each of Michael L. Weiner, President and Chief Executive Officer; Darryl
L. Canfield, Vice-President, Treasurer, Secretary and Chief Financial Officer; Stuart G. MacDonald, Vice President of Research and Development; Jeffrey L. Helfer, Vice President and General Manager of Cardiovascular Products; and John
F. Lanzafame, Chief Operating Officer and Vice President of Business Development, has entered into an employment agreement with Biophan.

      Mr. Weiner's employment agreement has an initial term of three years with subsequent one-year renewal periods. His employment agreement may be terminated by us for cause or upon his death or disability. In the event of the disability of Mr. Weiner, termination of his employment agreement by us following a change in control or termination of his employment agreement by him for good reason, Mr. Weiner is entitled to receive (i) the unpaid amount of his base salary earned through the date of termination; (ii) any bonus compensation earned but not yet paid; and (iii) a severance payment equal to one (1) year of his then current salary. In addition, Mr. Weiner will be immediately vested in any options, warrants, retirement plan or agreements then in effect. "Good reason" means (i) a material change of Mr. Weiner's duties, (ii) a material breach by us under the employment agreement, or (iii) a termination of Mr. Weiner's employment in connection with a change in control.

      As used in Mr. Weiner's employment agreement, "change in control" means:

      (1) our merger or consolidation with another entity where the members of our Board do not, immediately after the merger or consolidation, constitute a majority of the Board of Directors of the entity issuing cash or securities in the merger or consolidation immediately prior to the merger or consolidation, or

      (2) the sale or other disposition of all or substantially all of our assets.

      In the event of termination for cause, all of Mr. Weiner's unexercised warrants and options, whether or not vested, will be canceled, and Mr. Weiner will not be eligible for severance payments. In the event of voluntary termination, Mr. Weiner's vested warrants and options remain exercisable for the life of the applicable agreement but he will not be eligible for severance payments.

      The employment agreements for Messrs. Canfield, MacDonald, Helfer and Lanzafame are terminable by either us or the employee upon 30 days' notice or immediately by us for cause (as defined in their employment agreements) or upon the death or disability of the employee. However, Messrs. Canfield, MacDonald and Lanzafame are entitled to receive severance equal to six months' base salary, payable in three equal installments within fifteen (15), thirty (30) and sixty (60) days following termination in the event that the employee is terminated by us within ninety (90) days following a change in control. In addition, under such circumstances each of them will be immediately vested in any options, warrants, retirement plan or agreements then in effect. Mr. Helfer is entitled to receive severance equal to six months' base salary, payable in six equal monthly installments for Voluntary Termination with Good Reason. Each will receive benefit continuation for the period equal to their severance.

      For purposes of the employment agreements for Messrs. Canfield, MacDonald, Helfer and Lanzafame "change in control" means (1) on the date of the merger or consolidation of Biophan with another entity where the members of the Board of Directors, immediately prior to the merger or consolidation, would not, immediately after the merger or consolidation, constitute a majority of the Board of Directors of the entity issuing cash or securities in the merger or consolidation; (2) on the date Michael L. Weiner is terminated as CEO of the Company; or (3) on the date of the sale or other disposition of all or substantially all of the assets of Biophan.

      In the event of termination for cause, all unexercised warrants and options held by the applicable employee, whether or not vested, will be canceled and the employee will not be eligible for severance payments. In the event of voluntary termination, all vested warrants and options remain exercisable for the life of the applicable agreement.

Termination and Change in Control Tables

      The tables below outline the potential payments to our Chief Executive Officer and other Named Executive Officers upon the occurrence of certain termination triggering events. For the purposes of the table, below are the standard definitions for the various types of termination, although exact definitions may vary by agreement and by person.

      "Voluntary termination" means a termination initiated by the executive officer.

      "Voluntary termination for Good Reason" generally means termination initiated by the executive officer (i) following a change in control as defined above (ii) due to a material breach by the Company under the employment agreement or (iii) a significant change in the executive officer's duties.

      "Involuntary Termination--Disability" means entitlement to long-term disability benefits under the Company Disability Income Plan, as amended and any successor plan, or a determination of a permanent and total disability under a state workers compensation statute.

      "Involuntary Termination-- For Cause" means the occurrence of one or more of the following events (i) the Executive willfully refuses to obey reasonable and lawful orders of the CEO or the Board of Directors; (ii) the Executive has willfully breached or habitually neglected his duty and has failed to correct his behavior within five (5) days following receipt of written notice of such concerns; (iii) the Executive has been convicted in a court of law of a crime or offense which involves dishonesty or fraud; (iv) the Executive has breached any of the Executive's obligations pursuant to this Agreement; or (v) the Executive has committed an intentional tort against the Company or its Executives.

      "Involuntary Termination-- Not for Cause" means an involuntary termination for reasons other than "For Cause" as defined above.

      "Involuntary Termination for Change-in-Control" occurs when a named executive is terminated after the completion of change in control as described above in Employment Contracts.

      No Named Executive Officer is entitled to a payment in connection with Involuntary Termination--For Cause.

      Only Mr. Helfer is entitled to a payment in connection with a Voluntary Termination for Good Reason.

Michael L. Weiner
President, Chief Executive Officer, Director
---------------------------------------------------------------------------------------------------------------------
                                             Voluntary
                                            Termination                     Involuntary Termination
---------------------------------------------------------------------------------------------------------------------
Executive Benefits and Payments Upon      Good Reason or   Disability or                                  Change in
Termination(1)                              Retirement         Death        For Cause    Not For Cause     Control
---------------------------------------------------------------------------------------------------------------------
Compensation
   Severance(2)                                        0        $260,000            0         $260,000       $260,000
Benefits and Perquisites(3)
   401(k) Match(4)                                     0           9,000            0            9,000          9,000
   Health Insurance(5)                                 0          10,200            0           10,200         10,200
   Long-Term Disability premiums(5)                    0           1,360            0            1,360          1,360
---------------------------------------------------------------------------------------------------------------------

Darryl L. Canfield
Vice-President, Treasurer, Secretary, Chief Financial Officer
---------------------------------------------------------------------------------------------------------------------
                                             Voluntary
                                            Termination                     Involuntary Termination
---------------------------------------------------------------------------------------------------------------------
Executive Benefits and Payments Upon      Good Reason or   Disability or                                  Change in
Termination(1)                              Retirement         Death        For Cause    Not For Cause     Control
---------------------------------------------------------------------------------------------------------------------
Compensation
   Severance(2)                                        0               0            0                0        $90,000
Benefits and Perquisites(3)
   401(k) Match(4)                                     0               0            0                0          3,600
   Health Insurance(5)                                 0               0            0                0          1,930
   Long-Term Disability premiums(5)                    0               0            0                0            810
---------------------------------------------------------------------------------------------------------------------

John F. Lanzafame
Vice-President - Business Development, Chief Operating Officer
---------------------------------------------------------------------------------------------------------------------
                                             Voluntary
                                            Termination                     Involuntary Termination
---------------------------------------------------------------------------------------------------------------------
Executive Benefits and Payments Upon      Good Reason or   Disability or                                  Change in
Termination(1)                              Retirement         Death        For Cause    Not For Cause     Control
---------------------------------------------------------------------------------------------------------------------
Compensation
   Severance(2)                                        0               0            0                0        $90,000
Benefits and Perquisites(3)
   401(k) Match(4)                                     0               0            0                0          3,600
   Health Insurance(5)                                 0               0            0                0          4,500
   Long-Term Disability premiums(5)                    0               0            0                0            240
---------------------------------------------------------------------------------------------------------------------

Stuart G. MacDonald
Vice-President - Research and Development
---------------------------------------------------------------------------------------------------------------------
                                             Voluntary
                                            Termination                     Involuntary Termination
---------------------------------------------------------------------------------------------------------------------
Executive Benefits and Payments Upon      Good Reason or   Disability or                                  Change in
Termination(1)                              Retirement         Death        For Cause    Not For Cause     Control
---------------------------------------------------------------------------------------------------------------------
Compensation
   Severance(2)                                        0               0            0                0        $87,500

Benefits and Perquisites(3)
   401(k) Match(4)                                     0               0            0                0          3,500
   Health Insurance(5)                                 0               0            0                0          1,600
   Long-Term Disability premiums(5)                    0               0            0                0            640
---------------------------------------------------------------------------------------------------------------------

Jeffrey L. Helfer
Vice-President and General Manager-Cardiovascular Products
---------------------------------------------------------------------------------------------------------------------
                                             Voluntary
                                            Termination                     Involuntary Termination
---------------------------------------------------------------------------------------------------------------------
Executive Benefits and Payments Upon      Good Reason or   Disability or                                  Change in
Termination(1)                              Retirement         Death        For Cause    Not For Cause     Control
---------------------------------------------------------------------------------------------------------------------
Compensation
   Severance(2)                                   90,000               0            0                0              0
Benefits and Perquisites(3)
   401(k) Match(4)                                 3,600               0            0                0              0
   Health Insurance(5)                             4,500               0            0                0              0
   Long-Term Disability premiums(5)                  550               0            0                0              0
---------------------------------------------------------------------------------------------------------------------

--------------
(1) For purposes of this analysis, we assume that the named Executive Officer's compensation is as follows: Michael Weiner's current base salary is $260,000; Darryl Canfield, John Lanzafame and Jeffrey Helfer's current base salaries are $180,000; Stuart MacDonald's current base salary is $175,000.
(2) Severance is calculated as follows: Michael Weiner receives one (1) year of base salary for Involuntary Termination-Disability or Death, Involuntary Termination-Not for Cause and Involuntary Termination-Change in Control; Darryl Canfield, John Lanzafame and Stuart MacDonald receive six (6) months of base salary for Involuntary Termination-Change in Control; Jeffrey Helfer receives six (6) months for Voluntary Termination-Good Reason.
(3) Payments associated with benefits and perquisites are limited to the items listed. No other continuation of benefits or perquisites occurs under the termination scenarios listed.
(4) 401(k) Employer Match is calculated on salary paid as per Safe Harbor provision of the 401(k) Plan up to the maximum allowable contribution.
(5) Health Insurance and Long-Term Disability continuation is calculated as follows: Michael Weiner at one (1) year; each of Darryl Canfield, John Lanzafame, Stuart MacDonald, and Jeffrey Helfer at six (6) months.

Limitation of Liability and Indemnification

      As permitted by the Nevada General Corporation Law, we have adopted provisions in our certificate of incorporation and by-laws to be in effect at the closing of this offering that limit or eliminate the personal liability of our directors. Consequently, a director will not be personally liable to us or our stockholders for monetary damages or breach of fiduciary duty as a director, except for liability for:

      o any breach of the director's duty of loyalty to us or our stockholders;

      o any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

      o any unlawful payments related to dividends or unlawful stock repurchases, redemptions or other distributions; or

      o any transaction from which the director derived an improper personal benefit.

      These limitations of liability do not alter director liability under the federal securities laws and do not affect the availability of equitable remedies such as an injunction or rescission.

In addition, our by-laws provide that:

      o we will indemnify our directors, officers and, in the discretion of our board of directors, certain employees to the fullest extent permitted by the Nevada General Corporation Law; and

      o we will advance expenses, including attorneys' fees, to our directors and, in the discretion of our board of directors, to our officers and certain employees, in connection with legal proceedings, subject to limited exceptions.

      We also maintain general liability insurance that covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers, including liabilities under the Securities Act of 1933, as amended. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the registrant pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

      These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder's investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the indemnification agreements and the insurance are necessary to attract and retain talented and experienced directors and officers.

      At present, there is no pending litigation or proceeding involving any of our directors or officers where indemnification will be required or permitted. We are not aware of any threatened litigation or proceeding that might result in a claim for such indemnification.

               BENEFICIAL OWNERSHIP OF COMMON STOCK BY DIRECTORS,
                       OFFICERS AND PRINCIPAL STOCKHOLDERS



      The following table sets forth the beneficial ownership information of our common stock at March 22, 2007, for:



      o each person known to us to be the beneficial owner of more than 5% of our common stock (other than selling stockholders, whose beneficial ownership is disclosed on page 48);

      o     each named executive officer;

      o     each of our directors; and

      o     all of our executive officers and directors as a group.



      We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock reflected as beneficially owned. We have based our calculation of the percentage of beneficial ownership on 83,431,699 shares of common stock outstanding on March 22, 2007.

      In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of March 22, 2007. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Beneficial ownership representing less than 1% is denoted with an asterisk (*).



                                                           Shares Beneficially
                                                                  Owned
Beneficial Owner                                           Number       Percent
-----------------------------------------------------   ----------     ---------
Guenter H. Jaensch                                       1,077,500 (1)     1.28%
16065 Bristol Isle Way
Delray Beach, FL 33446


Michael L. Weiner                                       15,970,522 (2)    17.14%
693 Summit Drive
Webster, NY 14580


Theodore A. Greenberg                                            0            *
530 F Grand Street
New York, NY 10002


Bonita L. Labosky                                                0            *
3067 East Lake Road
Skaneateles, NY 13152



Stan Yakatan                                                     0            *
155 Lyndon Street - First Court
Hermosa Beach, CA 90524


Jeffrey H. Helfer                                        5,818,780 (4)     6.91%
4 Highland Green
Victor, NY 14564

Stuart G. MacDonald                                      5,778,080 (5)     6.86%
4663 East Lake Road
Pultneyville, NY 14538

John F. Lanzafame                                          519,500 (3)        *
10 Alameda Drive
Fairport, NY 14450

Darryl L. Canfield                                         300,000 (3)        *
32 Merryhill Lane
Pittsford, NY 14534


Biomed Solutions, LLC                                    8,839,437 (6)     9.65%
15 Schoen Place
Pittsford, NY 14534

Myotech, LLC                                             4,923,080         5.90%
15 Schoen Place
Pittsford, NY 14534

Technology Innovations, LLC                              9,140,081 (7)     9.98%
15 Schoen Place
Pittsford, NY 14534



All Directors and Executive Officers as a Group (9 persons)
                                                        19,618,222 (8)    20.73%

(1) Includes 627,000 shares issuable upon exercise of currently-exercisable options. Also includes 225,000 shares owned by Dr. Jaensch's wife; Dr. Jaensch disclaims beneficial ownership of the shares held by his wife.

(2) Includes (i) 656,756 shares owned by Biomed Solutions, LLC and an aggregate of 8,449,369 shares issuable to Biomed Solutions, LLC upon exercise of currently-exercisable warrants and conversion of outstanding convertible promissory notes, (ii) 4,923,080 shares owned by Myotech, LLC, and (iii) 300,644 shares owned by Technology Innovations, LLC. Mr. Weiner is deemed to have voting and investment control over these shares by reason of his status as Manager of Biomed Solutions, LLC and Technology Innovations LLC and as a member of the Board of Directors of Myotech, LLC; he disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in Biomed Solutions, LLC, Technology Innovations LLC and Myotech, LLC. Also includes 1,600,000 shares issuable upon exercise of currently-exercisable options held by Mr. Weiner.

(3)   Issuable upon exercise of currently-exercisable options.

(4) Includes 4,923,080 shares owned by Myotech, LLC. Mr. Helfer is deemed to have voting and investment control over these shares by reason of his status as a member of the Board of Directors of Myotech, LLC; he disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in Myotech, LLC. Also includes 765,000 shares issuable upon exercise of currently-exercisable options held by Mr. Helfer.

(5) Includes 4,923,080 shares owned by Myotech, LLC. Mr. MacDonald is deemed to have voting and investment control over these shares by reason of his status as a member of the Board of Directors of Myotech, LLC; he disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in Myotech, LLC. Also includes 765,000 shares issuable upon exercise of currently-exercisable options held by Mr. MacDonald.

(6) Includes 6,434,403 shares issuable upon exercise of currently-exercisable warrants and conversion of outstanding convertible promissory notes.

(7) Includes (i) 656,756 shares owned by Biomed Solutions, LLC and (ii) 8,449,369 shares issuable to Biomed Solutions, LLC upon exercise of currently-exercisable warrants and conversion of outstanding convertible promissory notes. Technology Innovations, LLC is the beneficial owner of approximately 57% of the outstanding membership interests of Biomed Solutions, LLC; it disclaims ownership of these shares except to the extent of its pecuniary interest in Biomed Solutions, LLC.

(8) Includes shares issuable upon exercise of options and warrants and conversion of convertible promissory notes, as described in notes 1 through 7 above. Also includes shares as to which beneficial ownership is disclaimed, as described in notes 1, 2, 4, 5 and 7 above

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS



      Michael L. Weiner, our President and Chief Executive Officer, is the Manager and a 42.7% equity member of Technology Innovations, LLC., a 57% equity member of Biomed Solutions, LLC. Mr. Weiner is also the Manager of Biomed. Biomed is the record owner of 656,756 shares of our common stock and Technology Innovations is the record owner of 300,644 shares of our common stock. As Manager of Technology Innovations and Biomed, Mr. Weiner has control over these entities. Mr. Weiner is also on the board of Nanoset, LLC, an entity owned in part by Biomed Solutions, and with which we have entered into a technology license agreement. Mr. Weiner is also on the Board of Myotech, LLC which is the owner of 4,923,080 shares of our common stock. We beneficially own 43.7% of Myotech, LLC.



      On December 1, 2000, we issued to Biomed Solutions, LLC 10,759,101 shares of our common stock in exchange for Biomed's shares of LTR Antisense Technology, Inc.

      On December 1, 2000, Biomed Solutions transferred its MRI-compatible pacemaker patent pending and related technology to Biophan for a future payment of $500,000. This obligation bore interest at 8% per annum from February 28, 2002. On February 10, 2004, Biomed transferred $300,000 of this obligation to SBI Brightline Consulting, LLC and converted the remaining balance of $200,000 into shares of our common stock. On the same date, SBI converted the $300,000 obligation transferred to it into 3,000,000 shares of our common stock.

      On June 4, 2002, we executed a line of credit agreement with Biomed providing for borrowings up to $250,000. On August 19, 2002, the line was increased by $100,000 and the expiration date thereof for that portion of the line was set at August 19, 2003. The payment date of amounts borrowed under the original line was extended to December 1, 2002. It was later extended to June 1, 2004. On February 10, 2004, all outstanding balances under the line of credit were converted to common stock in accordance with the terms of the credit agreement.

      On May 27, 2005, we entered into an unsecured loan agreement with Biomed, whereby Biomed agreed to provide us with a line of credit facility of up to $2 million. Borrowings under the line bear interest at 8% per annum (compounded monthly) and are payable on demand on or after November 27, 2005. In June 2005 the entire facility was drawn down. The outstanding principal and interest are convertible into shares of our Common Stock at 90% of the average market closing price per share of our Common Stock for the 20 trading days preceding the date of borrowings under the line ($2.12 per share for the first $1 million and $2.19 per share for the second $1 million). Additionally, Biomed received warrant coverage of 500,000 shares, with the warrants priced at 110% of the average market closing price per share of our Common Stock for the 20 trading days preceding the date of execution of the loan agreement ($2.49 per share). On August 31, 2005, Biomed elected to convert $1,000,000 of the outstanding debt plus accrued interest into 480,899 shares of our Common Stock. On October 7, 2005, we repaid $500,000 of the outstanding debt plus the entire accrued interest to date, leaving an outstanding principal balance of $500,000. The loan agreement requires us to use our best efforts to include the shares issued and issuable upon conversion of the loan in any registration statement we file covering resale of shares of our Common Stock.


      On January 24, 2006, we entered into a Line of Credit Agreement (the "Line of Credit Agreement") with Biomed pursuant to which Biomed has committed to make advances to us, in an aggregate amount of up to $5,000,000. Our obligations with respect to borrowings under the credit facility are governed by a Convertible Promissory Note issued by us to Biomed on January 24, 2006. Under the Line of Credit Agreement, advances may be drawn down in such amounts and at such times as we determine upon 15 days' prior notice to Biomed, except that we may not draw down more than $1,500,000 in any 30-day period. As of January 31, 2007, we had borrowed an aggregate of $3,930,000 under the Line of Credit Agreement. Amounts borrowed bear interest at the rate of 8% per annum and were originally convertible into shares of our Common Stock at the rate of $1.46 per share. On October 11, 2006, in connection with Biomed's agreement to subordinate its rights under the Convertible Promissory Note to the interests of the investors acquiring the Notes described under the heading "Transactions with Selling Stockholders" on Page 47, we amended the Line of Credit Agreement to reduce the conversion price to $0.67 per share. Any amounts drawn down and repaid may be reborrowed at any time (subject to a requirement of 15 days' notice and the limitation that not more than $1,500,000 may be drawn down during any 30-day period). Biomed's obligation to lend to us under the Line of Credit Agreement expires on June 30, 2007, on which date the entire amount borrowed by us (and not converted into shares of our Common Stock) becomes due and payable. In connection with the establishment of the credit facility under the Line of Credit Agreement, on January 24, 2006 we issued to Biomed a Stock Purchase Warrant (the "Warrant") entitling Biomed to purchase up to 1,198,630 shares of our Common Stock at an exercise price of $1.89 per share. Biomed's purchase rights under the Warrant expire on January 23, 2011.

      We have affiliations with three entities, Biomed Solutions, Technology Innovations, and Myotech (through November 30, 2005) that are related by virtue of common senior management personnel and stock ownership. During the years ended February 28, 2006, 2005 and February 29, 2004, we charged Biomed and Myotech (through November 30, 2005) for services of certain Biophan personnel. The total of these charges was $156,647, $161,014 and $85,584, respectively. We also charge Biomed, Technology Innovations and Myotech (through November 30,
2005) for expenses allocable to and paid on their behalf. During the year ended February 28, 2006, 2005 and February 29, 2004 expenses paid by us on their behalf were approximately $647,000, $240,000 and $120,000, respectively. At February 28, 2006, the combined balances due from these related parties was $9,387. The amounts do not bear interest and we received payment within forty-five days.



      During the years ended February 28, 2007, 2006 and 2005, we were billed $34,607, $93,000 and $9,000 respectively, for legal services provided by Bramson & Pressman. Robert S. Bramson, at the time a member of our Board of Directors, is a partner in Bramson & Pressman.




      During the year ended February 28, 2006, we were billed $121,500 for consulting services provided by Steven Katz, at the time a member of our Board of Directors.

      During the year ended February 28, 2007, we were billed $183,500 for consulting services provided by Mr. Katz. These services, and the amount of fees billed by Mr. Katz for each, are described below:

Service                                                                    Fee
-------------------------------------------------------------------    ---------
Assistance with audit of Biophan Europe GmbH                           $   7,500
Assistance with acquisition of interest in Myotech LLC                    32,500
Assistance with October 2006 convertible note and warrant financing      131,000
General management assistance                                             12,500


      Pursuant to a policy adopted by resolution of our Board of Directors, all transactions with affiliates must be approved by the disinterested members of our Board of Directors, based on a determination that such transactions are on terms no less favorable to us than would prevail in arms-length transactions with unaffiliated parties under similar circumstances. All transactions with our affiliates during the fiscal year ended February 28, 2007 were approved in accordance with this policy.


                     TRANSACTIONS WITH SELLING STOCKHOLDERS

      On October 11, 2006, we entered into a Securities Purchase Agreement (the "Purchase Agreement") with ten private investors led by Iroquois Master Fund Ltd ("Iroquois"). The investors party to the Purchase Agreement are selling stockholders in this offering.


      Pursuant to the Purchase Agreement, on October 12, 2006 we issued $7,250,000 of Senior Secured Convertible Notes (the "Notes") to the investors and received proceeds of $6,219,880 after paying estimated fees and expenses of $1,030,120 related to the transaction. The holders of the Notes may elect to convert the Notes at any time into shares of our common stock based upon a price of $0.67 per share (the "Conversion Price"). Interest on the outstanding principal amount under the Notes is payable quarterly at a rate equal to the six-month London InterBank Overnight Rate plus 500 basis points, with a minimum rate of 10% per annum and a maximum rate of 12% per annum, payable at our option in cash or shares of our common stock registered for resale under the Securities Act of 1933, as amended (the "Securities Act"). If we elect to make an interest payment in common stock, the number of shares issuable by us will be based upon the lower of (i) 90% of the 20-day trailing average volume weighted average price per share as reported on Bloomberg LP (the "VWAPS") or (ii) the Conversion Price. Principal on the Notes amortizes and payments are due in 33 equal monthly installments commencing four months following issuance of the Notes, and may be made at our option in cash or shares of our common stock registered for resale under the Securities Act. If we elect to make a principal payment in common stock, the number of shares issuable by us will be based upon the lower of (i) 87.5% of the 15-day trailing VWAPS prior to the principal payment date or (ii) the Conversion Price. Our obligations under the Notes are secured by a first priority security interest in substantially all of our assets pursuant to a Security Agreement dated as of October 11, 2006 among us, the investors and Iroquois, as agent for the investors (the "Security Agreement").

      As further consideration to the investors, we issued one-year warrants to purchase an aggregate of 10,820,896 shares of our common stock at a price of $0.67 per share. If the investors elect to exercise these one-year warrants, they will also receive additional five-year warrants to purchase shares of our common stock equal to the number of shares purchased under the one-year warrants, with 50% of the additional warrants having an exercise price of 115% of the per share purchase price, and the remaining 50% of the additional five-year warrants having an exercise price of 125% of the per share purchase price. We also issued to the investors two series of five-year warrants to purchase an aggregate of 10,820,896 shares of our common stock. The first five-year warrants allow for the purchase of 5,410,448 shares of our common stock at an exercise price of $0.81 per share, and the second five-year warrants allow for the purchase of 5,410,448 shares of our common stock at an exercise price of $0.89 per share. The warrants contain anti-dilution protection that, should we issue equity or equity-linked securities at a price per common share below the exercise price of the five-year warrants, will automatically adjust the exercise price of the warrants to the price at which we issue such equity or equity-linked securities.


      On February 21, 2007, we entered into a Forbearance Agreement (the "Forbearance Agreement") with the selling investors pursuant to which the investors agreed that, during the period commencing on February 16, 2007 and ending on the earlier of (i) March 31, 2007 or (ii) the date on which any Termination Event (as defined in the Forbearance Agreement) first occurs (the "Forbearance Period"), they will forbear from exercising any and all of the rights and remedies which they may have against us or any of our assets under the Notes or the Purchase Agreement or at law or in equity as a result of any default under the Notes or as a result of the occurrence of certain events with respect to the Purchase Agreement. In exchange for entering into the Forbearance Agreement, we issued pro rata to the investors three-year warrants for the purchase of an aggregate of 60,000 shares of our common stock at an exercise price of $0.51 per share (the "Fee Warrants").

      Upon the issuance of the Fee Warrants, the exercise prices of five-year warrants issued to the investors pursuant to the Purchase Agreement to the Note Holders (the "Original Warrants") for the purchase of an aggregate of 10,820,896 shares of our common stock were automatically adjusted from $0.81 per share and $0.89 per share, respectively, to $0.51 per share, and the number of shares of Common Stock issuable upon exercise of the Original Warrants was automatically adjusted, proportionately, to an aggregate of 18,034,830 shares. In the Forbearance Agreement, the investors waived, with respect to the issuance of the Fee Warrants, application of similar anti-dilution adjustments contained in the Notes and in a third series of warrants for the purchase, on or before October 12, 2007, of an aggregate of 10,820,896 additional shares of our common stock at an exercise price of $0.67 per share (the "One Year Warrants").

      Pursuant to the Forbearance Agreement, we also agreed that we would not, without the prior written consent of investors then holding Notes representing, in the aggregate, at least sixty percent (60%) of the face amount of all outstanding Notes, incur expenses (other than the accrual of interest, penalties and liquidated damages on the Notes or under the Purchase Agreement) in excess of $500,000 during any thirty-day period commencing on February 16, 2007 and terminating on the date on which the Registration Statement to which this prospectus relates was declared effective by the Securities and Exchange Commission.


      C.E. Unterberg, Towbin acted as the exclusive placement agent in the offering. We paid the placement agent a cash fee of $580,000 and issued to it a five-year warrant to purchase an aggregate of 865,672 shares of our common stock at a price of $0.67 per share. The placement agent is a selling stockholder in this offering.


      In connection with the Forbearance Agreement, C.E. Unterberg Towbin separately agreed to waive, with respect to the issuance of the Fee Warrants, application of the anti-dilution provisions set forth in its warrant.


      The Registration Statement to which this prospectus relates was filed by us pursuant to an agreement with the selling stockholders to register for resale under the Securities Act the common stock issuable upon the exercise of all of the warrants and any shares of common stock that we may issue at our option to the holders of the Notes in connection with payments of interest and principal, or that we are obligated to issue upon any conversion of the Notes at the option of the holders. We further agreed to propose to our shareholders an amendment to our Articles of Incorporation in order to increase to at least 150,000,000 the number of authorized shares of our common stock (the "Charter Amendment") in order to make available a sufficient number of shares to permit the exercise in full of the warrants issued to the investors under the Purchase Agreement and the conversion in full of the Notes. Following approval of the Charter Amendment by our stockholders, we intend to file another registration statement covering the resale by the selling stockholders of the remaining shares of our common stock issuable upon exercise of the warrants.

                              SELLING STOCKHOLDERS



      The following table sets forth the beneficial ownership information of our common stock at March 22, 2007, and as adjusted to reflect the sale of the shares of common stock in this offering, for each selling stockholder.



      Certain selling stockholders may be affiliates of broker-dealers. To our knowledge, each selling stockholder purchased the shares of our stock in the ordinary course of business and, at the time of acquiring the securities to be resold, the selling stockholder had no agreements or understandings, directly or indirectly, with any person to distribute the securities.



      We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock reflected as beneficially owned. We have based our calculation of the percentage of beneficial ownership on 83,431,699 shares of common stock outstanding on March 22, 2007, assuming (i) the conversion of an aggregate face amount of $7,250,000 of our outstanding Senior Secured Convertible Notes due October 11, 2009 into an aggregate of 10,820,896 shares of common stock to be sold by selling stockholders in this offering, (ii) the exercise of warrants to purchase an aggregate of 11,686,568 shares of common stock to be sold by selling stockholders in this offering, (iii) the issuance of an aggregate of 2,084,027 shares of common stock (at an assumed price of $0.67 per share) in payment of interest accruing under the Notes through October 11, 2009, to be sold by selling stockholders in this offering, and (iv) the issuance to the selling stockholders of additional warrants to purchase an aggregate of 36,069,660 shares of common stock. Our calculation does not include an aggregate of 60,000 of common stock issuable to the selling stockholders upon exercise of warrants which may not be exercised.

      In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of March 22, 2007. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Beneficial ownership representing less than 1% is denoted with an asterisk (*).




                                                  Shares Beneficially                                   Shares Beneficially
                                                      Owned Prior                                         Owned After the
                                                    to the Offering                                          Offering
                                           ----------------------------------    Shares          ----------------------------------
Beneficial Owner                               Number             Percent        Offered             Number           Percent
----------------------------------------   ---------------     --------------  -------------     ---------------    --------------
BridgePointe Master Fund Ltd (2)             6,185,733(1)          4.99%(1)       2,454,389           3,731,344             3.34%
1125 Sanctuary Parkway, Suite 275
Alpharetta, GA 30004

CAMOFI Master LDC (3)                        8,247,654(1)          4.99%(1)       3,272,532           4,975,122             4.40%
c/o Centrecourt Asset Management LLC
550 Madison Avenue, 8th Floor
New York, New York 10017

Castlerigg Master Investments LTD (4)        8,247,654(1)          4.99%(1)       3,272,532           4,975,122             4.40%
c/o Sandell Asset Management Corp.
40 W. 57th Street, 26th Floor
New York, New York 10019

Cranshire Capital, L.P. (5)                  6,185,733(1)          4.99%(1)       2,454,389           3,731,344             3.34%
3100 Dundee Rd., Suite 703
Northbrook, IL 60062

Crescent International Ltd. (6)              4,123,831             3.73%          1,636,267           2,487,564             2.25%
c/o Cantara (Switzerland) S.A.
84 Avenue Louis-Casai
CH-1216 Cointrin/Geneva, Switzerland

Harborview Master Fund LP  (7)               4,123,831             3.73%          1,636,267           2,487,564             2.25%
Harbour House, Second Floor
Waterfront Drive, Road Town
Tortola, British Virgin Islands

Highbridge International LLC (8)             4,123,831             3.73%          1,636,267           2,487,564             2.25%
c/o Highbridge Capital Management, LLC
9 West 57th Street, 27th Floor
New York, NY 10019

Iroquois Master Fund Ltd. (9)               10,309,550(1)          4.99%(1)       4,090,642           6,218,908(1)          4.99%(1)
641 Lexington Avenue, 28th Floor
New York, NY 10022

Rockmore Investment Master Fund Ltd. (10)    4,123,831             3.73%          1,636,267           2,487,564             2.25%
150 East 58th Street, 28th Floor
New York, NY 10155

Truk Opportunity Fund, LLC (11)              4,123,831             3.73%          1,636,267           2,487,564             2.25%
One East 52nd Street, 6th Floor
New York, NY 10022

C.E. Unterberg, Towbin (12)                    865,672                *             865,672                   0                *
350 Madison Avenue
New York, NY 10017


(1) Includes shares of common stock issuable upon exercise of warrants which, by their terms, may not be exercised if and to the extent that the total number of shares of our common stock then beneficially owned by the holder of such warrants and its affiliates and any other persons whose beneficial ownership of common stock would be aggregated with such holder's for purposes of Section 13(d) of the Exchange Act, would exceed 4.999% of the total number of shares of our common stock then outstanding.

(2) Eric S. Swartz, in his capacity as manager of Roswell Capital Partners, LLC, the investment advisor to BridgePointe Master Fund Ltd., has voting control and investment discretion over the shares owned by BridgePointe Master Fund Ltd. Mr. Swartz disclaims beneficial ownership of such shares.

(3) Richard Smithline exercises investment and voting control over the securities owned by CAMOFI Master LDC. Mr. Smithline disclaims beneficial ownership of the securities owned by CAMOFI Master LDC.

(4) Sandell Asset Management Corp.("SAMC"), is the investment manager of Castlerigg Master Investments Ltd ("Master"). Thomas Sandell is the controlling person of SAMC and may be deemed to share beneficial ownership of the shares beneficially owned by Master. Castlerigg International Ltd. ("Castlerigg International") is the controlling shareholder of Castlerigg International Holdings Limited ("Holdings"). Holdings is the controlling shareholder of Master. Each of Holdings and Castlerigg International may be deemed to share beneficial ownership of the shares beneficially owned by Castlerigg Master Investments. SAMC, Mr. Sandell, Holdings and Castlerigg International each disclaims beneficial ownership of the securities with respect to which indirect beneficial ownership is described.

(5) Mitchell P. Kopin, the president of Downview Capital, Inc., the general partner of Cranshire Capital, L.P, has sole voting control and investment discretion over securities held by Cranshire Capital, L.P. Each of Mitchell P. Kopin and Downview Capital, Inc. disclaims beneficial ownership of the shares held by Cranshire Capital, L.P.

(6) Maxi Brezzi and Bachir Taleb-Ibrahimi, in their capacity as managers of Cantara (Switzerland) SA, the investment advisor to Crescent International Ltd., have voting control and investment discretion over the shares owned by Crescent International Ltd. Messrs. Brezzi and Taleb-Ibrahimi disclaim beneficial ownership of such shares.

(7) Harborview Master Fund L.P. is a master fund in a master-feeder structure whose general partner is Harborview Advisors LLC. Richard Rosenblum and David Stefansky are the managers of Harborview Advisors LLC and have ultimate responsibility for trading with respect to Harborview Master Fund L.P. Messrs. Rosenblum and Stefansky disclaim beneficial ownership of the shares being registered hereunder.

(8) Highbridge Capital Management, LLC is the trading manager of Highbridge International LLC and consequently has voting control and investment discretion over securities held by Highbridge International LLC. Glenn Dubin and Henry Swieca control Highbridge Capital Management, LLC and have voting control and investment discretion over the securities held by Highbridge International LLC. Each of Highbridge Capital Management, LLC, Glenn Dubin and Henry Swieca disclaims beneficial ownership of the securities held by Highbridge International LLC.

(9) Joshua Silverman has voting control and investment decision over securities held by Iroquois Capital, LP. Mr. Silverman disclaims beneficial ownership of the shares held by Iroquois Capital, LP.

(10) Rockmore Capital, LLC ("Rockmore Capital") and Rockmore Partners, LLC ("Rockmore Partners"), each a limited liability company formed under the laws of the State of Delaware, serve as the investment manager and general partner, respectively, to Rockmore Investments (US) LP, a Delaware limited partnership, which invests all of its assets through Rockmore Investment Master Fund Ltd., an exempted company formed under the laws of Bermuda ("Rockmore Master Fund"). By reason of such relationships, Rockmore Capital and Rockmore Partners may be deemed to share dispositive power over the shares of our common stock owned by Rockmore Master Fund. Rockmore Capital and Rockmore Partners disclaim beneficial ownership of such shares of our common stock. Rockmore Partners has delegated authority to Rockmore Capital regarding the portfolio management decisions with respect to the shares of common stock owned by Rockmore Master Fund and, as of December 8, 2006, Bruce T. Bernstein and Brian Daly, as officers of Rockmore Capital, are responsible for the portfolio management decisions of the shares of common stock owned by Rockmore Master Fund. By reason of such authority, Messrs. Bernstein and Daly may be deemed to share dispositive power over the shares of our common stock owned by Rockmore Master Fund. Messrs. Bernstein and Daly disclaim beneficial ownership of such shares and neither of such persons has any legal right to maintain such authority. No other person has sole or shared voting or dispositive power with respect to the shares of our common stock owned by Rockmore Master Fund (as those terms are used for purposes under Regulation 13D-G of the Securities Exchange Act of 1934, as amended). No person or "group" (as that term is used in Section 13(d) of the Securities Exchange Act of 1934, as amended, or the SEC's Regulation 13D-G) controls Rockmore Master Fund.

(11) Michael E. Fein and Stephen E. Saltzstein, as principals of Atoll Asset Management, LLC, the Managing Member of Truk Opportunity Fund, LLC, exercise investment and voting control over the securities owned by Truk Opportunity Fund, LLC. Both Mr. Fein and Mr. Saltzstein disclaim beneficial ownership of the securities owned by Truk Opportunity Fund, LLC.

(12) Andrew Arno, in his capacity as Chief Executive Officer of C.E. Unterberg, Towbin LLC, has voting control and investment discretion over the shares owned by C.E. Unterberg, Towbin LLC. Mr. Arno disclaims beneficial ownership of such shares.

                              PLAN OF DISTRIBUTION

      The selling stockholders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

o purchases by broker-dealer as principal and resale by the broker-dealer for its account;

o an exchange distribution in accordance with the rules of the applicable exchange;

o     privately negotiated transactions;

o     settlement of short sales;

o broker-dealer may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

o     a combination of any such methods of sale; and

o     any other method permitted pursuant to applicable law.

      The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

      The selling stockholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

      Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions or discounts to exceed what is customary in the types of transactions involved. Any profits on the resale of shares of common stock by the broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a selling stockholder. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

      The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

      The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

      The selling stockholders and any broker-dealer or agents that are involved in selling the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

      We are required to pay all fees and expenses incident to the registration of the shares of common stock. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

      The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any selling stockholder. If we are notified by any selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus.

      The anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934 may apply to sales of our common stock and activities of the selling stockholders.

      Because the selling stockholders may be deemed underwriters, they will be subject to the prospectus delivery requirements of the Securities Act.

                          DESCRIPTION OF CAPITAL STOCK

General

      Our authorized capital consists of 125,000,000 shares of common stock, par value $.005 per share.

Common Stock



      As of March 22, 2007, we had 83,431,699 shares of common stock outstanding. Each share of our common stock is entitled to one vote at all meetings of our stockholders. Our stockholders are not permitted to cumulate votes in the election of directors. All shares of our common stock are equal to each other with respect to liquidation rights and dividend rights. There are no preemptive rights to purchase any additional shares of our common stock. In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to receive, on a pro rata basis, all of our assets remaining after satisfaction of all liabilities and preferences of outstanding preferred stock, if any. Neither our Articles of Incorporation nor our Bylaws contain any provisions which limit or restrict the ability of another person to take over our company; however, our Bylaws do permit our Board of Directors to be classified.



Options and Warrants



      As of March 22, 2007, we had outstanding options to purchase an aggregate of 9,445,564 shares of our common stock pursuant to our 2001 Stock Option Plan (as amended) and outstanding options to purchase an aggregate of 200,000 shares of our common stock pursuant to our 2006 Incentive Stock Plan. The exercise prices for these options range from $.10 per share to $2.97 per share, and the weighted-average exercise price for all of the options is $.93 per share. These options are held by directors, officers, key employees and consultants. As of March 22, 2007, options to purchase 7,259,314 shares were exercisable.


      As of March 22, 2007, we also had outstanding warrants to purchase 33,229,318 shares of our common stock. The exercise prices for these warrants range from $.10 per share to $2.49 per share, and the weighted-average exercise price for all of the warrants is $0.60 share.



Certain Statutory Provisions of the Nevada Revised Statutes

      Sections 78.411 through 78.444 of the Nevada Revised Statutes provide, in general, that a stockholder acquiring more than 10% of the outstanding voting shares of a publicly-held Nevada corporation subject to the statutes "Interested Stockholder" may not engage in certain "Combinations" with the corporation for a period of three years subsequent to the date on which the stockholder became an Interested Stockholder.

      Section 78.416 defines the term "Combination" to encompass a wide variety of transactions with or caused by an Interested Stockholder in which the Interested Stockholder receives or could receive a benefit on other than a pro rata basis with other stockholders, including mergers, certain asset sales, certain issuances of additional shares to the Interested Stockholder or transactions in which the Interested Stockholder receives certain other benefits.

      These provisions could have the effect of delaying, deferring or preventing a change of control of our company. Our stockholders, by adopting an amendment to our Articles of Incorporation or Bylaws, may elect not to be governed by these provisions. Neither our Articles of Incorporation nor Bylaws currently excludes us from these restrictions.

      The Nevada Revised Statutes permit a corporation to indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement in cases brought against the director or officer in his capacity as such, provided the director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. The exceptions include a breach of the director's duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or knowing a violation of law, and improper personal benefit. Our Bylaws contain a provision implementing this statute.

Nasdaq Trading Symbol

      Our common stock is traded in the over-the-counter markets and is reported on the Nasdaq OTC Bulletin Board under the trading symbol "BIPH."

Transfer Agent and Registrar

      The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, NY 10004.

                                  LEGAL MATTERS


      Nixon Peabody LLP, Boston, Massachusetts, has passed upon the validity of the shares of common stock offered hereby.


                                     EXPERTS

      The consolidated financial statements as of February 28, 2006 and 2005 and for each of the three years in the period ended February 28, 2006 included in this prospectus have been so included in reliance on the report of Goldstein Golub Kessler LLP, an independent registered public accounting firm, given on the authority of that firm as experts in auditing and accounting.

                       WHERE YOU CAN FIND MORE INFORMATION


      We have filed with the SEC a registration statement on Form S-1 (File Number 333-138632) under the Securities Act with respect to the shares of common stock we and the selling stockholders are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information pertaining to us and our common stock, you should refer to the registration statement and to its exhibits. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.


      We are subject to the informational requirements of the Securities Exchange Act of 1934 and file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC's website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, N.E., Room 1580, Washington, D.C. 20549.

      You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

                           BIOPHAN TECHNOLOGIES, INC.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


Report of Independent Registered Public Accounting Firm                      F-2
Consolidated Balance Sheets - At February 28, 2006 and 2005                  F-3
Consolidated Statement of Operations - Years ended February 28, 2006
  and 2005, and February 29, 2004                                            F-4
Consolidated Statements of Stockholders' Equity - August 1, 1968 through
  February 28, 2006                                                          F-5
Consolidated Statements of Cash Flows - Years ended February 28, 2006
  and 2005, and  February 29, 2004                                           F-9
Notes to Consolidated Financial Statements - Years ended February 28,
  2006 and 2005, and February 29, 2004                                      F-12
Condensed Consolidated Balance Sheets - Nine Months ended November 30,
  2006 and 2005                                                             F-25
Condensed Consolidated Statement of Operations - Three and Nine Months
  ended November 30, 2006 and 2005                                          F-26
Condensed Consolidated Statements of Cash Flows - Nine Months ended
  November 30, 2006 and 2005                                                F-27
Notes to Condensed Consolidated Financial Statements -
  Three and Nine Months ended November 30, 2006 and 2005                    F-29

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders Biophan Technologies, Inc.

We have audited the accompanying consolidated balance sheets of Biophan Technologies, Inc. and Subsidiaries (a development stage company) as of February 28, 2006 and 2005 and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended February 28, 2006, and the amounts in the cumulative column in the consolidated statements of operations, stockholders' equity, and cash flows for the period from March 1, 2000 to February 28, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Biophan Technologies, Inc. and Subsidiaries as of February 28, 2006 and 2005 and the results of their operations and their cash flows for each of the three years in the period ended February 28, 2006 in conformity with United States generally accepted accounting principles. Additionally, the amounts included in the cumulative column in the consolidated statements of operations and cash flows for the period from March 1, 2000 to February 28, 2006 are fairly presented, in all material respects, in conformity with United States generally accepted accounting principles.

We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the effectiveness of the Company's internal control over financial reporting as of February 28, 2006, based on criteria established in Internal Control - Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report dated January 23, 2007 (as restated) expressed an adverse opinion thereon.

As described in Note 7 of the financial statements, the Company has restated its financial statements as of February 28, 2006 and for the year then ended.


/S/ GOLDSTEIN GOLUB KESSLER LLP
New York, New York
April 26, 2006, except for Note 8 as to which the date is May 12, 2006 and Note 7 as to which the date is January 23, 2007

                   BIOPHAN TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)

                           CONSOLIDATED BALANCE SHEET

                                                                  February 28,
                                                          ---------------------------
                                                              2006           2005
                                                          ------------   ------------
                                                           (Restated)
                         ASSETS
Current assets:
    Cash and cash equivalents                             $  1,477,716   $    753,288
    Accounts receivable                                        170,058             --
    Stock subscriptions receivable                                  --        900,000
    Due from related parties                                     4,801        220,959
    Prepaid expenses                                           147,203         91,596
    Other current assets                                        81,048         41,338
                                                          ------------   ------------
        Total current assets                                 1,880,826      2,007,181
Property and equipment, net                                    126,341         73,518
Other assets:
    Intangible assets, net of amortization:
      Myotech, LLC                                          24,451,580             --
      Other                                                  1,403,270        997,738
    Investment in New Scale Technologies, Inc.                 100,000        100,000
    Security deposit                                             6,049          2,933
    Deferred tax asset, net of valuation allowance
      of $7,560,000 and $4,787,000, respectively                    --             --
                                                          ------------   ------------
                                                            25,960,899      1,100,671
                                                          ------------   ------------
                                                          $ 27,968,066   $  3,181,370
                                                          ============   ============
          LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Accounts payable and accrued expenses                 $  1,191,812   $  1,037,103
    Line of credit - related party, net of discount
      of $1,323,921                                          1,476,079             --
    Due to related parties                                      26,548             --
    Deferred revenue                                           520,833        225,000
    Note payable                                                15,886        200,000
                                                          ------------   ------------
        Total current liabilities                            3,231,158      1,462,103

Minority interest                                           15,189,109             --

Stockholders' equity:
Common stock, $.005 par value:
  Authorized, 125,000,000 shares
  Issued,81,805,243 and
    74,317,832 shares, respectively                            409,026        371,589
Additional paid-in capital                                  49,576,129     18,982,952
Stock subscription receivable                                       --       (150,000)
                                                          ------------   ------------
                                                            49,985,155     19,204,541
Less treasury stock, 4,923,080 shares                       (8,467,698)            --
                                                          ------------   ------------
                                                            41,517,457     19,204,541
Deficit accumulated during the development stage           (31,969,658)   (17,485,274)
                                                          ------------   ------------
                                                             9,547,799      1,719,267
                                                          ------------   ------------
                                                          $ 27,968,066   $  3,181,370
                                                          ============   ============

See notes to consolidated financial statements

                   BIOPHAN TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)

                      CONSOLIDATED STATEMENT OF OPERATIONS

                                                   Year Ended
                                    -----------------------------------------   Period from August
                                           February 28,                          1, 1968 (date of
                                    --------------------------   February 29,      inception) to
                                        2006          2005          2004         February 28, 2006
                                    ------------   -----------   ------------   ------------------
                                     (Restated)                                     (Restated)
Revenues:
    Development payments            $    225,000   $        --   $    75,000       $    300,000
    License Fees                         479,166            --            --            479,166
    Consulting fees                      340,695            --            --            340,695
                                    ------------   -----------   -----------       ------------
                                       1,044,861            --        75,000          1,119,861
Operating expenses:
    Research and development           6,829,142     2,629,980     1,240,439         13,019,419
    General and administrative         8,451,886     3,337,185     1,911,003         17,941,372
    Write-down of intellectual
      property rights                         --            --            --            530,000
                                    ------------   -----------   -----------       ------------
                                      15,281,028     5,967,165     3,151,442         31,490,791
                                    ------------   -----------   -----------       ------------
Operating loss                       (14,236,167)   (5,967,165)   (3,076,442)       (30,370,930)
Other income(expense):
    Interest expense                  (1,140,866)           --      (729,527)        (2,871,789)
    Interest income                       70,701        11,869         1,815            129,148
    Other income                         215,789       161,749        85,584            692,197
    Other expense                             --            --            --            (65,086)
                                    ------------   -----------   -----------       ------------
                                        (854,376)      173,618      (642,128)        (2,115,530)
Loss from continuing operations
  before minority interest in net
  loss of Myotech, LLC               (15,090,543)   (5,793,547)   (3,718,570)       (32,486,460)
Minority interest in net loss
  of Myotech, LLC                        606,159            --            --            606,159
                                    ------------   -----------   -----------       ------------
Loss from continuing operations      (14,484,384)   (5,793,547)   (3,718,570)       (31,880,301)
Loss from discontinued operations             --            --            --            (89,357)
                                    ------------   -----------   -----------       ------------
Net loss                            $(14,484,384)  $(5,793,547)  $(3,718,570)      $(31,969,658)
                                    ============   ===========   ===========       ============
Loss per common share - basic
  and diluted                       $      (0.19)  $     (0.08)  $     (0.08)
                                    ============   ===========   ===========
Weighted average shares
  outstanding                         75,787,052    69,263,893    44,017,010
                                    ============   ===========   ===========

See notes to consolidated financial statements

                   BIOPHAN TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

       PERIOD FROM AUGUST 1, 1968 (DATE OF INCEPTION) TO FEBRUARY 28, 2006

                                                                                                           Deficit
                                                                                                         Accumulated
                                             Number                                                      During the
                                            of Shares    Common      Paid-in    Treasury  Subscription   Development       Equity
                                           Outstanding    Stock      Capital     Stock     Receivable       Stage       (Deficiency)
                                           ----------   --------   ----------   --------  ------------   -----------   -------------
1969-1993 - 382,130 shares issued for
  services for $.05 per share                 382,130   $  1,911   $   17,196                                           $   19,107
1970 - 1,405,000 shares issued for
  mining rights for $.05 per share          1,405,000      7,025       63,225                                               70,250
Net loss from inception through
  February 28, 1998                                                                                        (89,357)        (89,357)
                                           ----------   --------   ----------                             --------      ----------
Balance at February 28, 1998                1,787,130      8,936       80,421                              (89,357)             --
1999 - 10,000 shares issued for
  services for $.05 per share                  10,000         50          450                                                  500
1999 - 1,000,000 shares issued for
  services for $.005 per share              1,000,000      5,000                                                             5,000
Net loss for the year ended
  February 28, 1999                                                                                         (5,500)         (5,500)
                                           ----------   --------   ----------                             --------      ----------
Balance at February 28, 1999                2,797,130     13,986       80,871                              (94,857)             --
2000 - 1,000,200 shares issued
  for services for $.005 per share          1,000,200      5,001                                                             5,001
Net loss for the year ended
  February 29, 2000                                                                                         (5,001)         (5,001)
                                           ----------   --------   ----------                             --------      ----------
Balance at February 29, 2000                3,797,330     18,987       80,871                              (99,858)             --
2000 - 250,000 shares issued for
  services for $.005 per share                250,000      1,250                                                             1,250
2000 - Expenses paid by stockholder                                     2,640                                                2,640
2000 - 10,759,101 shares issued for
  acquisition of Antisense Technology, Inc 10,759,101     53,795      121,205                                              175,000
2000 - 10,759,101 shares issued for
  cash for $.005 per share                 10,759,101     53,796      121,204                                              175,000
Net loss for the year ended
  February 28, 2001                                                                                       (729,130)       (729,130)
                                           ----------   --------   ----------                             --------      ----------
Balance at February 28, 2001               25,565,532    127,828      325,920                             (828,988)       (375,240)
2001 - 2,399,750 shares issued for
  cash for $1.00 per share                  2,399,750     11,999    2,387,751                                            2,399,750
2001 - 468,823 shares issued for interest     468,823      2,344      466,479                                              468,823
2001 - Redemption of 200,000 shares          (200,000)    (1,000)                                                           (1,000)

                           CONTINUED ON FOLLOWING PAGE

                   BIOPHAN TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

       PERIOD FROM AUGUST 1, 1968 (DATE OF INCEPTION) TO FEBRUARY 28, 2006


                                                                                                           Deficit
                                                                                                         Accumulated
                                             Number                Additional                 Stock       During the   Stockholders'
                                            of Shares    Common      Paid-in    Treasury  Subscription   Development       Equity
                                           Outstanding    Stock      Capital     Stock     Receivable       Stage       (Deficiency)
                                           ----------   --------   ----------   --------  ------------   -----------   -------------
2001 - 1,315,334 shares issued upon
  conversion of bridge loans at $.75
  per share                                  1,315,334      6,576     979,924                                              986,500
2001 - Offering costs associated with
  share issuances for cash                                           (254,467)                                            (254,467)
2002 - Grant of stock options for services                            702,800                                              702,800
  Net loss for the year ended
    February 28, 2002                                                                                    (3,705,917)    (3,705,917)
                                            ----------    -------   ---------                            ----------     ----------
Balance at February 28, 2002                29,549,439    147,747   4,608,407                            (4,534,905)       221,249
2002 - Shares issued for cash for
  $.34 per share                               993,886      4,969     337,461                                              342,430
2002 - Shares issued for cash for
  $.15 per share                             1,192,874      5,964     167,002                                              172,966
2002 to 2003 - Shares issued for cash for
  $.25 per share                             5,541,100     27,706   1,357,569                                            1,385,275
2002 to 2003 - Shares issued as commissions
  on offerings                                 357,394      1,787      (1,787)                                                  --
2002 to 2003 Cash commissions on offerings                           (119,488)                                            (119,488)
Offering costs                                                        (45,644)                                             (45,644)
Grant of stock options for services                                   485,000                                              485,000
Intrinsic value of beneficial conversion
  feature of note payable and MRI liability                           800,000                                              800,000
Net loss for the year ended
  February 28, 2003                                                                                      (3,438,252)    (3,438,252)
                                            ----------    -------   ---------                            ----------     ----------
Balance at February 28, 2003                37,634,693    188,173   7,588,520                            (7,973,157)      (196,464)
2003 - Shares issued upon conversion of
  related party loans at $.14 per share      1,268,621      6,343     177,607                                              183,950
2003 - Shares issued upon conversion of
  stockholder loan plus accrued interest
  at $.20 per share                            775,000      3,875     151,693                                              155,568
2003 - Shares issued for cash pursuant to
  equity line of credit at prices from
  $.11 to $.23 per share                     3,325,757     16,629     474,561                                              491,190
2003 - Shares issued for option exercises
  at $.14 per share                          3,000,000     15,000     412,847                                              427,847

                           CONTINUED ON FOLLOWING PAGE

                   BIOPHAN TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

       PERIOD FROM AUGUST 1, 1968 (DATE OF INCEPTION) TO FEBRUARY 28, 2006


                                                                                                           Deficit
                                                                                                         Accumulated
                                                Number                Additional               Stock      During the   Stockholders'
                                               of Shares    Common      Paid-in  Treasury Subscription  Development       Equity
                                              Outstanding    Stock      Capital   Stock    Receivable      Stage       (Deficiency)
                                              ----------   --------   ---------- -------- ------------   -----------   -------------
2004 - Shares issued for warrant exercises
  at $.25 and $.50 per share                     995,940      4,980      327,864                                           332,844
2004 - Shares issued for cash pursuant to
  stock purchase agreement at prices from
  $.15 to $.40 per share                      11,000,000     55,000    2,845,000                                         2,900,000
2004 - Shares issued upon conversion of
  related party loans at $.10 per share        7,945,000     39,725      754,775                                           794,500
Offering costs                                                          (209,528)                                         (209,528)
Grant of stock options for the year                                      565,000                                           565,000
Intrinsic value of beneficial conversion
  feature of note payable                                                250,950                                           250,950
Net loss for the year ended February 29, 2004                                                             (3,718,570)   (3,718,570)
                                              ----------    -------   ---------- -------- ------------   -----------    ----------
Balance at February 29, 2004                  65,945,011    329,725   13,339,289                --       (11,691,727)    1,977,287
2004 - Shares issued for option exercise
  at $.32 per share                               70,000        350       22,050                                            22,400
2004 - Shares issued for option exercise
  at $.50 per share                               24,999        125       12,375                                            12,500
2004 - Shares issued upon exercise of
  warrants  at $.25 per share                    868,700      4,343      212,832                                           217,175
2004 - Shares issued upon exercise of
  warrants  at $.50 per share                    926,700      4,634      458,716                                           463,350
2004 - Shares issued upon exercise of
  warrants at $1.00 per share                    108,375        542      107,833                                           108,375
2004 - Shares issued upon cashless exercise
  of warrants                                     74,047        370         (370)                                               --
2004 - 2005 - Shares issued for cash pursuant
  to stock purchase agreement at prices from
  $.60 to $.70 per share                       6,000,000     30,000    3,870,000                                         3,900,000
2005 - Restricted shares issued in connection
  with employment agreements at
  $1.34 per share                                200,000      1,000      267,000                                           268,000
2005 - Restricted shares issued  in connection
  with acquisition of Biophan Europe at
  $1.34 per share                                100,000        500      133,500                                           134,000
Offering costs                                                           (41,998)                                          (41,998)

                           CONTINUED ON FOLLOWING PAGE

                   BIOPHAN TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

       PERIOD FROM AUGUST 1, 1968 (DATE OF INCEPTION) TO FEBRUARY 28, 2006


                                                                                                          Deficit
                                                                                                        Accumulated
                                           Number of            Additional                  Stock        During the   Stockholders'
                                            Shares     Common    Paid-in    Treasury    Subscription    Development       Equity
                                         Outstanding    Stock    Capital     Stock       Receivable        Stage       (Deficiency)
                                          ----------  -------- -----------  --------    ------------    ------------   -------------
Grant of stock options for services                                201,000                                                 201,000
Section 16(b) short swing profits                                  400,725                                                 400,725
Stock subscription receivable                                                             (150,000)                       (150,000)
Net loss for the year ended February 28,
  2005                                                                                                   (5,793,547)    (5,793,547)
                                          ----------   -------  ----------  -----------  ---------     ------------   ------------
Balance at February 28, 2005              74,317,832   371,589  18,982,952                (150,000)     (17,485,274)     1,719,267
2005 - Shares issued for option exercise
  at $.50 per share                           74,998       375      66,206                                                  66,581
2005 - Shares issued for option exercise
  at $.67 per share                           12,500        63       8,312                                                   8,375
2005 - Shares issued for option exercise
  at $1.00 per share                         136,667       683     106,901                                                 107,584
2005 - Shares issued upon exercise of
  warrants  at $.16 per share                 54,054       270       8,379                                                   8,649
2005 - Shares issued upon exercise of
  warrants  at $.39 per share                 12,500        62       4,813                                                   4,875
2005 - Shares issued upon exercise of
  warrants  at $.41 per share                 17,520        88       7,095                                                   7,183
2006 - Restricted shares issued in
  connection with acquisition of
  Biophan Europe at $1.34 per share          100,000       500     133,500                                                 134,000
2005 - Shares issued for acquisition of
  minority interest in Myotech, LLC
  at $1.72 per share                       4,923,080    24,615   8,443,083                                                8,467,698
2005 - Treasury shares                    (4,923,080)       --   8,467,698  (8,467,698)                                         --
2006 - Shares issued pursuant to
  investment agreement with Boston
  Scientific at $3.02 per share            1,653,193     8,266   4,991,734                                               5,000,000
2006 - 22,000 Restricted shares issued
  for services at $1.72 per share             22,000       110      37,730                                                  37,840
2006 - Shares issued upon conversion of
  related party loans at $2.12 per share     480,899     2,405   1,017,101                                               1,019,506
Beneficial conversion feature of
  note payable                                                   2,395,485                                               2,395,485
Stock options issued for services                                4,609,778                                               4,609,778
Section 16(b) short swing profits                                  295,362                                                 295,362
Stock subscription receivable                                                              150,000                         150,000
Net loss for the year ended February 28,
  2006                                                                                                  (14,484,384)   (14,484,384)
                                          ----------   -------  ----------  -----------  ---------     ------------   ------------
Balance at February 28, 2006 (Restated)   76,882,163  $409,026 $49,576,129  $(8,467,698) $      --     $(31,969,658)  $  9,547,799
                                          ==========  ======== ===========  ===========  =========     ============   ============

See notes to consolidated financial statements

                   BIOPHAN TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                                                     Period from
                                                                       Year Ended                     August 1,
                                                       -----------------------------------------    1968 (date of
                                                              February 28,                         inception) to,
                                                       --------------------------   February 29,    February 28,
                                                           2006           2005          2004            2006
                                                       ------------   -----------   ------------   --------------
                                                        (Restated)                                   (Restated)
Cash flows used for operating activities:
  Net loss                                             $(14,484,384)  $(5,793,547)  $(3,718,570)   $(31,969,658)
  Adjustments to reconcile net loss to net cash
    used in operating activities:
      Amortization of intangible assets                     405,441            --            --         405,441
      Depreciation                                           47,241        28,020        23,643         139,434
      Loss on disposal of equipment                           1,505            --            --           1,505
      Realized and unrealized losses on marketable
        securities                                               --            --            --          66,948
      Accrued interest on note converted to common
        stock                                                19,506            --        11,998          31,504
      Amortization of interest on convertible notes
        payable                                                  --            --       667,617       1,050,950
      Write-down of intellectual property rights                 --            --            --         530,000
      Amortization of discount on payable to related
        party                                             1,071,564            --            --       1,146,564
      Issuance of common stock for services                  37,840       268,000            --         406,948
      Issuance of common stock for interest                      --            --            --         468,823
      Grant of stock options for services                 4,609,778       201,000       565,000       6,563,578
      Expenses paid by stockholder                               --            --            --           2,640
      Minority interest                                    (536,616)           --            --        (536,616)
  Changes in operating assets and liabilities:
    (Increase) decrease in advances receivable                   --            --        10,127              --
    (Increase) decrease in accounts receivable             (162,558)           --            --        (162,558)
    (Increase) decrease in due from related parties         156,858      (186,737)       (9,854)        (64,101)
    (Increase) decrease in prepaid expenses                 (55,607)      (22,411)       21,738        (147,203)
    (Increase) decrease in other current assets             (39,710)           --            --         (39,710)
    (Increase) decrease in security deposits                   (867)           --            --          (3,800)
    Increase (decrease) in accounts payable and
      accrued expenses                                      (14,742)      405,821       (89,158)        631,806
    Increase (decrease) in due to related parties            26,548            --        (9,401)        (16,948)
    Increase (decrease) in deferred revenues                295,833       225,000            --         520,833
                                                       ------------   -----------   -----------    ------------
Net cash used in operating activities                    (8,622,370)   (4,874,854)   (2,526,860)    (20,973,620)

                   BIOPHAN TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)

                CONSOLIDATED STATEMENT OF CASH FLOWS (CONTINUED)

                                                                                                  Period from
                                                                     Year Ended                    August 1,
                                                      ---------------------------------------   1968 (date of
                                                            February 28,                        inception) to,
                                                      ------------------------   February 29,    February 28,
                                                          2006         2005           2004           2006
                                                      -----------   ----------   ------------   --------------
                                                       (Restated)                                 (Restated)
Cash flows used for investing activities:
  Purchases of property and equipment                     (70,521)     (39,302)      (21,625)       (235,210)
  Sales of marketable securities                               --    1,150,000       302,000       2,369,270
  Purchase of investment                                       --     (100,000)           --        (100,000)
  Acquisition costs of intangible assets                 (466,583)          --            --        (466,583)
  Cash paid for investment in Myotech,
    net of cash received of $19,408                      (280,594)          --            --        (280,594)
  Cash paid for acquisition of Biophan Europe,
    net of cash received of $107,956                           --     (258,874)           --        (258,874)
  Purchases of marketable securities                           --           --    (1,150,000)     (2,436,218)
                                                      -----------   ----------   -----------     -----------
Net cash provided by (used in) investing activities      (817,698)     751,824      (869,625)     (1,408,209)

Cash flows provided by financing activities:
  Proceeds of bridge loans                                     --           --            --         986,500
  Loan from stockholder                                        --           --            --         143,570
  Line of credit borrowing from related party           4,300,000           --       250,950       4,850,950
  Line of credit payments                                (500,000)          --       (72,500)       (572,500)
  Notes payable                                          (184,114)          --            --        (184,114)
  Proceeds from sales of capital stock                  6,050,000    2,850,000     3,252,200      16,263,849
  Exercise of options                                     182,541       34,900       427,847         645,288
  Exercise of warrants                                     20,707      788,900       332,844       1,142,451
  Swing profits                                           295,362      400,725            --         696,087
  Deferred equity placement costs                              --      (22,107)      (19,891)       (112,536)
                                                      -----------   ----------   -----------     -----------
Net cash provided by financing activities              10,164,496    4,052,418     4,171,450      23,859,545
                                                      -----------   ----------   -----------     -----------
Net increase (decrease) in cash and equivalents           724,428      (70,612)      774,965       1,477,716
Cash and equivalents, beginning                           753,288      823,900        48,935              --
                                                      -----------   ----------   -----------     -----------
Cash and equivalents, ending                          $ 1,477,716   $  753,288   $   823,900     $ 1,477,716
                                                      ===========   ==========   ===========     ===========
Supplemental schedule of cash paid for:
    Interest                                          $     9,800   $       --   $        --     $     9,800
                                                      ===========   ==========   ===========     ===========

Continued on next page

                   BIOPHAN TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)

                CONSOLIDATED STATEMENT OF CASH FLOWS (CONTINUED)

                                                                                                          Period from
                                                                               Year Ended                  August 1,
                                                               --------------------------------------    1968 (date of
                                                                     February 28,                       inception) to,
                                                               -----------------------   February 29,    February 28,
                                                                  2006         2005        2004              2006
                                                               ----------   ----------   ------------   --------------
                                                               (Restated)                                 (Restated)
Supplemental schedule of non-cash investing and
  financing activities:
  Allocation of proceeds from line of credit - related party
    to beneficial conversion feature and warrants              $2,395,485   $       --     $     --       $ 2,395,485
                                                               ==========   ==========     ========       ===========
  Issuance of common stock upon conversion
    of  LOC loans                                              $1,000,000   $       --     $978,450       $ 1,978,450
                                                               ==========   ==========     ========       ===========
  Issuance of common stock for the acquisition of
    A 35% interest in Myotech, LLC                             $8,467,698   $       --     $     --       $ 8,467,698
                                                               ==========   ==========     ========       ===========
  Issuance of common stock in satisfaction
    of accounts payable                                        $  134,000   $       --     $     --       $   134,000
                                                               ==========   ==========     ========       ===========
  Common stock issued for subscription receivable              $       --   $1,050,000     $     --       $ 1,050,000
                                                               ==========   ==========     ========       ===========
  Liabilities assumed in conjunction with acquisition of
    51% interest in Biophan Europe and certain
    intellectual property rights:
      Fair value of assets acquired                                         $1,105,714
      Cash paid                                                               (366,830)
      Promissory note issued                                                  (200,000)
      Restricted stock issued                                                 (134,000)
      Payables incurred                                                       (226,500)
                                                                            ----------
        Liabilities assumed                                    $       --   $  178,384     $     --       $   178,384
                                                               ==========   ==========     ========       ===========
  Issuance of common stock upon conversion
    of bridge loans                                            $       --   $       --     $155,568       $ 1,142,068
                                                               ==========   ==========     ========       ===========
  Acquisition of intellectual property                         $       --   $       --     $     --       $   425,000
                                                               ==========   ==========     ========       ===========
  Intellectual property acquired through issuance of
    capital stock and assumption of related party payable      $       --   $       --     $     --       $   175,000
                                                               ==========   ==========     ========       ===========

See notes to consolidated financial statements

                   BIOPHAN TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. PRINCIPAL BUSINESS ACTIVITY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

BASIS OF CONSOLIDATION

The consolidated financial statements include the accounts of Biophan Technologies, Inc. ("Biophan"), its wholly owned subsidiaries, LTR Antisense Technology, Inc.("Antisense") and Nanolution, LLC, formerly MRIC Drug Delivery Systems, LLC, ("Nanolution"), its majority owned subsidiaries Biophan Europe GmbH ("Biophan Europe"), formerly aMRIs GmbH, and TE Bio LLC ("TE Bio"), and Myotech, LLC ("Myotech"), a variable interest entity, collectively referred to as the "Company". All significant inter-company accounts and transactions have been eliminated in consolidation.

FASB Interpretation No. 46 (FIN-46R) (Revised December 2003), Consolidation of Variable Interest Entities, requires that if an enterprise is the primary beneficiary of a variable interest entity, the assets, liabilities and results of operations of the variable interest entity should be included in the consolidated financial statements of the enterprise (See Note 7).

COMPANY HISTORY

The Company was incorporated under the laws of the State of Idaho on August 1, 1968 and on January 12, 2000, changed its domicile to Nevada by merging into a Nevada corporation, and on July 19, 2001, changed its name to Biophan Technologies, Inc. From the inception of the current line of business on December 1, 2000, the Company has not generated any material revenues. Therefore, the Company is in the development stage and will remain so until the realization of significant revenues. The Company's ability to continue in business is dependent upon obtaining sufficient financing or attaining future profitable operations.

PRINCIPAL BUSINESS ACTIVITIES

The primary mission is to develop and commercially exploit technologies for improving the performance, and as a result, the competitiveness of biomedical devices manufactured by third party companies. The Company possesses technologies for enabling biomedical devices, both implantable and those used in diagnostic and interventional procedures, to be safe (do not harm the patient or physician) and compatible (allow effective imaging of the device and its surrounding tissue) with MRI (magnetic resonance imaging). The Company is also developing technologies for improving MRI contrast agents; for improved drug elution and drug delivery systems, including an MRI safe and image compatible ceramic motor; a system for generating power for implantable devices from body heat, and a series of implantable devices including an MRI-visible vena cava filter. Further, in connection with our investment in Myotech, LLC, we are developing a cardiac assist device that is totally non-blood contacting, and offers other important features including the ability to be installed in less than three minutes, the ability to be easily removed if the heart recovers and no longer requires support, and the ability to be used as a drug delivery device to provide direct access to the heart.

REVENUE RECOGNITION

The Company earns and recognizes revenue under development agreements when the phase of the agreement to which amounts relate is completed and the Company has no further performance obligation. Completion is determined by the attainment of specified milestones including a written progress report. Advance fees received on such agreements are deferred until recognized.

The Company recognizes initial license fees over the term of the related agreement. Revenue related to a performance milestone is recognized upon the achievement of the milestone, as defined in the respective agreements.

The Company recognizes revenues from testing services and consulting fees as services are performed.

CASH AND CASH EQUIVALENTS

For purposes of the statement of cash flows, the Company considers all highly liquid instruments with an original maturity of three months or less to be cash equivalents. The Company places its temporary cash investments with high credit quality financial institutions. At times such investments may be in excess of the Federal Deposit Insurance Corporation (FDIC) insurance limit.

CONCENTRATION OF CREDIT RISK

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash deposits. Accounts are insured by the Federal Deposit Insurance Corporation (FDIC) up to $100,000. At times throughout the year, the Company has balances on account in excess of insured limits.

                   BIOPHAN TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

ACCOUNTS RECEIVABLE

Accounts receivable are reported at their outstanding unpaid principal balances. The Company writes off accounts receivable when they are deemed uncollectible. The Company has historically experienced insignificant amounts of bad debts.

PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost. Expenditures for major additions and improvements are capitalized, and minor replacements, maintenance, and repairs are charged to expense as incurred. When property and equipment are retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the results of operations for the respective period. Depreciation is provided over the estimated useful lives of the related assets using the straight-line method. The estimated useful lives for significant property and equipment categories are as follows:

Computers                 5 years
Furniture and equipment   5 to 7 years
Internet website          7 years

INTANGIBLE ASSETS

The Company evaluates the recoverability of identifiable intangible assets whenever events or changes in circumstances indicate that an intangible asset's carrying amount may not be recoverable. Such circumstances could include, but are not limited to: (1) a significant decrease in the market value of an asset,
(2) a significant adverse change in the extent or manner in which an asset is used, or (3) an accumulation of costs significantly in excess of the amount originally expected for the acquisition of an asset. The Company measures the carrying amount of the asset against the estimated undiscounted future cash flows associated with it. Should the sum of the expected future net cash flows be less than the carrying value of the asset being evaluated, an impairment loss would be recognized. The impairment loss would be calculated as the amount by which the carrying value of the asset exceeds its fair value. The fair value is measured based on quoted market prices, if available. If quoted market prices are not available, the estimate of fair value is based on various valuation techniques, including the discounted value of estimated future cash flows. The evaluation of asset impairment requires the Company to make assumptions about future cash flows over the life of the asset being evaluated. These assumptions require significant judgment and actual results may differ from assumed and estimated amounts. Also, at each balance sheet date, the Company evaluates the period of amortization of intangible assets.

DEFERRED TAXES

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted rates expected to apply when the differences are expected to be realized. A valuation allowance is recognized if it is anticipated that some or all of the deferred tax asset may not be realized.

LOSS PER SHARE

Basic loss per common share is computed by dividing net loss by the weighted-average number of shares of common stock outstanding during the period. Diluted loss per common share gives effect to dilutive options, warrants and other potential common stock outstanding during the period. Potential common stock has not been included in the computation of diluted loss per share, as the effect would be antidilutive.

                   BIOPHAN TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

STOCK OPTIONS

The Company has elected to apply Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations in accounting for its stock options issued to employees (intrinsic value) and has adopted the disclosure-only provisions of Statement of Financial Accounting Standards ("SFAS") No. 123, Accounting for Stock-Based Compensation. Had the Company elected to recognize compensation cost based on the fair value of the options granted at the grant date as prescribed by SFAS No. 123, the Company's net loss and loss per common share would have been as follows:

                                        Year ended February 28,     Year Ended
                                      --------------------------   February 29,
                                          2006           2005          2004
                                      ------------   -----------   ------------
Net loss - as reported(restated)      $(14,484,384)  $(5,793,547)   $(3,718,570)
Add: Stock-based employee
  compensation expense included
  in reported net loss, net of
  related tax effects                    4,384,530       201,000        118,000
Deduct: Total stock-based
  employee compensation expense
  determined under fair value
  based method for all awards,
  net of related tax effects            (6,520,862)     (342,000)      (241,000)
                                      ------------   -----------    -----------
Net loss - pro forma (restated)        (16,620,716)   (5,934,547)    (3,841,570)
                                      ============   ===========    ===========
Basic and diluted loss
  per share - as reported (restated)  $      (0.19)  $     (0.08)   $     (0.08)
                                      ============   ===========    ===========
Basic and diluted loss
  per share - pro forma (restated)    $      (0.22)  $     (0.09)   $     (0.09)
                                      ============   ===========    ===========

The Company's assumptions used to calculate the fair values of options issued during the year ended February 28, 2006 were (i) risk-free interest rates of 4.5% through 4.6%, (ii) expected lives of 5 to 10 years, (iii) expected volatility of 60% through 103%, and (iv) expected dividends of zero.

The Company's assumptions used to calculate the fair values of options issued during the year ended February 28, 2005 were (i) risk-free interest rates of 4.04% through 4.50%, (ii) expected lives of 5 to 10 years, (iii) expected volatility of 88% through 150%, and (iv) expected dividends of zero.

The Company's assumptions used to calculate the fair values of options issued during the year ended February 29, 2004 were (i) risk-free interest rates of 3.17% through 4.38%, (ii) expected lives of 5 to 10 years, (iii) expected volatility of 160%, and (iv) expected dividends of zero.

In December 2004, the FASB issued SFAS No. 123 (revised 2004), "Share-Based Payment" ("SFAS No. 123R"), which replaces SFAS No. 123 and supersedes APB No.
25. SFAS No. 123R requires that the compensation cost relating to share-based payment transactions be recognized in financial statements based on alternative fair value models. The share-based compensation cost will be measured based on the fair value of the equity or liability instruments issued. Per APB No. 25, compensation expense was recognized only to the extent the fair value of common stock exceeded the stock option exercise price at the measurement date. In addition, the pro forma disclosures previously permitted under SFAS No. 123 no longer will be an alternative to financial statement recognition. SFAS No. 123R also requires the benefits of tax deductions in excess of recognized compensation cost to be reported as a financing cash flow rather than as an operating cash flow as required under current literature. Under the effective date provisions, the Company is required to implement SFAS No. 123R as of the first fiscal year after June 15, 2005, which would be March 1, 2006. The Company is evaluating the requirements of SFAS No. 123R and expects that the adoption will have a material impact on the consolidated results of operations and earnings per share similar to the current pro forma disclosures under SFAS No. 123, as per above.

                   BIOPHAN TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

STOCK OPTIONS (CONTINUED)

For the year ended February 28, 2006, the non-cash charge to earnings for stock options granted was $4,609,778 of which $4,244,280 is related to the vesting, during the first and second quarters, of contingent options previously granted to executive officers and non-employee directors that vested on a contingent basis upon the achievement of specified performance-based milestones. These particular options, because they are not "fixed and determinable", do not qualify under the accounting rules for "disclosure only" treatment and accordingly, must be expensed for any intrinsic value at the time and to the extent that they vest. The calculated amounts resulted in a non-cash charge in the statement of operations and an offsetting credit to additional paid-in capital.

ESTIMATES

Preparing the Company's financial statements in conformity with accounting principles generally accepted in the United States of America ("GAAP") requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

RECLASSIFICATION

For comparative purposes, certain amounts in the accompanying statement of operations for fiscal 2004 and 2005 have been reclassified to conform to the presentation used for fiscal 2006. These reclassifications had no effect on previously reported results of operations or accumulated deficit.

RECENT ACCOUNTING PRONOUNCEMENTS

Management does not believe that there are any recently issued, but not yet effective accounting pronouncements that will have a material effect on financial reporting other than SFAS No. 123R as discussed above.

2. BUSINESS COMBINATIONS

Effective June 3, 2004, the Company executed final agreements for the acquisition of a 51% ownership interest in TE Bio, LLC ("TE Bio"), a newly formed limited liability company that acquired an exclusive license to certain technology from Biomed Solutions, LLC ("Biomed"), a related party. TE Bio is also owned 46.5% by Biomed, a related company, and 2.5% by Stuart G. MacDonald, Vice-President of Research and Development for the Company. The primary reason for the acquisition was the development of an implantable biothermal battery using body heat gradients to power medical devices. The Payment Agreement (the "Agreement") provides for the investment in TE Bio of $300,000 per year for three years from the Company's working capital. In addition, the Company will provide certain administrative, marketing, and research and development services to TE Bio. The results of operations of TE Bio from June 3, 2004 to February 28, 2005 are included in the accompanying consolidated statement of operations. TE Bio had no significant assets, liabilities or operations at time of acquisition.

On February 24, 2005, the Company entered into an agreement for the purchase of a 51% ownership interest in aMRIs GmbH, a German company formed November 2004. Concurrently, aMRIs acquired a 58.4% interest in MR:comp GmbH. The name of aMRIs was subsequently changed to Biophan Europe GmbH. For accounting purposes, the acquisition is treated as a purchase as of February 28, 2005. Operating results of the subsidiary for the period from February 25 through February 28, 2005 were not material and are not included.

                   BIOPHAN TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The principal reasons for the acquisition, in addition to obtaining a European market presence, were to add complementary intellectual property to the Company's existing technologies, further expertise to its management team, and additional research and development capabilities. Accordingly, in connection with the purchase, the Company executed an exclusive license agreement for certain patents related to the Company's own proprietary technologies in the area of MRI safety and compatibility, employment agreements with key executives of aMRIs and agreed to contribute to aMRIs $2,000,000 over four years for funding specific salaries and research and development expenses.

Total consideration for the 51% interest in aMRIs and for intellectual property rights was $1,105,714, consisting of the following:

Cash paid                                        $  132,500
Promissory note issued                              200,000
Amount payable in cash                               92,500
Amount payable in restricted stock                  134,000
Restricted stock issued (100,000 shares)            134,000
Direct acquisition costs                            234,330
Liabilities assumed                                 178,384
                                                 ----------
  Total purchase price                           $1,105,714
                                                 ==========

The allocation of the purchase price is as follows:

Intellectual property rights (estimated useful
  life of 17 years)                              $  927,738
Current assets                                      176,954
Equipment                                             1,022
                                                 ----------
    Total                                        $1,105,714

The following summarized pro forma consolidated statement of operations (unaudited) for the year ended February 28, 2005, assumes the acquisition of aMRIs as if it had occurred on March 1, 2004:

Operating expenses:
  Research and development                $ 2,737,038
  General and administrative                3,505,300
                                          -----------
                                            6,242,338
                                          -----------
Operating loss                             (6,242,338)
Other income                                  246,745
                                          -----------
Net loss                                  $(5,995,593)
                                          ===========
Loss per common share-basic and diluted   $     (0.09)
                                          ===========
Weighted average shares outstanding        69,263,893
                                          ===========

                   BIOPHAN TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3. PREPAID EXPENSES:

Prepaid expenses consist of the following:

                                             February 28
                                         ------------------
                                           2006       2005
                                         --------  --------
Prepaid conference fees                  $ 29,400   $    --
Prepaid insurance                          33,403    23,071
Prepaid license fees - related company     15,000        --
Prepaid legal fees                         30,000    20,000
Prepaid supplies                               --    18,125
Prepaid royalties - related company        35,000    25,000
Other                                       4,400     5,400
                                         --------   -------
                                         $147,203   $91,596
                                         ========   =======

4. PROPERTY AND EQUIPMENT:

Property and equipment, at cost, consists of the following:

                                             February 28,
                                         --------------------
                                            2006       2005
                                         ---------   --------
Furniture and Equipment                  $ 123,664   $ 66,346
Computers                                   85,843     45,206
Internet Website                            54,159     54,159
                                         ---------   --------
                                           263,666    165,711
Less accumulated depreciation             (137,325)   (92,193)
                                         ---------   --------
                                         $ 126,341   $ 73,518
                                         =========   ========

Depreciation expense for the years ended February 28, 2006, 2005 and February 29, 2004 amounted to $47,241, $28,020, and $23,643, respectively. Depreciation expense for the period from August 1, 1968 (date of inception) to February 28, 2006 was $139,434.

5. INTANGIBLE ASSETS:

Certain intellectual property rights were acquired on December 1, 2000 in connection with the merger that established the Company in its present form. Additional intangible assets were acquired on February 24, 2005 in connection with the acquisition of Biophan-Europe and on November 30, 2005 in connection with the investment in Myotech, LLC. Such rights encompass the utilization of new proprietary technology to prevent implantable cardiac pacemakers and other critical and life-sustaining medical devices from being affected by MRI and other equipment using magnetic fields, radio waves and similar forms of electromagnetic interference and the development of a cardiac assist device. These assets are amortized over the estimated 17 to 18 year economic lives of the underlying patents and core technology. Estimated amortization expense for the next five years is as follows:

Fiscal year ending February,     Amount
----------------------------   ----------
2007                           $1,458,042
2008                            1,458,042
2009                            1,458,042
2010                            1,458,042
2011                            1,458,042

Amortization expense for the year ended February 28, 2006 was $405,441. There was no amortization of intangible assets in previous years.

                   BIOPHAN TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

6. INVESTMENT:

The investment in New Scale Technologies, Inc. represents a 10% investment in it's common stock, a non-public company, stated at cost.

7. INVESTMENT IN MYOTECH, LLC AND RESTATEMENT OF FINANCIAL STATEMENTS:

Effective November 30, 2005, we entered into a Securities Purchase Agreement for the acquisition of an initial 35% interest in Myotech, LLC ("Myotech"), a New York limited liability company, whereby we exchanged 4,923,080 shares of our common stock, par value $.005, for 3,768,488 Class A (voting) units of Myotech.

Under the Securities Purchase Agreement, we are obligated to purchase for cash consideration of $2.225 million an additional 811,037 Class A units, and we may acquire up to an additional 3,563,097 Class A units for further cash consideration of $9.775 million upon achievement of certain milestones satisfactory to us measured over a 24-month period. Upon consummation of these additional elective milestone investments, we may acquire up to a majority interest in Myotech.

As of February 28, 2006, Biophan has provided $1,185,000 of additional funding for 431,946 newly issued Class A units of Myotech, increasing our ownership interest to 38%, and has provided a further amount of funding since February 28, 2006 of $305,000.

This investment was previously accounted for using the equity method. However, the Company has re-evaluated its investment in Myotech and has determined that Myotech is a variable interest entity in accordance with FASB Interpretation No. 46 (FIN-46R) (Revised December 2003), Consolidation of Variable Interest Entities. The Company has further concluded that it is the primary beneficiary as defined by FIN-46R and, as a result, the Company is required to consolidate Myotech as of the date of acquisition of November 30, 2005. Therefore, the consolidated financial statements of the Company have been restated to include the accounts of Myotech, LLC. The principal impact of this consolidation is an increase in assets due to the recording of the value of intangible assets acquired of $24,795,968, based on an independent appraisal, over the amount of the investment, and an increase in the amount of the minority interest representing outside interests in the equity of Myotech. Aggregate changes were as follows as of and for the year ended February 28, 2006:

                              As Previously      Adjustment
                                 Reported     Increase (Decrease)  As Restated
                               ------------      ------------      ------------

Intangible assets, net         $    943,165      $ 24,911,685      $ 25,854,850

Investment in Myotech, LLC       11,767,062       (11,767,062)              -0-

Other assets                      2,053,228            59,988         2,113,216
                               ------------      ------------      ------------
                               $ 14,763,455      $ 13,204,611      $ 27,968,066
                               ============      ============      ============


Liabilities                    $  3,105,986      $    125,172      $  3,231,158

Minority interest                    69,543        15,119,566        15,189,109

Capital Stock                       409,026               -0-           409,026
Additional paid-in capital       42,979,203         6,596,926        49,576,129
Treasury stock                           --        (8,467,698)       (8,467,698)
Accumulated deficit             (31,800,303)         (169,355)      (31,969,658)
                               ------------      ------------      ------------
                               $ 14,763,455      $ 13,204,611      $ 27,968,066
                               ============      ============      ============

Operating Loss                 $(13,276,820)     $   (959,347)     $(14,236,167)
                               ============      ============      ============
Net Loss                       $(14,315,029)     $   (169,355)     $(14,484,384)
                               ============      ============      ============

The following is selected financial data for Myotech, LLC:

                                             February 28, 2006
                                             -----------------
Current assets                                  $    59,608
Intangible assets, net of amortization           24,451,580
Other assets                                         37,156
                                                -----------
                                                $24,548,344
                                                ===========
Current liabilities                             $   161,948
Equity                                           24,386,396
                                                -----------
                                                $24,548,344
                                                ===========

                                              Three Months
                                             Ended February
                                                28, 2006
                                             --------------
Net loss from operations                       $(992,026)
                                               =========

8. LINE OF CREDIT AGREEMENT:

On January 24, 2006, we entered into a Line of Credit Agreement (the "Line of Credit Agreement") with Biomed, a related party, pursuant to which Biomed has committed to make advances to us, in an aggregate amount of up to $5,000,000. Under the Line of Credit Agreement, advances may be drawn down in such amounts and at such times as we determine upon 15 days' prior notice to Biomed, except that we may not draw down more than $1,500,000 in any 30-day period. Amounts borrowed will bear interest at the rate of 8% per annum and are convertible into shares of our Common Stock at the rate of $1.46 per share. Biomed's obligation to lend to us under the Line of Credit Agreement expires on June 30, 2007, on which date the entire amount borrowed by us (and not converted into shares of our Common Stock) becomes due and payable. We are obligated to utilize the entire credit facility. The Company recorded a discount on the borrowings of $2,300,000 due to the beneficial conversion feature of the note as well as for the value of the warrants. The discount is being amortized as additional interest expense over the term of the note. During the quarter ended February 28, 2006 amortization of the discount on the note resulted in a non-cash interest expense of $113,404. In connection with the establishment of the credit facility under the Line of Credit Agreement, on January 24, 2006 we issued to Biomed a Stock Purchase Warrant (the "Warrant") entitling Biomed to purchase up to 1,198,630 shares of our Common Stock at an exercise price of $1.89 per share. Biomed's purchase rights under the Warrant expire on January 23, 2011. The balance of borrowings on the line was $2,300,000 at February 28, 2006 and $3,450,000 at May 12, 2006. The fair value is not readily determinable as there is a limited market for such related party debt.

On May 27, 2005, we entered into a Line of Credit Agreement with Biomed, a related company, whereby Biomed agreed to provide a line of credit facility of up to $2 million. Borrowings under the line bear interest at 8% per annum, are payable on demand after August 31, 2006 and are convertible, at Biomed's election into the Company's common stock at 90% of the average closing price for the 20 trading days preceding the date of borrowings under the line. In June 2005, the Company borrowed the entire $2 million under the line in two separate draws of $1 million each and, in accordance with the agreement, Biomed received warrants to purchase 500,000 shares of the Company's common stock at an exercise price of 110% of the average closing price for the 20 trading days preceding the date of execution of the credit agreement. The Company recorded a discount on the borrowings of $958,160 due to the beneficial conversion feature of the note as well as for the value of the warrants. The discount was amortized as additional interest expense over the term of the note and has been fully amortized as of November 30, 2005. On August 31, 2005, Biomed elected to convert $1 million of the note plus accrued interest into 480,899 shares of common stock at which time, the remaining discount related to the $1 million portion of the loan was fully expensed. On October 7, 2005, we repaid $500,000 of principal and all accrued interest on the loan. During the year ended February 28, 2006 amortization of the discount on the note resulted in a non-cash interest expense of $958,160. The balance of borrowings on the line was $500,000 at February 28, 2006.

                   BIOPHAN TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

9. ACCOUNTS PAYABLE AND ACCRUED EXPENSES:

Accounts payable and accrued expenses consist of the following:

                                      February 28,
                                -----------------------
                                   2006         2005
                                ----------   ----------
Accounts payable                $  793,873   $  649,146
Bonuses - Biophan-Europe           150,000           --
Accrued payroll and related
  expenses                          76,977       46,738
License fees                        70,000           --
Interest payable                    34,112           --
Other                               66,850       87,059
Acquisition fees                        --      254,160
                                ----------   ----------
                                $1,191,812   $1,037,103
                                ==========   ==========

10. NOTE PAYABLE:

The note payable at February 28, 2005 in the amount of $200,000, bearing interest at 2.74% per annum, was paid June 1, 2005 to the previous owners of Biophan Europe GmbH (formerly aMRIs GmbH). The note was issued on February 24, 2005 as part of the consideration for the acquisition of a 51% ownership interest in Biophan Europe GmbH. The carrying amount for the note payable approximates its fair value due to the short-term nature of the note.

11. STOCKHOLDERS' EQUITY:

On February 5, 2004 the Company entered into a stock purchase agreement with SBI Brightline Consulting, LLC ("SBI") that obligated SBI to purchase, upon the Company's election, up to 17,750,000 shares of common stock for an aggregate purchase price of $25 million. Only 6,000,000 shares covered by this stock purchase agreement were registered for resale. SBI was not obligated to purchase the remaining shares covered by the stock purchase agreement unless and until the Company had registered the resale of such shares by SBI. During the year ended February 28, 2005, the Company elected to sell the 6,000,000 shares to SBI for an aggregate of $3,900,000. On May 27, 2005, this stock purchase agreement was cancelled and a new agreement was executed with SBI. The new agreement provides a $30 million fixed price financing for up to 10,000,000 shares at prices ranging from $2 to $4 a share. The sales of stock must be taken in sequential tranches of 1,000,000 shares each and the financing requires the 10,000,000 shares to be registered for resale. As of February 28, 2006, these shares were included in a registration statement that was filed but had not yet gone effective.

On February 24, 2005, in connection with the acquisition of Biophan Europe (see
Note 2), 100,000 shares of restricted stock, valued at $134,000, were issued, fully charged and accrued to intellectual property rights in the accompanying consolidated balance sheet; and in connection with Employment Agreements of the same date, 200,000 shares of restricted stock valued at $268,000 were issued to two key executives of the German subsidiary company aMRIs GmbH and fully charged to operating expenses in the accompanying consolidated statement of operations.

                   BIOPHAN TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On August 2, 2005, the Company entered into an investment agreement with Boston Scientific Scimed. At that time, 1,653,193 shares of common stock were issued for $5,000,000.

On November 30, 2005, the Company issued 4,923,080 shares of common stock, valued at $8,467,698 for the acquisition of a 35% minority ownership in Myotech, LLC. Under EITF 98-2, Accounting by a Subsidiary or Joint Venture for an Investment in the Stock of its Parent Company, these shares are accounted for as treasury stock.

On December 6, 2005, in connection with the acquisition of Biophan Europe (see
Note 2), 100,000 shares of restricted stock, valued at $134,000, were issued in satisfaction of accounts payable in the accompanying consolidated balance sheet.

Also, on December 6, 2005, the Company issued 22,000 restricted shares of common stock valued at $37,840 for certain services.

During the years ended February 28, 2006 and 2005, the Company issued 84,074 and 1,903,775 shares of stock upon the exercise of warrants for total proceeds of $20,707 and $788,900, respectively; and issued 74,047 shares upon exercise of cashless warrants during the year ended February 28, 2005. As of February 28, 2006 and 2005, warrants to purchase 3,247,920 and 1,525,029 shares of our common stock were outstanding, respectively. The exercise prices for these warrants range from $.15 per share to $2.49 per share, and the weighted-average exercise price for all of the outstanding warrants is $1.28 per share. In addition, during the years ended February 28, 2006 and 2005, 224,165 and 94,999 shares of stock were issued upon the exercise of options for total proceeds of $182,541 and $34,900, respectively.

Additional paid-in capital was further increased by$4,609,778 and $201,000 of expense related to stock options issued for services during the years ended February 28, 2006 and 2005, respectively. Also, $295,362 and $400,725 of profits were received during the years ended February 28, 2006 and 2005, respectively, from a related company owed pursuant to the "short swing profit" rules of the Securities Exchange Act of 1934.

12. RESEARCH AND DEVELOPMENT COSTS:

Expenditures for research activities relating to intellectual property development and improvement are charged to expense as incurred. Such expenditures amounted to $6,829,142, $2,629,980 and $1,240,439 for the years ended February 28, 2006 and 2005, and February 29, 2004, respectively.

13. COMMITMENTS:

Lease Obligation

The Company is obligated under operating leases for office space expiring through January 30, 2008. The Company may terminate the leases upon ninety days prior written notice to the landlord. Following are the minimum future payments under these leases for the years ending February 28:

2007        $161,038
2008          98,672
            --------
            $259,710
            ========

Rent expense, net of subrentals, charged to operations under these operating lease aggregated $70,775, $58,546 and $57,899 for the years ended February 28, 2006, 2005 and February 29, 2004, respectively. Rent expense, net of subrentals, charged to operations for the period from August 1, 1968 (Date of Inception) to February 28, 2005 was $255,465.

Cooperation Agreement

The Company's subsidiary, Biophan Europe, has a cooperation agreement with a German university to test and further develop coronary stents whereby the parties provide personnel and know-how. The agreement is for a term of one year ending May 31, 2006. Biophan Europe is committed to assume costs of the project up to an amount of approximately $133,000.

                   BIOPHAN TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

License Agreements

The Company is obligated under seven license or royalty agreements for patents that expire at various dates through 2025. These agreements may be terminated by the Company with 60 days written notice. Aggregate minimum future payments over the remaining life of the patents under these agreements total $6,352,500. License/royalty expense charged to operations was $594,890, $89,880 and $15,000 for the years ended February 28, 2006, 2005 and February 29, 2004, respectively.

Employment Agreements

Biophan has employment agreements with its executive officers that renew annually unless terminated by either party. Such agreements, which have been revised from time to time, provide for minimum salary levels, adjusted annually for cost-of-living changes, as well as for incentive bonuses that are payable if specified management goals are attained.

Also, Biophan has an employment contract with an officer that expires November 9, 2007, and Biophan Europe has an employment agreement with a key employee that expires on February 24, 2009. These agreements provide for base salaries, bonuses based on attaining certain milestones, a restricted stock grant and stock options. The aggregate commitment for future base salaries at February 28, 2006, excluding bonuses and other awards approximates $615,000.

14. RELATED PARTY TRANSACTIONS:

The Company has affiliations with three entities, Biomed, Technology Innovations, and Myotech (through November 30, 2005) that are related by virtue of common senior management personnel and stock ownership. During the years ended February 28, 2006, 2005 and February 29, 2004, the Company charged Biomed and Myotech (through November 30, 2005) for services of certain Company personnel. The total of these charges was $156,647, $161,014 and $85,584, respectively. The Company also charges Biomed, TI and Myotech (through November 30, 2005) for expenses allocable to and paid on their behalf. During the year ended February 28, 2006, 2005 and February 29, 2004 expenses paid by the Company on their behalf was approximately $647,000, $240,000 and $120,000, respectively. At February 28, 2006, the combined balances due from these related parties was $9,387. The amounts do not bear interest and the Company received payment within forty-five days.

During the year ended February 28, 2006, 2005 and February 29, 2004, the Company was billed $93,000, $9,000 and $4,500, respectively for legal services provided by Bramson & Pressman of which Robert S. Bramson, a director of the Company, is a partner.

Steven Katz & Associates, Inc. of which Steven Katz, a director of the Company is an owner, billed the Company $121,500 during the year ended February 28, 2006 for consulting services. No services were billed in preceding years.

Wood & Company, CPA, PC, of which Robert J. Wood, the Company's former CFO is the owner, billed the Company $9,800 for services rendered during the year ended February 28, 2006. No services were billed in preceding years.

15. STOCK-BASED COMPENSATION PLAN:

The Company has a stock option plan (the "Plan") which provides for the granting of nonqualified or incentive stock options ("ISO") to officers, key employees, non-employee directors and consultants. The Plan authorizes the granting of options to acquire up to 13,000,000 common shares. ISO grants under the Plan are exercisable at the market value of the Company's stock on the date of such grant. Nonqualified option grants under the Plan are exercisable at amounts determined by the board of directors. All options under the Plan are exercisable at times as determined by the board of directors, not to exceed 10 years from the date of grant. Additionally, the Plan provides for the granting of restricted stock to officers and key employees.

                   BIOPHAN TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following table summarizes activity in stock options:

                                                       Weighted-
                                                        average
                                                        Exercise
                                            Options      Price
                                          ----------   ---------
Outstanding at February 28, 2003           2,489,995     $ .48
Granted                                    4,469,998       .17
Forfeited                                    (90,000)      .30
Exercised                                 (3,000,000)      .14
                                         -----------     -----
Outstanding at February 29, 2004           3,869,993       .39
Granted                                    4,149,859       .96
Forfeited                                         --        --
Exercised                                    (94,999)      .37
                                         -----------     -----
Outstanding at February 28, 2005           7,924,853       .69
Granted                                    1,968,331      1.88
Forfeited                                    (74,999)      .83
Exercised                                   (224,165)      .81
                                         -----------     -----
Outstanding at February 28, 2006           9,594,020     $ .95
                                         ===========     =====
Weighted-average fair value of options
  granted during the year ended:
  February 28, 2006                      $      1.54
  February 28, 2005                      $       .61
  February 29, 2004                      $       .16
                                         ===========

The following table summarizes information about stock options outstanding and exercisable at February 28, 2006:

                          Options Outstanding              Options Exercisable
                 -------------------------------------   ----------------------
                                 Weighted     Weighted
                                 Average      Average                  Weighted
                                Remaining    Remaining                  Average
   Range of         Number     Contractual    Exercise      Number     Exercise
Exercise Price   Outstanding       Life        Price     Exercisable     Price
--------------   -----------   -----------   ---------   -----------   --------
  $.10- $.43      2,175,000    6.32 years      $ .25      1,877,500      $ .26
  $.50-$1.04      5,032,497    7.22 years      $ .82      4,029,997      $ .81
 $1.18-$1.26        484,859    7.90 years      $1.21         79,859      $1.21
 $1.56-$2.97      1,901,664    9.43 years      $2.01        517,914      $1.90
                  ---------    ----------      -----      ---------      -----
  $.10-$2.97      9,594,020    7.49 years      $ .95      6,505,270      $ .74
                  =========    ==========      =====      =========      =====

                   BIOPHAN TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On February 28, 2006 and 2005, 235,982 and 1,740,148, shares of common stock were reserved for future issuance of stock options.

16. INCOME TAXES:

As of February 28, 2006, the Company had net operating loss carryforwards of approximately $14,080,000 for federal income tax purposes, which expire through 2025.

The reconciliation of income tax computed at the U.S. federal statutory tax rates to income tax expense is as follows:

                                          For the Years Ended
                                      ---------------------------
                                      February 28,   February 29,
                                      ------------   ------------
                                      2006    2005       2004
                                      ----    ----       ----
Tax benefit at U.S. statutory rates   (34%)   (34%)      (34%)
Increase in valuation allowance        34%     34%        34%
                                      ---      ---       ---
                                        0%      0%         0%
                                      ===      ===       ===

                                                           February 28,
                                                    -------------------------
                                                        2006          2005
                                                    -----------   -----------
Deferred tax asset is comprised of the following:
  Net operating loss carryforwards                  $ 7,400,000   $ 4,627,000
  Write-down of intellectual property rights            160,000       160,000
                                                    -----------   -----------
  Total deferred tax asset                            7,560,000     4,787,000
  Valuation allowance                               $(7,560,000)  $(4,787,000)
                                                    ===========   ===========

17. CONTINGENCIES:

We are not a party to any material legal proceedings and there are no material legal proceedings pending with respect to our property, except as noted below. We are not aware of any legal proceedings contemplated by any governmental authorities involving either us or our property. None of our directors, officers or affiliates is an adverse party in any legal proceedings involving us or our subsidiaries, or has an interest in any proceeding which is adverse to us or our subsidiaries.

The Company is pursuing legal claims against one of its former law firms and certain of its attorneys. Review of the firm's work product and bills recently revealed questions about the firm's billing practices and other activities. The amount of potential damages has not yet been quantified. Also, the law firm has asserted claims seeking payment of additional legal fees, which claims the Company has denied. The litigation is in an early stage. While, as with any legal proceedings, no assurance can be given as to ultimate outcome, management believes that the outcome of the litigation will not have a material adverse effect upon the Company's financial condition. Accordingly, adjustments, if any that might result from the resolution of this matter have not been reflected in the financial statements.

                   BIOPHAN TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

18. QUARTERLY STATEMENTS OF OPERATIONS (UNAUDITED)

                                                         Year Ended February 28, 2006
                                            -----------------------------------------------------
Quarter ended:                                 May 31      August 31    November 30   February 28
                                            -----------   -----------   -----------   -----------
                                                                                       (Restated)
Revenues                                    $        --   $    62,500   $   466,935   $   515,426
Research and development expenses             1,599,742     2,291,762     1,212,239     1,725,399
General and administrative expenses           1,895,984     3,123,641     1,548,299     1,883,962
Other income (expense)                           85,887      (670,575)      (81,098)      417,569
                                            -----------   -----------   -----------   -----------
Net loss                                    $(3,409,839)  $(6,023,478)  $(2,374,701)  $(2,676,366)
                                            ===========   ===========   ===========   ===========

Loss per common share - basic and diluted   $      (.05)  $      (.08)  $      (.03)  $      (.03)
Weighted average shares outstanding          74,417,378    75,129,518    76,760,163    76,874,030

                                                         Year Ended February 28, 2005
                                            -----------------------------------------------------
Quarter ended:                                 May 31      August 31    November 30   February 28
                                            -----------   -----------   -----------   -----------
Revenues                                    $        --   $        --   $        --   $        --
Research and development expenses               560,919       573,846       685,469       809,746
General and administrative expenses             433,767       776,804     1,055,312     1,071,302
Other income (expense)                           42,661        48,445        36,089        46,423
                                            -----------   -----------   -----------   -----------
Net loss                                    $  (952,025)  $(1,302,205)  $(1,704,692)  $(1,834,625)
                                            ===========   ===========   ===========   ===========

Loss per common share - basic and diluted   $      (.01)  $      (.02)  $      (.02)  $      (.03)
Weighted average shares outstanding          66,419,732    67,665,026    70,029,872    73,031,165

19. VALUATION AND QUALIFYING ACCOUNTS

                                                    Years ended February 28, 2006, 2005 and 2004
                                          ----------------------------------------------------------------
                                              Balance at      Additions charged                 Balance at
Description                               beginning of year     to expense (*)    Deductions   end of year
-----------                               -----------------   -----------------   ----------   -----------
Year ended February 28, 2006:
Valuation allowance- deferred tax asset       $4,787,000          $2,773,000         $-0-       $7,560,000
Year ended February 28, 2005:
Valuation allowance-deferred tax asset        $2,926,000          $1,861,000         $-0-       $4,787,000
Year ended February 29, 2004:
Valuation allowance-deferred tax asset        $2,120,000          $  806,000         $-0-       $2,926,000

(*)   Offset to tax benefit of net operating losses.

                   BIOPHAN TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)

                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                                        November 30,   February 28,
                                                           2006            2006
                                                         (Unaudited)     (Restated)
                                                        ------------   ------------
                        ASSETS
Current assets:
  Cash and cash equivalents                             $  4,795,122   $  1,477,716
  Accounts receivable                                        207,280        170,058
  Due from related parties                                        --          4,801
  Prepaid expenses                                           124,460        147,203
  Other current assets                                        19,087         81,048
                                                        ------------   ------------
    Total current assets                                   5,145,949      1,880,826

Property and equipment, net                                  304,549        126,341

Other assets:
  Intangible assets, net of amortization:
    Myotech, LLC                                          23,418,416     24,451,580
    Other                                                  1,342,901      1.403,270
  Deferred financing costs, net of amortization
    of $62,117 and $0, respectively                        1,470,093             --
  Investment in New Scale Technologies, Inc.                 100,000        100,000
  Security deposit                                             6,049          6,049
  Deferred tax asset, net of valuation allowance of
    $9,622,000 and $7,560,000, respectively                       --             --
                                                        ------------   ------------
                                                          26,337,459     25,960,899
                                                        ------------   ------------
                                                        $ 31,787,957   $ 27,968,066
                                                        ============   ============
         LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current portion of senior secured convertible notes
    payable, net of discount of $1,903,655              $    293,312   $         --
  Accounts payable and accrued expenses                    2,098,165      1,191,812
  Notes payable                                               71,099         15,886
  Line of credit - related party, net of discount
    of $100,554 and $1,323,921, respectively               4,329,446      1,476,079
  Due to related parties                                     111,532         26,548
  Deferred revenues                                           20,833        520,833
                                                        ------------   ------------
    Total current liabilities                              6,924,387      3,231,158

Long-Term Debt:
  Senior Secured Convertible Notes Payable, less
    discount of $4,747,197                                   305,836             --
  Fair Value of Warrant Liability                          8,587,796             --
                                                        ------------   ------------
    Total Liabilities                                     15,818,019      3,231,158

Minority interest                                         13,552,378     15,189,109

Stockholders' equity:
  Common stock $.005 par value:
    Authorized, 125,000,000 shares
    Issued, 83,431,699 and
      81,805,243 shares, respectively                        417,158        409,026
  Additional paid-in capital                              54,702,240     49,576,129
                                                        ------------   ------------
                                                          55,119,398     49,985,155
  Treasury stock, 4,923,080 shares                        (8,467,698)    (8,467,698)
                                                        ------------   ------------
                                                          46,651,700     41,517,457
  Deficit accumulated during the development stage       (44,234,140)   (31,969,658)
                                                        ------------   ------------
                                                           2,417,560      9,547,799
                                                        ------------   ------------
                                                        $ 31,787,957   $ 27,968,066
                                                        ============   ============

            See Notes to Condensed Consolidated Financial Statements.

                   BIOPHAN TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                                                                                               Period from
                                                                                                             August 1, 1968
                                                      Three Months Ended            Nine Months Ended           (date of
                                                          November 30,                 November 30,           inception) to
                                                  --------------------------   ---------------------------    November 30,
                                                      2006           2005          2006           2005            2006
                                                  ------------   -----------   ------------   ------------   --------------
Revenues:
  Development payments                            $         --   $   225,000   $         --   $    225,000    $    300,000
  License fees                                          62,500       187,500        500,000        250,000         979,166
  Testing services and consulting fees                 163,594        54,435        381,115        113,119         721,810
                                                  ------------   -----------   ------------   ------------    ------------
                                                       226,094       466,935        881,115        588,119       2,000,976
Operating expenses:
  Research and development                           1,737,351     1,212,239      6,267,272      5,103,743      19,286,691
  General and administrative                         1,264,228     1,548,299      4,923,853      6,567,924      22,865,225
  Write-down of intellectual property rights                --            --             --             --         530,000
                                                  ------------   -----------   ------------   ------------    ------------
                                                     3,001,579     2,760,538     11,191,125     11,671,667      42,681,916
                                                  ------------   -----------   ------------   ------------    ------------
Operating loss                                      (2,775,485)   (2,293,603)   (10,310,010)   (11,083,548)    (40,680,940)

Other income(expense):
  Interest income                                       34,697        48,922         46,303         60,638         175,451
  Interest expense                                  (1,889,188)     (243,332)    (2,573,595)    (1,010,648)     (5,445,384)
  Additional expense related to warrants            (7,304,105)           --     (7,304,105)            --      (7,304,105)
  Change in fair value of warrant liability          6,722,184            --      6,722,184             --       6,722,184
  Loss on extinguishment of debt - related
    party                                             (670,053)           --       (670,053)            --        (670,053)
  Other income                                          44,499       113,312        138,200        225,541         830,397
  Other expense                                             --            --             --             --         (65,086)
                                                  ------------   -----------   ------------   ------------    ------------
                                                    (3,061,966)      (81,098)    (3,641,066)      (724,469)     (5,756,596)
                                                  ------------   -----------   ------------   ------------    ------------
Loss from continuing operations before minority
  interest in net loss of Myotech, LLC              (5,837,451)   (2,374,701)   (13,951,076)   (11,808,017)    (46,437,536)

Minority interest in net loss of Myotech, LLC          470,674            --      1,686,594             --       2,292,753
                                                  ------------   -----------   ------------   ------------    ------------
Loss from continuing operations                     (5,366,777)   (2,374,701)   (12,264,482)   (11,808,017)    (44,144,783)

Loss from discontinued operations                           --            --             --             --         (89,357)
                                                  ------------   -----------   ------------   ------------    ------------
Net loss                                          $ (5,366,777)  $(2,374,701)  $(12,264,482)  $(11,808,017)   $(44,234,140)
                                                  ============   ===========   ============   ============    ============
Loss per common share - basic and diluted         $      (0.07)  $     (0.03)  $      (0.16)  $      (0.16)
                                                  ============   ===========   ============   ============
Weighted average shares outstanding                 77,654,013    76,760,163     78,180,322     75,430,870
                                                  ============   ===========   ============   ============

            See Notes to Condensed Consolidated Financial Statements.

                   BIOPHAN TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)

                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)

                                                                                                Period from
                                                                      Nine Months Ended         August 1, 1968
                                                                         November 30,              (date of
                                                                ---------------------------    inception) to
                                                                    2006           2005       November 30, 2006
                                                                                (Restated)
                                                                ------------   ------------   -----------------
Cash flows used for operating activities:
  Net loss                                                      $(12,264,482)  $(11,808,017)    $(44,234,140)
  Adjustments to reconcile net loss to net cash
    used in operating activities:
      Amortization of intangible assets                            1,093,533         40,929        1,498,974
      Amortization of deferred financing costs                        62,117             --           62,117
      Depreciation                                                    47,818         30,882          187,252
      Loss on disposal of equipment                                    3,651          1,505            5,156
      Additional expense related to warrants                       7,304,105             --        7,304,105
      Change in fair value of warrant liability                   (6,722,184)            --       (6,722,184)
      Realized and unrealized losses on marketable securities             --             --           66,948
      Loss on extinguishment of debt - related party                 670,053             --          670,053
      Accrued interest on note converted to common stock                  --         19,506           31,504
      Amortization of discount on convertible notes payable          599,148             --        1,650,098
      Write-down of intellectual property rights                          --             --          530,000
      Amortization of discount on payable to related party         1,640,438        958,160        2,787,002
      Issuance of common stock for services                               --             --          406,948
      Issuance of common stock for interest                               --             --          468,823
      Grant of stock options for services                          1,112,726      4,644,202        7,676,304
      Expenses paid by stockholder                                        --             --            2,640
      Minority interest                                           (1,636,731)        26,523       (2,173,347)
  Changes in operating assets and liabilities:
    (Increase) decrease in accounts receivable                       (37,222)            --         (199,780)
    (Increase) decrease in due from related parties                    4,801        134,123          (59,300)
    (Increase) decrease in prepaid expenses                           22,743        (84,345)        (124,460)
    (Increase) decrease in other current assets                       61,961        (35,832)          22,251
    (Increase) decrease in security deposits                              --           (867)          (3,800)
    Increase (decrease) in accounts payable and
      accrued expenses                                               906,353        603,544        1,554,045
    Increase (decrease) in due to related parties                     84,984             --           68,036
    Increase (decrease) in deferred revenues                        (500,000)       275,000           20,833
                                                                ------------   ------------     ------------
      Net cash used in operating activities                       (7,546,188)    (5,194,687)     (28,503,922)

Cash flows used for investing activities:
  Purchases of property and equipment                               (229,677)       (53,250)        (464,887)
  Sales of marketable securities                                          --             --        2,369,270
  Purchase of investment                                                  --             --         (100,000)
  Acquisition costs of intangible assets                                  --       (466,583)        (466,583)
  Cash paid for investment in Myotech,
    net of cash received of $19,408                                       --       (280,594)        (280,594)
  Cash paid for acquisition of Biophan Europe,
    net of cash received of $107,956                                      --             --         (258,874)
  Purchases of marketable securities                                      --             --       (2,436,218)
                                                                ------------   ------------     ------------
      Net cash used in investing activities                         (229,677)      (800,427)      (1,637,886)

Cash flows provided by financing activities:
  Proceeds of bridge loans                                                --             --          986,500
  Loan from stockholder                                                   --             --          143,570
  Line of credit borrowing from related party, net of
    discount                                                       3,630,000      2,000,000        8,480,950
  Line of credit payments                                         (2,000,000)      (500,000)      (2,572,500)
  Proceeds of convertible note payable                             7,250,000             --        7,250,000
  Notes payable                                                       55,213       (200,000)        (144,787)
  Proceeds from sales of common stock                              3,175,000      6,050,000       19,438,849
  Exercise of options                                                 13,178        182,541          658,466
  Exercise of warrants                                                    --         20,707        1,142,451
  Swing profits                                                           --        295,362          696,087
  Deferred financing costs                                        (1,030,120)            --       (1,142,656)
                                                                ------------   ------------     ------------
        Net cash provided by financing activities                 11,093,271      7,848,610       34,936,930
                                                                ------------   ------------     ------------
Net increase (decrease) in cash and equivalents                    3,317,406      1,853,496        4,795,122
Cash and equivalents, beginning                                    1,477,716        753,288               --
                                                                ------------   ------------     ------------
Cash and equivalents, ending                                    $  4,795,122   $  2,606,784     $  4,795,122
                                                                ============   ============     ============

            See Notes to Condensed Consolidated Financial Statements.

                   BIOPHAN TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)

                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)

                                                                                                        Period from
                                                                              Nine Months Ended        August 1, 1968
                                                                                 November 30,             (date of
                                                                           -----------------------     inception) to
                                                                              2006         2005      November 30, 2006
                                                                           ----------   ----------   -----------------
Supplemental schedule of cash paid for:
  Interest                                                                 $   30,000   $   12,603      $   39,800
                                                                           ==========   ==========      ==========
Supplemental schedule of non cash investing and financing activities:
  Allocation of proceeds from line of credit - related party
    to beneficial conversion feature and warrants                          $  417,070   $       --      $2,812,555
                                                                           ==========   ==========      ==========
  Allocation of proceeds from notes payable and warrants                   $7,250,000   $       --      $7,250,000
                                                                           ==========   ==========      ==========
  Issuance of warrants in partial payment of financing costs               $  502,090   $       --      $  502,090
                                                                           ==========   ==========      ==========
  Reclassification of warrants from equity to warrant liability            $  755,876   $       --      $  755,876
                                                                           ==========   ==========      ==========
  Issuance of common stock upon conversion
    of line of credit loans                                                $       --   $1,000,000      $1,978,450
                                                                           ==========   ==========      ==========
  Issuance of common stock for the acquisition of
    a 35% interest in Myotech, LLC                                         $       --   $8,467,698      $8,467,698
                                                                           ==========   ==========      ==========
  Issuance of common stock in satisfaction of
    accounts payable                                                       $       --   $       --      $  134,000
                                                                           ==========   ==========      ==========
  Liabilities assumed in conjunction with acquisition of 51% interest in
    Biophan Europe and certain intellectual property rights:
      Fair value of assets acquired                                                                     $1,105,714
      Cash paid                                                                                           (366,830)
      Promissory note issued                                                                              (200,000)
      Restricted stock issued                                                                             (134,000)
      Payables incurred                                                                                   (226,500)
                                                                                                        ----------
        Liabilities assumed                                                $       --   $       --      $  178,384
                                                                           ==========   ==========      ==========
  Issuance of common stock upon conversion
    of bridge loans                                                        $       --   $       --      $1,142,068
                                                                           ==========   ==========      ==========
  Acquisition of intellectual property                                     $       --   $       --      $  425,000
                                                                           ==========   ==========      ==========
  Intellectual property acquired through issuance of
    capital stock and assumption of related party payable                  $       --   $       --      $  175,000
                                                                           ==========   ==========      ==========

            See Notes to Condensed Consolidated Financial Statements.

                   BIOPHAN TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                November 30, 2006

1. PRINCIPAL BUSINESS ACTIVITY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

INTERIM FINANCIAL STATEMENTS

The condensed consolidated financial statements as of November 30, 2006 and for the three and nine months ended November 30, 2006 and 2005 are unaudited. However, in the opinion of management of the Company, these financial statements reflect all adjustments, consisting solely of normal recurring adjustments, necessary to present fairly the financial position and results of operations for such interim periods. The results of operations for the interim periods presented are not necessarily indicative of the results to be obtained for a full year. These unaudited condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto included in the Company's Annual Report on Form 10-K/A for the fiscal year ended February 28, 2006.

BASIS OF CONSOLIDATION

The consolidated financial statements include the accounts of Biophan Technologies, Inc. ("Biophan"), its wholly owned subsidiaries, LTR Antisense Technology, Inc.("Antisense") and Nanolution, LLC, formerly MRIC Drug Delivery Systems, LLC, ("Nanolution"), its majority owned subsidiaries Biophan Europe GmbH ("Biophan Europe"), formerly aMRIs GmbH, and TE Bio LLC ("TE Bio"), and Myotech, LLC ("Myotech"), a variable interest entity, collectively referred to as the "Company". All significant inter-company accounts and transactions have been eliminated in consolidation.

COMPANY HISTORY

The Company was incorporated under the laws of the State of Idaho on August 1, 1968 and on January 12, 2000, changed its domicile to Nevada by merging into a Nevada corporation, and on July 19, 2001, changed its name to Biophan Technologies, Inc. From the inception of the current line of business on December 1, 2000, the Company has not generated any material revenues and operating profits. Therefore, the Company is in the development stage and will remain so until the realization of significant revenues and operating profits. The Company's ability to continue in business is dependent upon maintaining sufficient financing or attaining future profitable operations.

PRINCIPAL BUSINESS ACTIVITIES

The primary mission is to develop and commercially exploit technologies for improving the performance, and as a result, the competitiveness of biomedical devices manufactured by third party companies. The Company possesses technologies for enabling biomedical devices, both implantable and those used in diagnostic and interventional procedures, to be safe (do not harm the patient or physician) and image compatible (allow effective imaging of the device and its surrounding tissue) with MRI (magnetic resonance imaging). The Company is also developing and marketing an image compatible ceramic motor; a system for generating power for implantable devices from body heat, and a series of implantable devices including MRI-visible vascular implants such as a vena cava filter, a heart valve and an occluder for the treatment of atrial septal defects, a hole in the wall separating the left and right chambers of the heart. The Company's first licensee for several of these technologies is Boston Scientific (NYSE: BSX). The Company is also an owner of a substantial minority interest, with rights to take a majority interest, in Myotech,(accounted for as a variable interest entity) developer of the MYO-VAD, a cardiac assist device that does not contact circulating blood and utilizes technology that has the potential to become a standard of care in the device market for treating multiple types of acute and chronic heart failure including congestive heart failure and sudden cardiac arrest.

ACCOUNTING FOR STOCK-BASED COMPENSATION

The Company has two stock-based compensation plans, entitled Biophan Technologies, Inc. 2001 Stock Option Plan and Biophan Technologies, Inc. 2006 Incentive Stock Plan (the "Plans") which are stockholder approved. The Plans provide for the grant of incentive and non-qualified stock options to selected employees, and the grant of non-qualified options to selected consultants and to directors and advisory board members. In addition, various other types of stock-based awards may be granted. The Plans are administered by the Compensation Committee of the Board and authorizes the grant of options or restricted stock awards for 13,000,000 shares under the 2001 Plan and 7,500,000 shares under the 2006 Plan. The Compensation Committee determines which eligible individuals are to receive options or other awards under the Plans, the terms and conditions of those awards, the applicable vesting schedule, the option price and term for any granted options, and all other terms and conditions governing the option grants and other awards made under the Option Plan. Non-employee directors also receive periodic option grants pursuant to the automatic grant program in effect for them under the 2006 Plan.

Effective March 1, 2006, the Company adopted SFAS No. 123 (revised), "Share-Based Payment" (SFAS 123(R)) utilizing the modified prospective approach. Prior to the adoption of SFAS 123(R), stock option grants to employees and directors were accounted for in accordance with APB Opinion No. 25, "Accounting for Stock Issued to Employees" (the intrinsic value method) and the disclosure-only provisions of SFAS 123, "Accounting for Stock-Based Compensation". Accordingly, employee compensation expense was recognized only to the extent that the fair value of our common stock on the date of grant exceeded the stock option exercise price.

Under the modified prospective approach, SFAS 123(R) applies to new grants and to grants that were outstanding on February 28, 2006 that are subsequently modified, repurchased or cancelled. Under the modified prospective approach, compensation cost recognized in the first three quarters of fiscal 2007 includes compensation cost for all share-based payments granted prior to, but not yet vested as of February 28, 2006, based on the grant-date fair value estimated in accordance with the original provisions of SFAS 123, and compensation cost for all share-based payments granted subsequent to February 28, 2006, based on the grant-date fair value estimated in accordance with the provisions of SFAS 123(R). Prior periods were not restated to reflect the impact of adopting the new standard.

As a result of adopting SFAS 123(R) on March 1, 2006, our net loss and basic and diluted loss per share for the three months and the nine months ended November 30, 2006, were $228,586 ($.003 per share) and $919,631 ($.012 per share) higher, respectively, than if we had continued to account for stock-based compensation under APB Opinion No. 25 for our stock option grants.

The following table illustrates the effect on operating results and per share information had the Company accounted for stock-based compensation in accordance with SFAS 123(R) for the three months and nine months ended November 30, 2005:

                                                                   Nine Months
                                           Three Months Ended         Ended
                                            November 30, 2005   November 30, 2005
                                           ------------------   -----------------
Net loss - as reported                        $(2,374,701)        $(11,808,017)
Add: Stock-based employee compensation
  expense included in reported net loss,
  net of related tax effects                       29,500            4,355,030
Deduct: Total stock-based employee
  compensation expense determined
  under fair value based method for
  all awards, net of related tax effects         (220,466)          (6,279,291)
                                              -----------         ------------
Net loss - pro forma                          $(2,565,667)        $(13,732,278)
                                              ===========         ============
Basic and diluted loss
  per share - as reported                     $      (.03)        $       (.16)
                                              ===========         ============
Basic and diluted loss
  per share - pro forma                       $      (.03)        $       (.18)
                                              ===========         ============

We use the Black-Scholes option pricing model to estimate the fair value of stock-based awards with the following weighted-average assumptions for the indicated periods (no options were granted in the three months ended November 30, 2005:

                                                                                     Nine            Nine
                                                                 Three Months     Months Ended   Months Ended
                                         Three Months Ended         Ended         November 30,   November 30,
                                         November 30, 2006    November 30, 2005      2006            2005
                                         ------------------   -----------------  -------------   ------------
Expected volatility                            115.8                 N/A           115.8-121.8     60.3-87.8
Risk-free interest rate                        4.45%                 N/A           4.45%-5.35%    4.08%-4.27%
Expected life of options (years)           5.6-6.4 years             N/A          3.75-8 years     10 years
Weighted-average grant-date fair value          $.33                 N/A              $.47          $2.09
Expected dividends                              -0-                  N/A               -0-            -0-

The assumptions above are based on multiple factors, including historical exercise patterns of employees in relatively homogeneous groups with respect to exercise and post-vesting employment termination behaviors, expected future exercising patterns for these same homogeneous groups and the implied volatility of our stock price.

At November 30, 2006, there was $1,547,273 of unrecognized compensation cost related to stock-based payments which is expected to be recognized over a weighted-average period of 1.39 years.

The following table represents stock option activity for the nine months ended November 30, 2006:

                                                                     Weighted-Average
                                      Number of   Weighted-Average       Remaining
                                       Shares      Exercise Price      Contract Life
                                      ---------   ----------------   ----------------
Outstanding options at 2/28/06        9,594,020        $ .95
Granted                                 240,000        $1.19
Exercised                               (38,956)       $ .34
Forfeited                              (209,500)       $ .82
Expired                                 (90,000)       $ .50
                                      ---------
Outstanding options at 11/30/06       9,495,564        $ .93               6.85
                                      =========        =====               ====
Outstanding exercisable at 11/30/06   7,223,064        $ .78               6.36
                                      =========        =====               ====

Shares available for future stock option grants to employees and others under our 2001 Stock Option Plan were 455,482 shares available for future stock option grants to employees and others under our 2006 Stock Option Plan were 7,340,000.

At November 30, 2006, the aggregate intrinsic value of shares outstanding was $546,225, and the aggregate intrinsic value of options exercisable was $507,975. Total intrinsic value of options exercised was $17,223 for the nine months ended November 30, 2006.

The following table summarizes our non-vested stock option activity for the nine months ended November 30, 2006:

                                                          Weighted-Average Grant-Date
                                       Number of Shares            Fair Value
                                       ----------------   ---------------------------
Non-vested stock options at 2/28/06        3,048,750                 $1.31
Granted                                      160,000                 $1.03
Vested                                      (791,750)                $ .98
Forfeited                                   (144,500)                $ .80
                                           ---------
Non-vested stock options at 11/30/06       2,272,500                 $ .78
                                           =========

REVENUE RECOGNITION

The Company earns and recognizes revenue under development agreements when the phase of the agreement to which amounts relate is completed and the Company has no further performance obligation. Completion is determined by the attainment of specified milestones, such as a written progress report. Advance fees received on such agreements are deferred until recognized.

The Company recognizes initial license fees over the term of the related agreement. Revenue related to a performance milestone is recognized upon the achievement of the milestone, as defined in the respective agreements.

The Company recognizes revenues from testing services and consulting fees as services are performed.

NEW ACCOUNTING PRONOUNCEMENT

EITF 00-19-2 - In December 2006, the FASB issued Staff Position No. EITF 00-19-2. This FSP addresses an issuer's accounting for registration payment arrangements and specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement should be separately recognized and measured in accordance with FASB No. 5. The guidance in this FSP amends FASB Statements 133 and 150 and FASB Interpretation No. 45 to include scope exceptions for registration payments arrangements. This FSP further clarifies that a financial instrument subject to a registration payment arrangement should be accounted for without regard to the contingent obligation to transfer consideration pursuant to the registration payment arrangement. This guidance is effective for financial statements issued for fiscal years beginning after December 15, 2006. The Company is currently assessing the impact this pronouncement will have on its financial statements if any.

2. INVESTMENT IN MYOTECH, LLC:

Effective November 30, 2005, we entered into a Securities Purchase Agreement for the acquisition of an initial 35% interest in Myotech, LLC ("Myotech"), a New York limited liability company, whereby we exchanged 4,923,080 shares of our common stock, par value $.005, for 3,768,488 Class A (voting) units of Myotech.

Based upon the terms of the Securities Purchase Agreement, we were obligated to purchase for cash consideration of $2.225 million an additional 811,037 Class A units. We may elect to acquire up to an additional 3,563,097 Class A units for further cash consideration of up to $9.775 million, over a 24-month period, which may result in the Company owning a majority interest in Myotech. During the three month period ended February 28, 2006, Biophan provided $1,185,000 of additional funding for 431,946 newly issued Class A units of Myotech. During the nine month period ended November 30, 2006, Biophan has provided $1,040,000 of additional funding satisfying the cash consideration of $2.225 million cited above, for 379,091 newly issued Class A units of Myotech. In addition, Biophan has also provided an additional investment of $577,447 to Myotech against milestone 2 in the quarter ended November 30, 2006 for 210,747 newly issued Class A units, which increased our ownership to 41.5%, for a total investment of $12,700,746 at November 30, 2006. Additional investments of $800,455 against milestone 2 have been made since November 30, 2006 for 291,775 additional newly issued Class A units, which raised our ownership percentage to 42.9% to date.

This investment was previously accounted for using the equity method. However, the Company re-evaluated its investment in Myotech and has determined that Myotech is a variable interest entity in accordance with FASB Interpretation No. 46 (FIN-46R) (Revised December 2003), Consolidation of Variable Interest Entities. The Company has further concluded that it is the primary beneficiary as defined by FIN-46R and, as a result, the Company is required to consolidate Myotech as of the date of acquisition of November 30, 2005. Therefore, the consolidated financial statements of the Company include the accounts of Myotech, LLC.

The following is selected financial data for Myotech, LLC:

                                                 November 30, 2006
                                                ------------------
Total current assets                               $    18,588
Intangible assets, net of amortization              23,418,416
Other assets                                           176,468
                                                   -----------
Total assets                                       $23,613,472
                                                   ===========
Current liabilities                                $   651,126
Equity                                              22,962,346
                                                   -----------
                                                   $23,613,472
                                                   ===========

                               Three Months Ended   Nine Months Ended
                                November 30, 2006   November 30, 2006
                               ------------------   -----------------
Net loss from operations           $(955,117)          $(3,230,046)
                                   =========           ===========

3. LINE OF CREDIT AGREEMENTS

On May 27, 2005, we entered into a Line of Credit Agreement with Biomed Solutions, LLC, a related party, whereby Biomed agreed to provide a line of credit facility of up to $2 million. Borrowings under the line, bear interest at 8% per annum, are payable on demand and are convertible at Biomed's election, into the Company's common stock at 90% of the average closing price for the 20 trading days preceding the date of borrowings under the line. In June 2005, the Company borrowed the entire $2 million under the line in two separate draws of $1 million each. In accordance with the agreement, Biomed received warrants to purchase 500,000 shares of the Company's common stock at an exercise price of 110% of the average closing price for the 20 trading days preceding the date of execution of the credit agreement. The Company recorded a discount on the borrowings of $958,160 due to the beneficial conversion feature of the note as well as for the value of the warrants. The discount was amortized as additional interest expense over the term of the note. In August 2005, Biomed elected to convert $1 million of the note plus accrued interest into 480,899 shares of common stock at which time, the remaining discount related to the $1 million portion of the loan was fully expensed. On October 7, 2005, we repaid $500,000 of principal and all accrued interest on the loan. The balance of borrowings on the line was $500,000 at November 30, 2006.

On January 24, 2006, we entered into an additional Line of Credit Agreement (the "Line of Credit Agreement") with Biomed Solutions, LLC, pursuant to which Biomed committed to make advances to us, in an aggregate amount of up to $5,000,000. Under the Line of Credit Agreement, advances may be drawn down in such amounts and at such times as we determine upon 15 days prior notice to Biomed, except that we may not draw down more than $1,500,000 in any 30-day period. Amounts borrowed bear interest at the rate of 8% per annum and were convertible into shares of our Common Stock at the rate of $1.46 per share. Biomed's obligation to lend to us under the Line of Credit Agreement expires on June 30, 2007, on which date the entire amount borrowed by us (and not converted into shares of our Common Stock) becomes due and payable. In connection with the establishment of the credit facility, we issued to Biomed a warrant to purchase up to 1,198,630 shares of our Common Stock at an exercise price of $1.89 per share. The Company recorded a discount on the borrowings of $1,678,425 due to the beneficial conversion feature of the note as well as for the value of the warrant. The balance of borrowings on the line was $3,930,000 at November 30, 2006. The fair value of the note is not readily determinable as there is a limited market for such related party debt.

On October 11, 2006, in connection with our Securities Purchase Agreement dated October 11, 2006 with Iroquois Master Fund Ltd and other private investors (the "Purchase Agreement"), we amended our January 24, 2006 Line of Credit Agreement (the "Biomed Line of Credit Agreement") with Biomed and the Convertible Promissory Note in the original principal amount of $5,000,000 issued by us to Biomed on January 24, 2006 pursuant to the Biomed Line of Credit Agreement (the "$5,000,000 Biomed Note"). The amendment reduced the price at which the $5,000,000 Biomed Note is convertible into shares of our Common Stock from $1.46 per share to a conversion price of $0.67. In connection with the Purchase Agreement, we also entered into a Subordination and Standstill Agreement (the "Subordination Agreement") with Biomed and the investors who are parties to the Purchase Agreement, pursuant to which Biomed agreed (i) to subordinate its rights to payment under the $5,000,000 Biomed Note and the Convertible Promissory Note in the original principal amount of $2,000,000 issued by us to Biomed on May 27, 2005 to the rights of the investors under the Notes and (ii) to convert the entire outstanding amount of principal and interest due under the $5,000,000 Biomed Note in excess of $700,000 into shares of our common stock upon the effectiveness of an amendment to our Articles of Incorporation to increase the number of our authorized shares which we have agreed, in the Purchase Agreement, to propose to our stockholders. For accounting purposes, these amendments have been treated, in substance, as an extinguishment of the old debt. Accordingly, the remaining unamortized discount on the old debt of $1,098,442 was written off, a loss on extinguishment of $670,053 on the old debt was recognized, and a discount was recorded on the new debt of $175,970 during the quarter ended November 30, 2006.

4. SENIOR SECURED CONVERTIBLE NOTES:

On October 11, 2006, we entered into a Securities Purchase Agreement (the "Purchase Agreement") with 10 private investors led by Iroquois Master Fund Ltd ("Iroquois"). Pursuant to the Purchase Agreement, on October 12, 2006 we issued $7,250,000 of Senior Secured Convertible Notes (the "Notes") to the investors and received proceeds of $6,219,880 after paying estimated fees and expenses of $1,030,120 related to the transaction. The holders of the Notes may elect to convert the Notes at any time into shares of our common stock based upon a price of $0.67 per share (the "Conversion Price"). Interest on the outstanding principal amount under the Notes is payable quarterly at a rate equal to the six-month London InterBank Overnight Rate plus 500 basis points, with a minimum rate of 10% per annum and a maximum rate of 12% per annum, payable at our option in cash or shares of our common stock registered for resale under the Securities Act of 1933, as amended (the "Securities Act"). If we elect to make an interest payment in common stock, the number of shares issuable by us will be based upon the lower of (i) 90% of the 20-day trailing average volume weighted average price per share as reported on Bloomberg LP (the "VWAPS") or (ii) the Conversion Price. Principal on the Notes amortizes and payments are due in 33 equal monthly installments commencing four months following issuance of the Notes, and may be made at our option in cash or shares of our common stock registered for resale under the Securities Act. If we elect to make a principal payment in common stock, the number of shares issuable by us will be based upon the lower of (i) 87.5% of the 15-day trailing VWAPS prior to the principal payment date or (ii) the Conversion Price. Our obligations under the Notes are secured by a first priority security interest in substantially all of our assets pursuant to a Security Agreement dated as of October 11, 2006 among us, the investors and Iroquois, as agent for the investors (the "Security Agreement").

As further consideration to the investors, on October 12, 2006 we issued to the investors one-year warrants to purchase an aggregate of 10,820,896 shares of our common stock at a price of $0.67 per share. If the investors elect to exercise these one-year warrants, they will also receive additional five-year warrants to purchase shares of our common stock equal to the number of shares purchased under this one-year warrant, with 50% of the additional warrants having an exercise price of 115% of the per share purchase price, and the remaining 50% of the additional five-year warrants having an exercise price of 125% of the per share purchase price. We also issued to the investors five-year warrants to purchase an aggregate of 10,820,896 shares of our common stock. The first five-year warrants allow for the purchase of 5,410,448 shares of our common stock at an exercise price of $0.81 per share, and the second five-year warrants allow for the purchase of 5,410,448 shares of our common stock at an exercise price of $0.89 per share. The warrants contain anti-dilution protection that will automatically adjust the exercise price of the warrants should we issue equity or equity-linked securities at a price per common share below the exercise price of the five-year warrants to the price at which we issue such equity or equity-linked securities. The total fair value of the warrants was $14,554,105. The Company recorded a discount on the Notes of $7,250,000 for the fair value of the related warrants. This discount on the Notes is being amortized over the life of the Notes using the effective interest method. The excess of the fair value of the warrants over the carrying value of the notes, which amounted to, $7,304,105, was recognized as an additional interest expense. On February 21, 2007 in connection with a Forbearance Agreement with the investors three-year warrants for the purchase of an aggregate of 60,000 shares of our common stock at an exercise price of $0.51 per share (the "Fee Warrants"). Upon issuance of the Fee Warrants, the exercise price of the five - year warrants were automatically adjusted from $0.81 per share and $0.89 per share, respectively, to $0.51 per share, and the number of shares of our common stock issuable upon exercise of the Original Warrants was automatically adjusted, proportionately, to an aggregate of 18,034,830 shares. Because the anti-dilution adjustment to the Original Warrants will be accounted for as a modification of the Original Warrants, we expect to record an expense in the period ended February 28, 2007. In accordance with the guidance provided by EITF 00-19, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock, we expect to record a liability in the period ended February 28, 2007 relating to the issuance of the Fee Warrants and the increase in the number of shares of our common stock issuable upon exercise of the Original Warrants.


5. FAIR VALUE OF WARRANT LIABILITY:

In accordance with the guidance provided by EITF 00-19, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock, we have recorded a liability of $8,191,418 for the fair value of the warrants related to the Senior Secured Convertible Notes at November 30, 2006 in order to provide for the possibility that we may be unable to comply with the registration rights of the lenders as contained in the Securities Purchase Agreement and we currently do not have sufficient available authorized shares to execute a potential conversion of the Notes and related warrants and thus we would be required to settle the contract in cash. In addition, since we currently do not have sufficient available authorized shares to execute a potential conversion of other outstanding warrants if requested to do so by the grantees, we could be required to settle any conversion requests in cash. Therefore, we reclassified warrants with an approximate value of $756,000 from equity to the warrant liability. The fair value of this amount was $396,378 at November 30, 2006. The Company expects to seek stockholder approval to increase the authorized shares at a Special Meeting to be scheduled within the next three months. The total fair value of derivative liability, originally recorded at $15,309,980 on October 12, 2006, was adjusted by $6,722,184 to $8,587,796 at November 30, 2006 resulting in a net non-cash income adjustment of $581,921 during the quarter ended November 30, 2006.

The warrants subject to the Stand-Still Agreement were not reclassified because they are not exercisable until the increase in the number of authorized shares and the investors have agreed not to require a cash settlement in the event the number of authorized shares is not increased.

As noted above, the fair value of the derivative liability pertaining to the warrants related to the Senior Secured Convertible Notes is volatile. Several factors and underlying assumptions are included in the Black-Scholes model to derive the fair value of the warrants. The factors and the assumptions are as follows:

      1. Number of warrants: varies from time to time dependent upon current period grants, conversions, forfeitures, and expirations,

      2. Term to expiration: expiration dates vary by grant and currently range from 1-5 years,

      3. Market price at the valuation date: $0.70/share at October 12, 2006; $0.45/share at November 30, 2006,

      4.    Exercise price of the warrants: varies by grant,

      5.    Dividend yield - assumed to be zero,

      6. Interest rate - we use the US Federal Reserve - "Treasury constant maturities rates" at the measurement date matched to the maturities of the warrants. The rates change over time and the maturities of the warrants change over time.

      7. Company stock price volatility on a look-back basis as a proxy for expected future volatility in stock.price. We use the look-back approach because the stock has a relatively short trading history as a publicly traded security.

While most of these factors changed during the period of October 12, 2006 to November 30, 2006, the most significant factor impacting the change in fair value was the change in stock price.

6. STOCKHOLDERS' EQUITY:

On May 27, 2005, the Company entered into a Stock Purchase Agreement with SBI Brightline XI, LLC. The agreement provides a $30 million fixed price financing for up to 10,000,000 shares at prices ranging from $2 to $4 a share. The sales of stock must be taken in tranches of 1 million shares each and the financing agreement requires the shares to be registered for resale by SBI. There are no resets, warrants, finder's fees or commissions associated with this financing transaction. Registration of the shares for resale by SBI was effective on May 18, 2006. The Company elected to put the first tranche of 1 million shares at $2 per share on May 23, 2006 and received the entire proceeds. The Company elected to put the second tranche of 1 million shares at $2 per share on July 21, 2006. Under this second tranche, only $1,175,000 has been received to date and only 587,500 additional shares have been issued to SBI. On October 11, 2006, the Company elected to put the entire remaining tranches, at a weighted average price of $2.60 per share, to SBI. To date, SBI has failed to meet its obligation to purchase these shares and the Company has not issued the shares.

Changes to stockholders' equity for the nine-month period ended November 30, 2006 were as follows:

                                                                                                          Deficit
                                                                                                        Accumulated
                                                    Number of               Additional                  During the
                                                   Outstanding   Common      Paid-in       Treasury     Development   Stockholders'
                                                     Shares       Stock      Capital         Stock         Stage          Equity
                                                   -----------  --------   -----------   -----------   ------------   -------------
Balance at February 28, 2006                       76,882,163   $409,026   $49,576,129   $(8,467,698)  $(31,969,658)  $  9,547,799
Shares issued for option exercises in the
  range of $.18 to $.67 per share                      38,956        195        12,984            --             --         13,179
Shares issued for cash pursuant to stock
  purchase agreement with SBI at $2.00 per share    1,587,500      7,937     3,167,063            --             --      3,175,000
Warrants issued in partial payment of
  financing costs at $.67 per share                        --         --       502,090            --             --        502,090
Extinguishment of debt on related
  party notes payable                                      --         --       670,053            --             --        670,053
Allocation of beneficial conversion feature
  of related party notes payable                           --         --       417,070            --             --        417,070
Allocation of proceeds to warrants                         --         --     7,250,000            --             --      7,250,000
Reclassification of warrants                                                (8,005,875)                                 (8,005,875)
Stock options expense                                      --         --     1,112,726            --             --      1,112,726
Net loss for the nine months ended
  November 30, 2006                                        --         --            --            --    (12,264,482)   (12,264,482)
                                                   ----------   --------   -----------   -----------   ------------   ------------
Balance at November 30, 2006                       78,508,619   $417,158   $54,702,240   $(8,467,698)  $(44,234,140)  $  2,417,560
                                                   ==========   ========   ===========   ===========   ============   ============

7. COMMITMENTS:

The Company was obligated under operating leases for office space originally expiring January 30, 2008, which the Company had the right to terminate upon ninety days prior written notice to the landlord. The notice of termination was given to the landlord and we are operating on a month-to-month basis until such time as a relocation is accomplished. The Company has entered into new operating leases for office space commencing February 2007 and expiring March 31, 2022, subject to our right to terminate at any time after December 31, 2008 upon 90 days' notice.

The following is a schedule of future minimum rental payments, included annual increases, required under the operating lease agreements:

Year Ending
February 28,     Amount
------------   ----------
   2007        $    8,297
   2008           102,891
   2009           139,558
   2010           145,954
   2011           150,566
Thereafter      1,887,765
               -----------
               $2,435,031
               ===========

                    ----------------------------------------

                                24,591,491 Shares

                           BIOPHAN TECHNOLOGIES, INC.

                                  Common Stock

                    ----------------------------------------


                                   Prospectus
                                 _________, 2007


                    ----------------------------------------

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

      The following table sets forth the estimated costs and expenses to be incurred in connection with the issuance and distribution of the securities registered under this Registration Statement. All amounts are estimates except the Securities and Exchange Commission registration fee. The following expenses will be borne solely by the registrant.



Securities and Exchange Commission registration fee  $  1,500
Printing and engraving expenses                         2,000
Legal fees and expenses                               100,000
Accounting fees                                        33,000
                                                     --------
Total                                                $136,500
                                                     ========



Item 14. Indemnification of Directors and Officers.

      Under Nevada Revised Statutes Section 78.138, a director or officer is generally not individually liable to the corporation or its shareholders for any damages as a result of any act or failure to act in his capacity as a director or officer, unless it is proven that

            o his act or failure to act constituted a breach of his fiduciary duties as a director or officer; and

            o his breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

      This provision is intended to afford directors and officers protection against and to limit their potential liability for monetary damages resulting from suits alleging a breach of the duty of care by a director or officer. As a consequence of this provision, stockholders of Biophan will be unable to recover monetary damages against directors or officers for action taken by them that may constitute negligence or gross negligence in the performance of their duties unless such conduct falls within one of the foregoing exceptions. The provision, however, does not alter the applicable standards governing a director's or officer's fiduciary duty and does not eliminate or limit the right of Biophan or any stockholder to obtain an injunction or any other type of non-monetary relief in the event of a breach of fiduciary duty.

      As permitted by Nevada law, Biophan's By-Laws include a provision which provides for indemnification of a director or officer by Biophan against expenses, judgments, fines and amounts paid in settlement of claims against the director or officer arising from the fact that he was a director or officer, provided that the director or officer acted in good faith and in a manner he believed to be in or not opposed to the best interests of Biophan. Biophan has purchased insurance under a policy that insures both Biophan and its officers and directors against exposure and liability normally insured against under such policies, including exposure on the indemnities described above.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 15. Recent Sales of Unregistered Securities.


      The following sets forth information regarding unregistered securities sold by the registrant since October 2003.

      (a) On February 21, 2007, we issued to ten holders of our Senior Secured Convertible Notes, all of whom are qualified institutional buyers (as such term is defined in Rule 144A under the Securities Act) or accredited investors (as such term is defined in Rule 501 (a) under the Securities Act) three-year warrants for the purchase of an aggregate of 60,000 shares of our common stock at an exercise price of $0.51 per share. The warrants were issued in consideration for the Note holders' execution of a Forbearance Agreement relating to certain payment due, or to come due, under the Notes. The issuance of the warrants was made without registration under the Securities Act pursuant to the exemption provided in Section 4(2) thereof in as much as it did not involve any public offering.

      (b) On October 18, 2006, we issued and sold 587,500 shares of our common stock, at a price of $2.00 per share, to SBI Brightline XI, LLC ("SBI"). The sale was made pursuant to the Stock Purchase Agreement dated as of May 27, 2005 between us and SBI (as amended by Amendment No. 1 thereto dated January 9, 2006, the "Stock Purchase Agreement"). The shares sold on October 18 constitute a portion of the second of ten tranches of shares which we may require SBI to purchase under the Stock Purchase Agreement. The issuance and sale of the shares was made without registration under the Securities Act of 1933 pursuant to the exemption provided in Section 4(2) thereof. We have been advised by SBI that it intends to sell all such shares pursuant to our Registration Statement on Form S-3 (No. 333-130920) which was declared effective by the Securities and Exchange Commission on May 18, 2006.

      (c) On October 11, 2006, we entered into a Securities Purchase Agreement (the "Purchase Agreement"). Pursuant to the Purchase Agreement, on October 12, 2006, we issued to ten qualified institutional buyers (as such term is defined in Rule 144A under the Securities Act) and/or accredited investors (as such term is defined in Rule 501(a) under the Securities Act) the following securities (the "Securities"):


      (i) an aggregate of $7,250,000 principal amount of our Senior Secured Convertible Notes due October 11, 2009 (the "Notes");


      (ii) five-year warrants for the purchase of an aggregate of 5,410,498 shares of our common stock at an exercise price of $0.81 per share (the "$0.81 Warrants");

      (iii) five-year warrants for the purchase of an aggregate of 5,410,498 shares of our common stock at an exercise price of $0.89 per share; (the "$0.89 Warrants");and


      (iv) one-year warrants for the purchase of an aggregate of 10,820,896 shares of our common stock at an exercise price of $0.67 per share.


      The Notes are convertible, at any time at the election of the holders, into shares of our common stock at a conversion price of $0.67 per share. If the entire principal amount of the Notes were converted, we would issue to the holders an aggregate of 10,820,896 shares of our common stock. The Securities were issued in a private placement not involving any public offering and exempt from registration under the Securities Act pursuant to the exemptions provided by Section 4(2) of such Act and by Regulation D and Regulation S promulgated under such Act. The Securities were sold for cash at an aggregate offering price of $7,250,000. C.E. Unterberg, Towbin acted as the exclusive placement agent in the offering. We paid the placement agent a cash fee of $580,000 and issued to it a five-year warrant to purchase an aggregate of 865,672 shares of our common stock at a price of $0.67 per share. Pursuant to anti-dilution provisions contained in the $0.81 Warrants and the $0.89 Warrants, the exercise prices of those warrants were subsequently adjusted to $0.51 and the number of the shares of our common stock issuable upon exercise thereof was adjusted, proportionately, to 8,543,079 and 9.441,751, respectively.




      (d) On May 23, 2006, we issued and sold 1,000,000 shares of our common stock, at a price of $2.00 per share, to SBI Brightline XI, LLC ("SBI"). The sale was made pursuant to the Stock Purchase Agreement dated as of May 27, 2005 between us and SBI (as amended by Amendment No. 1 thereto dated January 9, 2006, the "Stock Purchase Agreement"). The shares sold on May 23 constitute the first of ten tranches of shares which we may require SBI to purchase under the Stock Purchase Agreement. The issuance and sale of the shares was made without registration under the Securities Act of 1933 pursuant to the exemption provided in Section 4(2) thereof. We were advised by SBI that it has sold all such shares pursuant to our Registration Statement on Form S-3 (No. 333-130920) which was declared effective by the Securities and Exchange Commission on May 18, 2006.

      (e) On January 24, 2006, we entered into a Line of Credit Agreement (the "Line of Credit Agreement") with Biomed Solutions, LLC, a New York limited liability company ("Biomed"), pursuant to which Biomed has committed to make advances to us, in an aggregate amount of up to $5,000,000. Under the Line of Credit Agreement, advances may be drawn down in such amounts and at such times as we determine upon 15 days' prior notice to Biomed, except that we may not draw down more than $1,500,000 in any 30-day period. We are obligated to utilize the entire credit facility. Amounts borrowed will bear interest at the rate of 8% per annum and are convertible into shares of our common stock at the rate of $0.67 per share. Any amounts drawn down and repaid may be reborrowed at any time (subject to a requirement of 15 days' notice and the limitation that not more than $1,500,000 may be drawn down during any 30-day period). Biomed's obligation to lend to us under the Line of Credit Agreement expires on June 30, 2007, on which date the entire amount borrowed by us (and not converted into shares of our common stock) becomes due and payable. Our obligations with respect to borrowings under the credit facility are governed by a Convertible Promissory
Note issued by us to Biomed on January 24, 2006. In connection with the establishment of the credit facility under the Line of Credit Agreement, on January 24, 2006, we issued to Biomed a Stock Purchase Warrant (the "Warrant") entitling Biomed to purchase up to 1,198,630 shares of our common stock at an exercise price of $1.89 per share. Biomed's purchase rights under the Warrant expire on January 23, 2011. The Note and the Warrant were, and any shares issuable upon conversion of the Note or exercise of the Warrant will be, issued in a private placement exempt from the registration requirements of the Securities Act of 1933 pursuant to the exemption set forth in Section 4(2) of such Act and Regulation D promulgated thereunder.

      (f) On November 30, 2005, we entered into a Securities Purchase Agreement for the acquisition of an initial 35% interest in Myotech, LLC ("Myotech"), a New York limited liability company, whereby we exchanged 4,923,020 shares of our common stock, par value $.005, for 3,687,719 Class A (voting) units of Myotech. The shares issuable to Myotech under the Securities Purchase Agreement are subject to a Rights Agreement between us and Myotech entered into on November 30, 2005. Under the Rights Agreement, we agreed among other things, to register the Biophan shares issued to Myotech. The shares were offered and issued pursuant to an exemption from the registration requirements of the Securities Act of 1933 under Section 4(2) of such Act.

      (g) On June 30, 2005, we entered into a license agreement and an investment agreement with Boston Scientific Scimed, Inc., an affiliate of Boston Scientific Corporation ("BSS") in connection with the licensing of our technology to BSS. The investment agreement called for the purchase by BSS of shares of our common stock for a total purchase price of $5 million, the shares to be priced at 110% of the average of the closing prices of our common stock on the OTC Bulletin Board for the 30 calendar-day period prior to the closing. Upon the satisfaction of certain conditions to the agreement, on August 2, 2005, BSS paid us the $5 million purchase price and we issued to BSS 1,653,193 shares of our common stock at a price per share of $3.024 (representing a 10% premium over the average closing price of $2.75 on the OTC Bulletin Board over the period July 3, 2005 through August 1, 2005). The shares were offered and sold pursuant to an exemption from the registration requirements of the Securities Act of 1933 under Section 4(2) of such Act and Rule 506 promulgated thereunder.

      (h) On February 24, 2005, pursuant to the terms of a License Agreement ("License"), dated February 24, 2005, between Biophan and aMRIs Patent GmbH ("Licensor"), Biophan agreed to issue 200,000 shares of its unregistered common stock to aMRIs Patent GmbH, the Licensor. The shares issued were exempt from registration pursuant to the exemption set forth in Section 4(2) and Regulation
S. Biophan did not receive any cash consideration for the shares of common stock and no underwriters were involved in the placement of the common stock.

      (i) On January 21, 2004 and February 10, 2004, respectively, we issued 932,000 and 500,000 shares of common stock for the conversion of $93,200 and $50,000 of line of credit obligation payable to Biomed Solutions, LLC. Biomed had previously sold those portions of its receivable to a single purchaser, Bellador Advisory Services (Labuan) Ltd., a Kuala Lumpur, Malaysia company. The shares were issued to Bellador and its assigns pursuant to the exemption provided by Section 3(a)(9) of the Securities Act of 1933, involving an exchange of securities with an existing securityholder where no commission is payable. The debt was assigned by Biomed to Bellador pursuant to the provisions of Regulation S of the Securities Act. All recipients of the shares were nonaffiliated, non U.S. persons deemed to be accredited investors and/or persons with knowledge of business. There was no general solicitation or general advertising related to the transaction, and the recipients were required to represent that they were non U.S. persons and that they were not acquiring the shares for the account or benefit of any U.S. Person. The offer to purchase the shares was not made to a person in the United States and, at the time of the transaction, the purchasers were outside the United States.

      (j) On February 10, 2004, we issued 3,000,000 shares of common stock upon the conversion of $300,000 of the obligations under our obligation payable to Biomed Solutions, LLC under a transfer agreement. Biomed had previously sold that portion of its rights to SBI Brightline Consulting, LLC. The shares were issued to SBI pursuant to the exemption provided by Section 3(a)(9) of the Securities Act of 1933, involving an exchange of securities with an existing securityholder where no commission is payable. The debt was assigned by Biomed to SBI in a transaction that was exempt from registration under Section 4(2) of the Securities Act because it did not involve any public offering.

      (k) On February 10, 2004, we issued 3,513,000 shares of common stock upon the conversion of our outstanding debt obligations payable to Biomed ($200,000 under a transfer agreement and $151,300 under a line of credit). The shares were issued to Biomed pursuant to the exemption provided by Section 3(a)(9) of the Securities Act of 1933, involving an exchange of securities with an existing securityholder where no commission is payable.

      (l) On February 5, 2004 we entered into a stock purchase agreement with SBI Brightline Consulting, LLC pursuant to which SBI agreed to purchase up to 17,750,000 shares of our common stock at fixed prices ranging from $.60 to $2.00 per share. This transaction was treated as completed at the time of the signing of the stock purchase agreement and was exempt from registration under Section 4(2) of the Securities Act because it did not involve any public offering.

      (m) Between January 15, 2004 and February 29, 2004, we issued 995,940 shares of our common stock upon the exercise of outstanding warrants for aggregate gross proceeds of $332,844. The shares were issued pursuant to the exemption provided by Section 3(a)(9) of the Securities Act of 1933, involving an exchange of securities with an existing securityholder where no commission is payable.

      (n) On October 1, 2003 we entered into a stock purchase agreement with SBI Brightline Consulting, LLC pursuant to which SBI agreed to purchase up to 11,000,000 shares of our common stock at fixed prices ranging from $.15 to $.40 per share. This transaction was treated as completed at the time of the signing of the stock purchase agreement and was exempt from registration under Section 4(2) of the Securities Act because it did not involve any public offering. We sold the shares pursuant to the stock purchase agreement between December 3, 2003 and January 12, 2004 for aggregate proceeds of $2.9 million. We were advised by SBI that it sold all of such shares pursuant to our Registration Statement on Form SB-2 (No. 333-109592) which was declared effective by the Securities and Exchange Commission on November 17, 2003.


Item 16. Exhibits and Financial Statement Schedules.

      Please refer to the exhibit index following the signature page of this registration statement.

Item 17. Undertakings.

      The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:


            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


The undersigned registrant hereby undertakes:

         That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

         That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

         The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

      i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

      ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

      iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

      iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

                                   SIGNATURES



      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Pittsford, New York, on March 26, 2007.




                                        BIOPHAN TECHNOLOGIES, INC.


                                        By: /s/ Michael L. Weiner
                                            ------------------------------------
                                            Michael L. Weiner
                                            President, CEO and Director



            Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                                Title                                    Date
---------                                -----                                    ----


/s/ Michael L. Weiner                    President, CEO and Director              March 26, 2007.
--------------------------------------   (principal executive officer)
Michael L. Weiner


/s/ Darryl L. Canfield                   Vice President, Secretary,               March 26, 2007.
--------------------------------------   Treasurer and CFO (principal financial
Darryl L. Canfield                       and principal accounting officer)


*                                        Chairman                                 March 26, 2007.
--------------------------------------
Guenter H. Jaensch


*                                        Director                                 March 26, 2007.
--------------------------------------
Theodore A. Greenberg

*
--------------------------------------
Stan Yakatan                             Director                                 March 26, 2007.


/s/ Bonita L. Labosky
--------------------------------------   Director                                 March 26, 2007
Bonita L. Labosky



* By: /s/ Michael L. Weiner
    -----------------------
    Attorney-in-fact

Exhibit No.                   Description                                                                                  Location
-----------   ----------------------------------------------------------------------------------------------------------   --------
    3.1       Articles of Incorporation                                                                                       (1)
    3.2       Amendment to Articles of Incorporation                                                                          (2)
    3.3       Certificate of Amendment to Articles of  Incorporation                                                          (3)
    3.4       Bylaws                                                                                                          (4)
    4.1       Stock Purchase Agreement dated May 27, 2005 between Biophan and SBI Brightline XI, LLC                          (5)
    4.2       Amendment No. 1, dated January 8, 2006, to Stock Purchase Agreement by and between Biophan and SBI              (6)
              Brightline XI, LLC
    4.3       Line of Credit Agreement dated as of May 27, 2005 between Biophan and Biomed Solutions, LLC                     (7)
    4.4       First Amendment to Line of Credit Agreement between Biophan and Biomed Solutions, LLC                           (8)
    4.5       Convertible Promissory Note of Biophan in the face amount of $2,000,000 payable to the order of Biomed          (9)
              Solutions, LLC dated May 27, 2005
    4.6       First Amendment to Convertible Promissory Note                                                                 (10)
    4.7       Stock Purchase Warrant issued to Biomed Solutions, LLC dated May 27, 2005                                      (11)
    4.8       Rights Agreement among Myotech, LLC, the Members of Myotech, LLC and Biophan                                   (12)
    4.9       Line of Credit Agreement dated as of January 24, 2006 between Biophan and Biomed Solutions, LLC                (13)
   4.10       Amendment No. 1, dated  October 11, 2006, to Line of Credit Agreement by and between Biophan Technologies,     (14)
              Inc. and Biomed Solutions, LLC
   4.11       Convertible Promissory Note of Biophan in the face amount of $5,000,000 payable to the order of Biomed         (15)
              Solutions, LLC dated January 24,  2006
   4.12       Amended and Restated Convertible Promissory Note of Biophan Technologies, Inc., in the principal amount of     (16)
              $5,000,000, dated October 11, 2006, payable to the order of Biomed Solutions, LLC
   4.13       Stock Purchase Warrant for the Purchase of up to 1,198,630 Shares of Common Stock issued to Biomed             (17)
              Solutions, LLC
   4.14       Subordination and Standstill Agreement dated October 11, 2006, by and among Biophan Technologies, Inc.,        (18)
              Biomed Solutions, LLC, and those Purchasers named therein
   4.15       Form of Senior Secured Convertible Notes due October 11, 2009 issued pursuant to the  Securities Purchase      (19)
              Agreement, dated October 11, 2006, by and among Biophan Technologies, Inc. and those Purchasers named therein
   4.16       Form of Five-Year Warrants issued and to be issued pursuant to the Securities Purchase Agreement, dated        (20)
              October 11, 2006, by and among Biophan Technologies, Inc. and those Purchasers named therein
   4.17       Form of One-Year Warrants issued pursuant to the Securities Purchase Agreement, dated  October 11, 2006,       (21)
              by and among Biophan Technologies, Inc. and those Purchasers named therein
   4.18       Form of Three-Year Warrants issued pursuant to the Forbearance Agreement dated as of February 16, 2007
              by and among Biophan Technologies, Inc. and the Note Holders named therein.                                    (22)
   4.19***    Amended and Restated 2001 Stock Option Plan                                                                    (23)
   4.20***    2006 Incentive Stock Plan                                                                                      (24)
    5.1       Opinion of Nixon Peabody LLP                                                                                     **
   10.1       Agreement dated as of February 24, 2005 among Biophan, aMRIs GmbH, Dr. Michael Friebe, Tomovation GmbH,        (25)
              Prof. Dr. Andreas Melzer, Dipl-Ing. Gregor Schaefers, and Dipl. Betriebsw. Andreas Pieper
   10.2       Note and Pledge Agreement dated November 24, 2005 between Biophan, Tomovation GmbH and Prof. Dr. Andreas       (26)
              Melzer
   10.3       Termination of  Stock Purchase Agreement between Biophan and SBI Brightline Consulting, LLC                    (27)
   10.4       Investment Agreement dated June 30, 2005 between Biophan and Boston Scientific Scimed, Inc.                    (28)

Exhibit No.                   Description                                                                                  Location
-----------   ----------------------------------------------------------------------------------------------------------   --------
   10.5       Securities Purchase Agreement, dated October 11, 2006, by and among Biophan Technologies, Inc. and those       (29)
              Purchasers named therein.
   10.6       Security Agreement, dated as of October 11, 2006, by and among Biophan Technologies,  Inc., the Purchasers     (30)
              named therein and Iroquois Master Fund Ltd., as agent for the Purchasers
   10.7       Forbearance Agreement dated as of February 16, 2007 by and among Biophan Technologies, Inc. and the Note
              Holders named therein.                                                                                         (31)
   10.8       License Agreement between Biophan, Xingwu Wang and  Nanoset, LLC dated January 15, 2004                        (32)
   10.9       Development Agreement between Biophan and Greatbatch Enterprises, Inc. dated February 28, 2001                 (33)
   10.10      License Agreement between Biophan and Johns Hopkins University                                                 (34)
   10.11      AMP-Biophan License Agreement dated February 24, 2005 between Biophan and aMRIs Patent GmbH                    (35)
              (Confidential treatment has been granted with respect to certain positions of this Agreement. This Agreement has been filed separately with the SEC)
   10.12      License Agreement dated June 30, 2005 between Biophan and Boston Scientific Scimed, Inc.                       (36)
   10.13      Capital Pledge Agreement dated February 24, 2005 among Biophan, TomoVation GmbH, and Prof. Dr. Andreas         (37)
              Melzer
   10.14      Securities Purchase Agreement between Biophan and Myotech, LLC, dated  November 30, 2005                       (38)
   10.15      Letter Agreement, Amendment and Waiver of Certain Conditions to Closing, between Biophan and Myotech, LLC,     (39)
              dated December 21, 2005
   10.16      Amendment No. 2 to Securities Purchase Agreement dated as of November 28, 2006 between Myotech LLC and Biophan (40)
   10.17      Letter Agreement dated August 19, 2002 between Biomed Solutions, LLC and Biophan                               (41)
   10.18      Payment Agreement dated June 3, 2004 between  Biophan and TE Bio LLC                                           (42)
   10.19      Joint Research Agreement between Nanolution, LLC and NaturalNano Inc. dated as of May 25, 2005, together         **
              with Non-Disclosure Agreement
   10.20      Lease Agreement between Biophan and High Technology of Rochester, Inc.                                         (43)
   10.21      Lease between Schoen Place LLC and Biophan Technologies, Inc.                                                  (44)
   10.22      Amendment No. 1 to Lease between Schoen Place LLC and Biophan Technologies, Inc.                               (45)
  10.23***    Executive Employment Agreement between Biophan and  Michael L. Weiner dated December 1, 2000                   (46)
  10.24***    Executive Employment Agreement between Biophan and  Jeffrey L. Helfer dated June 6, 2002                       (47)
  10.25***    Executive Employment Agreement between Biophan and  Stuart G. MacDonald dated June 6, 2002                     (48)
  10.26***    Executive Employment Agreement between Biophan and  John F. Lanzafame effective as of September 9, 2004        (49)
  10.27***    Executive Employment Agreement dated as of November  9, 2005 between Biophan and Darryl L. Canfield,           (50)
              together with Employee Confidential Information,  Invention and Non-Competition Agreement
  10.28***    Executive Employment Agreement dated as of January 1, 2006 between Biophan and Jeffrey L. Helfer               (51)
  10.29***    Employment Agreement dated February 24, 2005 among aMRIs GmbH, Dr. Michael Friebe and Biophan                  (52)
   21.1       Subsidiaries                                                                                                     **
   23.1       Consent of Nixon Peabody LLP                                                                                   (53)
   23.2       Consent of  Goldstein Golub Kessler LLP                                                                           *
   24.1       Power of Attorney of Michael L. Weiner, Darryl L. Canfield, Geunter H. Jaensch, Steven Katz
              and Theodore A. Greenberg                                                                                        **
   24.2       Power of Attorney of Stan Yakatan                                                                                **


   24.3       Power of Attorney of Bonita L. Labosky                                                                            *





* Filed herewith

** Previously filed

*** May be deemed a compensatory plan or arrangement.

(1) Incorporated by reference to Exhibit 3.1 to Form 10-KSB for the year ended February 29, 2000 (the "2000 10-KSB").


(2) Incorporated by reference to Exhibit 3.1(i) to Form 8-K filed on December 15, 2000.

(3) Incorporated by reference to Exhibit 3.1(i) to Form 8-K filed on August 27, 2001.

(4)   Incorporated by reference to Exhibit 3.2 to Form 10-SB filed on May 13,
      1999.

(5) Incorporated by reference to Exhibit 4.21 to Form 10-KSB/A for the year ended February 28, 2005 (the "2005 10-KSB").

(6)   Incorporated by reference to Exhibit 4.1 to Form 8-K filed January 9,
      2006.

(7)   Incorporated by reference to Exhibit 10.50 to the 2005 10-KSB.

(8) Incorporated by reference to Exhibit 4.2 to Form 10-Q for the period ended November 30, 2005 (the "Q3'05 10-Q").

(9)   Incorporated by reference to Exhibit 4.22 to the 2005 10-KSB.

(10)  Incorporated by reference to Exhibit 4.3 to the Q3'05 10-Q.

(11)  Incorporated by reference to Exhibit 4.23 to the 2005 10-KSB.

(12)  Incorporated by reference to Exhibit 4.1 to the Q3'05 10-Q.

(13) Incorporated by reference to Exhibit 4.1 to Form 8-K filed January 25, 2006 (the "January 25, 2006 8-K").

(14) Incorporated by reference to Exhibit 10.2 to Form 8-K filed October 13, 2006 (the "October 13, 2006 8-K").

(15)  Incorporated by reference to Exhibit 4.2 to the January 25, 2006 8-K.

(16)  Incorporated by reference to Exhibit 10.3 to the October 13, 2006 8-K.

(17)  Incorporated by reference to Exhibit 4.3 to the January 25, 2006 8-K.

(18)  Incorporated by reference to Exhibit 10.4 to the October 13, 2006 8-K.

(19)  Incorporated by reference to Exhibit 4.2 to the October 13, 2006 8-K.

(20)  Incorporated by reference to Exhibit 4.3 to the October 13, 2006 8-K.

(21)  Incorporated by reference to Exhibit 4.4 to the October 13, 2006 8-K.


(22) Incorporated by reference to Exhibit 4.1 to Form 8-K filed February 27, 2007 (the "february 27,2007 8-K")

(23)  Incorporated by reference to Appendix A to Proxy Statement filed on
      Schedule 14A on June 28, 2005.

(24)  Incorporated by reference to Appendix A to Proxy Statement filed on
      Schedule 14A on June 21, 2006.

(25)  Incorporated by reference to Exhibit 2.4 to the 2005 10-KSB.

(26)  Incorporated by reference to Exhibit 4.10 to the 2005 10-KSB.

(27)  Incorporated by reference to Exhibit 4.20 to the 2005 10-KSB.

(28) Incorporated by reference to Exhibit 4.5 to Form 10-Q for the period ended August 31, 2005.

(29)  Incorporated by reference to Exhibit 4.1 to the October 13, 2006 8-K.

(30)  Incorporated by reference to Exhibit 10.1 to the October 13, 2006 8-K.

(31)  Incorporated by reference to Exhibit 10.1 to the February 27, 2007 8-K.

(32) Incorporated by reference to Exhibit 10.50 to Registration Statement on Form SB-2 (File No. 333-109592) filed on October 9, 2003.

(33) Incorporated by reference to Exhibit 10.28 to Amendment No. 2 to Registration Statement on Form SB-2/A (File No. 333-102526) filed on May 1, 2003.

(34) Incorporated by reference to Exhibit 10.23 to Amendment No. 1 to Registration Statement on Form SB-2/A (File No. 333-102526) filed on March 14, 2003.

(35)  Incorporated by reference to Exhibit 10.46 to the amended 2005 10-KSB.

(36) Incorporated by reference to Exhibit 10.2 to Amended Form 10-Q for the period ended August 31, 2005, filed January 9, 2006.

(37)  Incorporated by reference to Exhibit 10.48 to the 2005 10-KSB.

(38)  Incorporated by reference to Exhibit 10.1 to the Q3'05 10-Q.

(39)  Incorporated by reference to Exhibit 10.2 to the Q3'05 10-Q.

(40) Incorporated by reference to Exhibit 10.1 to Form 8-K filed on December 8, 2006.

(41) Incorporated by reference to Exhibit 10.54 to Amendment No. 2 to Registration Statement on Form SB-2 (File No. 333-112678) filed on April 9, 2004.

(42)  Incorporated by reference to Exhibit 99.1 to Form 8-K filed on June 3,
      2004.

(43) Incorporated by reference to Exhibit 10.19 to Amendment No. 1 to Registration Statement on Form SB-2/A (File No. 333-102526) filed on March 14, 2003.

(44) Incorporated by reference to Exhibit 10.1 to Form 8-K filed on November 9, 2006.

(45)  Incorporated by reference to Exhibit 10.2 to the February 27, 2007 8-K.

(46) Incorporated by reference to Exhibit 10.7 to Form 10-QSB for the period ended May 31, 2002 (the "Q1'02 10-QSB").

(47)  Incorporated by reference to Exhibit 10.8 to the Q1'02 10-QSB.

(48)  Incorporated by reference to Exhibit 10.9 to the Q1'02 10-QSB.

(49)  Incorporated by reference to Exhibit 10.49 to the 2005 10-KSB.

(50)  Incorporated by reference to Exhibit 10.1 to Form 8-K filed January 26,
      2006.

(51)  Incorporated by reference to Exhibit 10.2 to Form 8-K filed January 26,
      2006.

(52)  Incorporated by reference to Exhibit 10.47 to the 2005 10-KSB.

(53)  Included in Exhibit 5.1.